FINANCIAL ASSET SECURITIES CORP.,
Depositor

OPTION ONE MORTGAGE CORPORATION
Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2006

___________________________

Soundview Home Loan Trust 2006-OPT4

Asset-Backed Certificates, Series 2006-OPT4

ARTICLE I DEFINITIONS

SECTION 1.01      Defined Terms
SECTION 1.02      Accounting
SECTION 1.03      Allocation of Certain Interest Shortfalls
SECTION 1.04      Rights of the NIMS Insurer.

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01      Conveyance of Mortgage Loans
SECTION 2.02      Acceptance by Trustee
SECTION 2.03      Repurchase or Substitution of Mortgage Loans by the Originator
SECTION 2.04      Intentionally Omitted
SECTION 2.05      Representations, Warranties and Covenants of the Servicer
SECTION 2.06      Representations and Warranties of the Depositor
SECTION 2.07      Issuance of Certificates
SECTION 2.08      [Reserved]
SECTION 2.09      Acceptance of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Conveyance of REMIC 1 Regular Interests, Class C Interest and Class P Interest; Issuance of Certificates

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01      Servicer to Act as Servicer
SECTION 3.02      Sub-Servicing Agreements Between Servicer and Sub-Servicers
SECTION 3.03      Successor Sub-Servicers
SECTION 3.04      Liability of the Servicer
SECTION 3.05      No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders
SECTION 3.06      Assumption or Termination of Sub-Servicing Agreements by Trustee
SECTION 3.07      Collection of Certain Mortgage Loan Payments
SECTION 3.08      Sub-Servicing Accounts
SECTION 3.09      Collection of Taxes, Assessments and Similar Items; Escrow Accounts
SECTION 3.10      Collection Account and Distribution Account
SECTION 3.11      Withdrawals from the Collection Account and Distribution Account
SECTION 3.12      Investment of Funds in the Collection Account and the Distribution Account
SECTION 3.13      [Reserved]
SECTION 3.14      Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage
SECTION 3.15      Enforcement of Due-On-Sale Clauses; Assumption Agreements
SECTION 3.16      Realization Upon Defaulted Mortgage Loans
SECTION 3.17      Trustee to Cooperate; Release of Mortgage Files
SECTION 3.18      Servicing Compensation
SECTION 3.19      Reports to the Trustee; Collection Account Statements
SECTION 3.20      Statement as to Compliance
SECTION 3.21      Assessments of Compliance and Attestation Reports
SECTION 3.22      Access to Certain Documentation; Filing of Reports by Trustee
SECTION 3.23      Title, Management and Disposition of REO Property
SECTION 3.24      Obligations of the Servicer in Respect of Prepayment Interest Shortfalls
SECTION 3.25      [Reserved]
SECTION 3.26      Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments
SECTION 3.27      Solicitations
SECTION 3.28      [Reserved]
SECTION 3.29      Advance Facility
SECTION 3.30      Pool Policy

ARTICLE IV FLOW OF FUNDS

SECTION 4.01      Distributions
SECTION 4.02      [Reserved]
SECTION 4.03      Statements
SECTION 4.04      Remittance Reports; Advances
SECTION 4.05      Swap Account
SECTION 4.06      Tax Treatment of Swap Payments and Swap Termination Payments
SECTION 4.07      Commission Reporting
SECTION 4.08      Net WAC Rate Carryover Reserve Account
SECTION 4.09      Distributions on the REMIC Regular Interests
SECTION 4.10      Allocation of Realized Losses

ARTICLE V THE CERTIFICATES

SECTION 5.01      The Certificates
SECTION 5.02      Registration of Transfer and Exchange of Certificates
SECTION 5.03      Mutilated, Destroyed, Lost or Stolen Certificates
SECTION 5.04      Persons Deemed Owners
SECTION 5.05      Appointment of Paying Agent

ARTICLE VI THE SERVICER, THE DEPOSITOR AND THE CREDIT RISK MANAGER

SECTION 6.01      Liability of the Servicer and the Depositor
SECTION 6.02      Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor
SECTION 6.03      Limitation on Liability of the Servicer and Others
SECTION 6.04      Servicer Not to Resign
SECTION 6.05      Delegation of Duties
SECTION 6.06      [Reserved]
SECTION 6.07      Inspection
SECTION 6.08      Credit Risk Manager

ARTICLE VII DEFAULT

SECTION 7.01      Servicer Events of Termination
SECTION 7.02      Trustee to Act; Appointment of Successor
SECTION 7.03      Waiver of Defaults
SECTION 7.04      Notification to Certificateholders
SECTION 7.05      Survivability of Servicer Liabilities

ARTICLE VIII THE TRUSTEE

SECTION 8.01      Duties of Trustee
SECTION 8.02      Certain Matters Affecting the Trustee
SECTION 8.03      Trustee Not Liable for Certificates or Mortgage Loans
SECTION 8.04      Trustee May Own Certificates
SECTION 8.05      Trustee Compensation, Custodial Fee and Expenses
SECTION 8.06      Eligibility Requirements for Trustee
SECTION 8.07      Resignation or Removal of Trustee
SECTION 8.08      Successor Trustee
SECTION 8.09      Merger or Consolidation of Trustee
SECTION 8.10      Appointment of Co-Trustee or Separate Trustee
SECTION 8.11      Limitation of Liability
SECTION 8.12      Trustee May Enforce Claims Without Possession of Certificates
SECTION 8.13      Suits for Enforcement
SECTION 8.14      Waiver of Bond Requirement
SECTION 8.15      Waiver of Inventory, Accounting and Appraisal Requirement
SECTION 8.16      Appointment of the Custodian

ARTICLE IX REMIC ADMINISTRATION

SECTION 9.01      REMIC Administration
SECTION 9.02      Prohibited Transactions and Activities
SECTION 9.03      Indemnification with Respect to Certain Taxes and Loss of REMIC Status

ARTICLE X TERMINATION

SECTION 10.01    Termination
SECTION 10.02    Additional Termination Requirements

ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01    Amendment
SECTION 11.02    Recordation of Agreement; Counterparts
SECTION 11.03    Limitation on Rights of Certificateholders
SECTION 11.04    Governing Law; Jurisdiction
SECTION 11.05    Notices
SECTION 11.06    Severability of Provisions
SECTION 11.07    Article and Section References
SECTION 11.08    Notice to the Rating Agencies, the Swap Provider and the NIMS Insurer
SECTION 11.09    Further Assurances
SECTION 11.10    Third Party Rights
SECTION 11.11    Benefits of Agreement
SECTION 11.12    Acts of Certificateholders
SECTION 11.13    Intention of the Parties and Interpretation

Exhibits:

Exhibit A-1	Form of Class I-A-1 Certificates
Exhibit A-2	Form of Class II-A-1 Certificates
Exhibit A-3	Form of Class II-A-2 Certificates
Exhibit A-4	Form of Class II-A-3 Certificates
Exhibit A-5	Form of Class II-A-4 Certificates
Exhibit A-6	Form of Class M-1 Certificates
Exhibit A-7	Form of Class M-2 Certificates
Exhibit A-8	Form of Class M-3 Certificates
Exhibit A-9	Form of Class M-4 Certificates
Exhibit A-10	Form of Class M-5 Certificates
Exhibit A-11	Form of Class M-6 Certificates
Exhibit A-12	Form of Class M-7 Certificates
Exhibit A-13	Form of Class M-8 Certificates
Exhibit A-14	Form of Class M-9 Certificates
Exhibit A-15	Form of Class C Certificates
Exhibit A-16	Form of Class P Certificates
Exhibit A-17	Form of Class R Certificates
Exhibit A-18	Form of Class R-X Certificates
Exhibit B	[Reserved]
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Mortgage Loan Schedule
Exhibit E	Request for Release
Exhibit F-1	Form of Trustee’s/Custodian’s Initial Certification
Exhibit F-2	Form of Trustee’s/Custodian’s Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Form of Custodial Agreement
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of Limited Power of Attorney
Exhibit J	Form of Investment Letter
Exhibit K	Form of Transfer Affidavit for Residual Certificates
Exhibit L	Form of Transferor Certificate
Exhibit M	Form of ERISA Representation Letter
Exhibit N-1	Form Certification to be Provided by the Depositor with Form 10-K
Exhibit N-2	Form Certification to be Provided to the Depositor by the Trustee
Exhibit N-3	Form Certification to be Provided to the Depositor by the Servicer
Exhibit O	Form of Pool Policy
Exhibit P	Form of Annual Statement as to Compliance
Exhibit Q	Form of Interest Rate Swap Agreement
Exhibit R	Form of Swap Administration Agreement
Exhibit S	Servicing Criteria
Exhibit T	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Schedule I	Prepayment Charge Schedule
Schedule II	Swap Payment Schedule

This Pooling and Servicing Agreement is dated as of May 1, 2006 (the “Agreement”), among FINANCIAL ASSET SECURITIES CORP., as depositor (the “Depositor”), OPTION ONE MORTGAGE CORPORATION, as servicer (the “Servicer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee and supplemental interest trust trustee (the “Trustee” and the “Supplemental Interest Trust Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eighteen classes of certificates, designated as (i) the Class I-A-1 Certificates, (ii) the Class II-A-1 Certificates, (iii) the Class II-A-2 Certificates, (iv) Class II-A-3 Certificates, (v) the Class II-A-4 Certificates, (vi) the Class M-1 Certificates (vii) the Class M-2 Certificates, (viii) the Class M-3 Certificates, (ix) the Class M-4 Certificates, (x) the Class M-5 Certificates, (xi) the Class M-6 Certificates, (xii) the Class M-7 Certificates, (xiii) the Class M-8 Certificates, (xiv) the Class M-9 Certificates, (xv) the Class C Certificates, (xvi) the Class P Certificates, (xvii) the Class R Certificates and (xviii) the Class R-X Certificates.

REMIC 1

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Serivicer Prepayment Charge Payment Amounts, the Supplemental Interest Trust and the Interest Rate Swap Agreement) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 1.” The Class R-1 Interest shall represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests shall be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
I	Variable (2)	$ 17,496,713.97	June 25, 2036
I-1-A	Variable (2)	$ 5,753,132.50	June 25, 2036
I-1-B	Variable (2)	$ 5,753,132.50	June 25, 2036
I-2-A	Variable (2)	$ 7,256,463.75	June 25, 2036
I-2-B	Variable (2)	$ 7,256,463.75	June 25, 2036
I-3-A	Variable (2)	$ 9,701,115.00	June 25, 2036
I-3-B	Variable (2)	$ 9,701,115.00	June 25, 2036
I-4-A	Variable (2)	$ 10,627,846.25	June 25, 2036
I-4-B	Variable (2)	$ 10,627,846.25	June 25, 2036
I-5-A	Variable (2)	$ 11,524,808.75	June 25, 2036
I-5-B	Variable (2)	$ 11,524,808.75	June 25, 2036
I-6-A	Variable (2)	$ 12,391,703.75	June 25, 2036
I-6-B	Variable (2)	$ 12,391,703.75	June 25, 2036
I-7-A	Variable (2)	$ 13,217,382.50	June 25, 2036
I-7-B	Variable (2)	$ 13,217,382.50	June 25, 2036
I-8-A	Variable (2)	$ 13,966,521.25	June 25, 2036
I-8-B	Variable (2)	$ 13,966,521.25	June 25, 2036
I-9-A	Variable (2)	$ 14,469,140.00	June 25, 2036
I-9-B	Variable (2)	$ 14,469,140.00	June 25, 2036
I-10-A	Variable (2)	$ 14,107,172.50	June 25, 2036
I-10-B	Variable (2)	$ 14,107,172.50	June 25, 2036
I-11-A	Variable (2)	$ 13,588,531.25	June 25, 2036
I-11-B	Variable (2)	$ 13,588,531.25	June 25, 2036
I-12-A	Variable (2)	$ 13,323,730.00	June 25, 2036
I-12-B	Variable (2)	$ 13,323,730.00	June 25, 2036
I-13-A	Variable (2)	$ 12,853,521.25	June 25, 2036
I-13-B	Variable (2)	$ 12,853,521.25	June 25, 2036
I-14-A	Variable (2)	$ 12,713,747.50	June 25, 2036
I-14-B	Variable (2)	$ 12,713,747.50	June 25, 2036
I-15-A	Variable (2)	$ 14,447,738.75	June 25, 2036
I-15-B	Variable (2)	$ 14,447,738.75	June 25, 2036
I-16-A	Variable (2)	$ 13,561,303.75	June 25, 2036
I-16-B	Variable (2)	$ 13,561,303.75	June 25, 2036
I-17-A	Variable (2)	$ 12,785,518.75	June 25, 2036
I-17-B	Variable (2)	$ 12,785,518.75	June 25, 2036
I-18-A	Variable (2)	$ 11,908,905.00	June 25, 2036
I-18-B	Variable (2)	$ 11,908,905.00	June 25, 2036
I-19-A	Variable (2)	$ 10,348,202.50	June 25, 2036
I-19-B	Variable (2)	$ 10,348,202.50	June 25, 2036
I-20-A	Variable (2)	$ 11,540,486.25	June 25, 2036
I-20-B	Variable (2)	$ 11,540,486.25	June 25, 2036
I-21-A	Variable (2)	$ 19,189,106.25	June 25, 2036
I-21-B	Variable (2)	$ 19,189,106.25	June 25, 2036
I-22-A	Variable (2)	$ 18,921,380.00	June 25, 2036
I-22-B	Variable (2)	$ 18,921,380.00	June 25, 2036
I-23-A	Variable (2)	$ 16,867,867.50	June 25, 2036
I-23-B	Variable (2)	$ 16,867,867.50	June 25, 2036
I-24-A	Variable (2)	$ 14,284,730.00	June 25, 2036
I-24-B	Variable (2)	$ 14,284,730.00	June 25, 2036
I-25-A	Variable (2)	$ 8,340,720.00	June 25, 2036
I-25-B	Variable (2)	$ 8,340,720.00	June 25, 2036
I-26-A	Variable (2)	$ 6,974,502.50	June 25, 2036
I-26-B	Variable (2)	$ 6,974,502.50	June 25, 2036
I-27-A	Variable (2)	$ 6,670,391.25	June 25, 2036
I-27-B	Variable (2)	$ 6,670,391.25	June 25, 2036
I-28-A	Variable (2)	$ 6,384,757.50	June 25, 2036
I-28-B	Variable (2)	$ 6,384,757.50	June 25, 2036
I-29-A	Variable (2)	$ 6,112,287.50	June 25, 2036
I-29-B	Variable (2)	$ 6,112,287.50	June 25, 2036
I-30-A	Variable (2)	$ 5,852,255.00	June 25, 2036
I-30-B	Variable (2)	$ 5,852,255.00	June 25, 2036
I-31-A	Variable (2)	$ 5,603,773.75	June 25, 2036
I-31-B	Variable (2)	$ 5,603,773.75	June 25, 2036
I-32-A	Variable (2)	$ 5,366,286.25	June 25, 2036
I-32-B	Variable (2)	$ 5,366,286.25	June 25, 2036
I-33-A	Variable (2)	$ 5,139,355.00	June 25, 2036
I-33-B	Variable (2)	$ 5,139,355.00	June 25, 2036
I-34-A	Variable (2)	$ 4,922,025.00	June 25, 2036
I-34-B	Variable (2)	$ 4,922,025.00	June 25, 2036
I-35-A	Variable (2)	$ 4,714,528.75	June 25, 2036
I-35-B	Variable (2)	$ 4,714,528.75	June 25, 2036
I-36-A	Variable (2)	$ 4,516,440.00	June 25, 2036
I-36-B	Variable (2)	$ 4,516,440.00	June 25, 2036
I-37-A	Variable (2)	$ 4,327,101.25	June 25, 2036
I-37-B	Variable (2)	$ 4,327,101.25	June 25, 2036
I-38-A	Variable (2)	$ 4,146,092.50	June 25, 2036
I-38-B	Variable (2)	$ 4,146,092.50	June 25, 2036
I-39-A	Variable (2)	$ 3,973,048.75	June 25, 2036
I-39-B	Variable (2)	$ 3,973,048.75	June 25, 2036
I-40-A	Variable (2)	$ 3,807,596.25	June 25, 2036
I-40-B	Variable (2)	$ 3,807,596.25	June 25, 2036
I-41-A	Variable (2)	$ 3,649,391.25	June 25, 2036
I-41-B	Variable (2)	$ 3,649,391.25	June 25, 2036
I-42-A	Variable (2)	$ 3,498,125.00	June 25, 2036
I-42-B	Variable (2)	$ 3,498,125.00	June 25, 2036
I-43-A	Variable (2)	$ 3,353,476.25	June 25, 2036
I-43-B	Variable (2)	$ 3,353,476.25	June 25, 2036
I-44-A	Variable (2)	$ 3,215,138.75	June 25, 2036
I-44-B	Variable (2)	$ 3,215,138.75	June 25, 2036
I-45-A	Variable (2)	$ 3,082,832.50	June 25, 2036
I-45-B	Variable (2)	$ 3,082,832.50	June 25, 2036
I-46-A	Variable (2)	$ 2,956,283.75	June 25, 2036
I-46-B	Variable (2)	$ 2,956,283.75	June 25, 2036
I-47-A	Variable (2)	$ 2,835,231.25	June 25, 2036
I-47-B	Variable (2)	$ 2,835,231.25	June 25, 2036
I-48-A	Variable (2)	$ 2,719,432.50	June 25, 2036
I-48-B	Variable (2)	$ 2,719,432.50	June 25, 2036
I-49-A	Variable (2)	$ 2,608,693.75	June 25, 2036
I-49-B	Variable (2)	$ 2,608,693.75	June 25, 2036
I-50-A	Variable (2)	$ 2,502,832.50	June 25, 2036
I-50-B	Variable (2)	$ 2,502,832.50	June 25, 2036
I-51-A	Variable (2)	$ 2,401,787.50	June 25, 2036
I-51-B	Variable (2)	$ 2,401,787.50	June 25, 2036
I-52-A	Variable (2)	$ 2,305,307.50	June 25, 2036
I-52-B	Variable (2)	$ 2,305,307.50	June 25, 2036
I-53-A	Variable (2)	$ 2,212,431.25	June 25, 2036
I-53-B	Variable (2)	$ 2,212,431.25	June 25, 2036
I-54-A	Variable (2)	$ 2,123,461.25	June 25, 2036
I-54-B	Variable (2)	$ 2,123,461.25	June 25, 2036
I-55-A	Variable (2)	$ 2,038,327.50	June 25, 2036
I-55-B	Variable (2)	$ 2,038,327.50	June 25, 2036
I-56-A	Variable (2)	$ 1,957,076.25	June 25, 2036
I-56-B	Variable (2)	$ 1,957,076.25	June 25, 2036
I-57-A	Variable (2)	$ 51,590,613.75	June 25, 2036
I-57-B	Variable (2)	$ 51,590,613.75	June 25, 2036
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 2.” The Class R-2 Interest shall represent the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions under federal tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 2 Regular Interests (as defined herein). None of the REMIC 2 Regular Interests shall be certificated.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
LTAA	Variable(2)	$979,999,932.84	June 25, 2036
LTIA1	Variable(2)	$3,212,260.00	June 25, 2036
LTIIA1	Variable(2)	$2,607,890.00	June 25, 2036
LTIIA2	Variable(2)	$757,580.00	June 25, 2036
LTIIA3	Variable(2)	$1,085,170.00	June 25, 2036
LTIIA4	Variable(2)	$377,100.00	June 25, 2036
LTM1	Variable(2)	$725,000.00	June 25, 2036
LTM2	Variable(2)	$215,000.00	June 25, 2036
LTM3	Variable(2)	$185,000.00	June 25, 2036
LTM4	Variable(2)	$175,000.00	June 25, 2036
LTM5	Variable(2)	$175,000.00	June 25, 2036
LTM6	Variable(2)	$120,000.00	June 25, 2036
LTM7	Variable(2)	$100,000.00	June 25, 2036
LTM8	Variable(2)	$70,000.00	June 25, 2036
LTM9	Variable(2)	$95,000.00	June 25, 2036
LTZZ	Variable(2)	$10,099,998.63	June 25, 2036
LTP	Variable(2)	$100.00	June 25, 2036
LTIO	Variable(2)	(3)	June 25, 2036

________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.
(3) REMIC 2 Regular Interest LTIO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC 3

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 3.” The Class R-3 Interest shall evidence the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class I-A-1	$321,226,000.00	Variable(2)	June 25, 2036
Class II-A-1	$260,789,000.00	Variable(2)	June 25, 2036
Class II-A-2	$75,758,000.00	Variable(2)	June 25, 2036
Class II-A-3	$108,517,000.00	Variable(2)	June 25, 2036
Class II-A-4	$37,710,000.00	Variable(2)	June 25, 2036
Class M-1	$72,500,000.00	Variable(2)	June 25, 2036
Class M-2	$21,500,000.00	Variable(2)	June 25, 2036
Class M-3	$18,500,000.00	Variable(2)	June 25, 2036
Class M-4	$17,500,000.00	Variable(2)	June 25, 2036
Class M-5	$17,500,000.00	Variable(2)	June 25, 2036
Class M-6	$12,000,000.00	Variable(2)	June 25, 2036
Class M-7	$10,000,000.00	Variable(2)	June 25, 2036
Class M-8	$7,000,000.00	Variable(2)	June 25, 2036
Class M-9	$9,500,000.00	Variable(2)	June 25, 2036
Class C Interest	$9,999,931.47	Variable(4)	June 25, 2036
Class P Interest	$100.00	Variable(5)	June 25, 2036
Class IO Interest	(6)	(7)	June 25, 2036
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3) Subject to increase and limitation as set forth in the definition of “Pass-Through Rate” herein.
(4) The Class C Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP). The Class C Interest will not accrue interest on its Certificate Principal Balance.
(5) The Class P Interest will not accrue interest.
(6) For federal income tax purposes, the Class IO Interest will not have a Certificate Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest LTIO.
(7) For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest LTIO.

REMIC 4

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 4.” The Class R-4 Interest represents the sole class of “residual interests” in REMIC 4 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the designation, Pass-Through Rate , the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a “regular interest” in REMIC 4 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class C	$ 9,999,931.47	Variable(2)	June 25, 2036
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

REMIC 5

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 5.” The Class R-5 Interest represents the sole class of “residual interests” in REMIC 5 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the designation, Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a “regular interest” in REMIC 5 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class P	$ 100.00	Variable(2)	June 25, 2036
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

REMIC 6

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 6.” The Class R-6 Interest represents the sole class of “residual interests” in REMIC 6 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated REMIC 6 Regular Interest, which will be uncertificated.

Class Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
SWAP IO	N/A	Variable(2)	June 25, 2036
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) REMIC 6 Regular Interest SWAP IO shall receive 100% of amounts received in respect of the Class IO Interest.

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Floating Rate Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and all calculations in respect of interest on the Class C Certificates, the Class IO Interest, the REMIC 1 Regular Interests, the REMIC 2 Regular Interests and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“1933 Act”: The Securities Act of 1933, as amended.

“Account”: Either of the Collection Account or Distribution Account.

“Accrual Period”: With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Floating Rate Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date.

“Adjustable-Rate Mortgage Loan”: A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Adjusted Net Maximum Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjusted Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.04.

“Advance Facility”: As defined in Section 3.29 hereof.

“Advance Facility Trustee”: As defined in Section 3.29 hereof.

“Advancing Person”: As defined in Section 3.29 hereof.

“Advance Reimbursement Amounts”: As defined in Section 3.29 hereof.

“Adverse REMIC Event”: As defined in Section 9.01(f) hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

“Assumed Final Maturity Date”: As to each Class of Certificates, the date set forth as such in the Prospectus Supplement.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on the Mortgage Loans on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds (including those received with respect to the Pool Policy), Subsequent Recoveries, Principal Prepayments, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date in respect of the Mortgage Loans, (f) the aggregate of any related advances made by the Trustee in respect of the Mortgage Loans for such Distribution Date pursuant to Section 7.02 and (g) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.11(a) or the Trustee pursuant to Section 3.11(b), (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through (g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (d) the fees of the Custodian payable from the Distribution Account pursuant to Section 8.05, (e) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 and (f) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized Stated Principal Balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized Stated Principal Balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Base Rate”: For any Distribution Date and the Floating Rate Certificates, the sum of (i) LIBOR plus (ii) the related Certificate Margin.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A and Mezzanine Certificates shall be Book-Entry Certificates.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of Florida, the State of New York, the State of Texas, the State of California, the Commonwealth of Pennsylvania, or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Certificate”: Any Regular Certificate or Residual Certificate.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Margin”: With respect to each Class of Floating Rate Certificates and for purposes of the Marker Rate and the Maximum Uncertificated Accrued Interest Deferral Amount, the specified REMIC 2 Regular Interest, as follows:

Class	REMIC 2 Regular Interest	Certificate Margin
		(1) (%)	(2) (%)
I-A-1	LTIA1	0.1500%	0.3000%
II-A-1	LTIIA1	0.0300%	0.0600%
II-A-2	LTIIA2	0.0900%	0.1800%
II-A-3	LTIIA3	0.1500%	0.3000%
II-A-4	LTIIA4	0.2300%	0.4600%
M-1	LTM1	0.2800%	0.4200%
M-2	LTM2	0.3100%	0.4650%
M-3	LTM3	0.3600%	0.5400%
M-4	LTM4	0.3900%	0.5850%
M-5	LTM5	0.4600%	0.6900%
M-6	LTM6	0.9000%	1.3500%
M-7	LTM7	1.2000%	1.8000%
M-8	LTM8	2.0000%	3.0000%
M-9	LTM9	2.5000%	3.7500%
__________
(1) For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For each other Accrual Period.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates and the Class P Certificates then outstanding.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Certification”. As defined in Section 3.22(b)(ii).

“Class”: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificates”: Any Class I-A-1 Certificate, Class II-A-1 Certificate, Class II-A-2 Certificate, Class II-A-3 Certificate or Class II-A-4 Certificate.

“Class C Certificates”: Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing (i) a Regular Interest in REMIC 4, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

“Class C Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a REMIC Regular Interest in REMIC 3.

“Class I-A-1 Certificate”: Any one of the Class I-A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-1 Certificate”: Any one of the Class II-A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-2 Certificate”: Any one of the Class II-A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-3 Certificate”: Any one of the Class II-A-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-4 Certificate”: Any one of the Class II-A-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1/M-2 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates and the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.60% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-4 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date) (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-5 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-6 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-7 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class M-8 Certificate”: Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-8 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-9 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-1/M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class P Certificate”: Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16, representing a Regular Interest in REMIC 5.

“Class P Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class R Certificate”: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

“Class R-1 Interest”: The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”: The uncertificated Residual Interest in REMIC 2.

“Class R-3 Interest”: The uncertificated Residual Interest in REMIC 3.

“Class R-4 Interest”: The uncertificated Residual Interest in REMIC 4.

“Class R-5 Interest”: The uncertificated Residual Interest in REMIC 5.

“Class R-6 Interest”: The uncertificated Residual Interest in REMIC 6.

“Class R-X Certificate”: The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18 and evidencing the ownership of the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: May 26, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled “Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4,” which must be an Eligible Account.

“Compensating Interest”: As defined in Section 3.24 hereof.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention: Trust Administration- GC06O4, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Originator.

“Corresponding Certificate”: With respect to each REMIC 2 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC 2 Regular Interest	Regular Certificate
LTIA1	Class I-A-1
LTIIA1	Class II-A-1
LTIIA2	Class II-A-2
LTIIA3	Class II-A-3
LTIIA4	Class II-A-4
LTM1	Class M-1
LTM2	Class M-2
LTM3	Class M-3
LTM4	Class M-4
LTM5	Class M-5
LTM6	Class M-6
LTM7	Class M-7
LTM8	Class M-8
LTM9	Class M-9
LTP	Class P

“Credit Risk Management Agreement”: The Credit Risk Management Agreement, dated May 26, 2006, between the Servicer and the Credit Risk Manager.

“Credit Risk Manager”: Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, its successors and assigns.

“Credit Risk Manager Fee”: for any Distribution Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans.

“Credit Risk Manager Fee Rate”: for any Distribution Date is 0.0125% per annum.

“Cumulative Loss Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Custodial Agreement”: The Custodial Agreement, dated as of May 1, 2006, among the Custodian, the Trustee and the Servicer.

“Custodian”: Wells Fargo Bank, N.A., as custodian of the Mortgage Files, or any successor thereto, pursuant to the Custodial Agreement.

“Custodial Fee”: The amount payable to the Custodian on each Distribution Date as compensation for all services rendered by it under the Custodial Agreement which amount shall equal one twelfth of the product of (i) the Custodial Fee Rate (without regard to the words “per annum”), multiplied by (ii) the aggregate Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced and prepayments collected during the Prepayment Period relating to the previous Distribution Date).

“Custodial Fee Rate”: for any Distribution Date is 0.0050% per annum.

“Cut-off Date”: With respect to each Mortgage Loan, May 1, 2006.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Servicer Termination Trigger”: A Delinquency Servicer Termination Trigger will have occurred with respect to the Certificates on a Distribution Date if the Three Month Rolling Delinquency Percentage for the Mortgage Loans exceeds 18.00%.

“Delinquency Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are in foreclosure, that have been converted to REO Properties or that have been discharged by reason of bankruptcy and are Delinquent 60 days or more) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

“Delinquent”: With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

“Depositor”: Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or (iv) an “electing large partnership” within the meaning of Section 775 of the Code. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term “United States”, “state” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4” and which must be an Eligible Account.

“Distribution Date”: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in June 2006.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1+ by S&P, F-1 by Fitch and P-1 by Moody’s (or comparable ratings if S&P, Fitch and Moody’s are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC up to the insured amount, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Excess Overcollateralized Amount”: With respect to the Class A and Mezzanine Certificates and any Distribution Date, the excess, if any, of the sum of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and (ii) any amounts received under the Interest Rate Swap Agreement for such purpose over (iii) the Overcollateralization Target Amount for such Distribution Date.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fitch”: Fitch Ratings, or its successor in interest.

“Fixed-Rate Mortgage Loan”: A first lien or second lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

“Floating Rate Certificates”: Any Class A Certificate or Mezzanine Certificate.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) Swap LIBOR, (ii) a notional amount equal to the lesser of (a) the related Base Calculation Amount (as defined in the Interest Rate Swap Agreement) and (b) 1/250 multiplied by the aggregate Certificate Principal Balance of the Floating Rate Certificates for such Distribution Date, (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement) to but excluding the current Floating Rate Payer Payment Date (or, for the first Floating Rate Payer Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Floating Rate Payer Payment Date), and the denominator of which is 360.

“Formula Rate”: For any Distribution Date and any Class of the Floating Rate Certificates, the lesser of (i) the Base Rate and (ii) the Maximum Cap Rate.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Group I Allocation Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group I Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

“Group I Certificates”: The Class I-A-1 Certificates.

“Group I Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

“Group I Mortgage Loan”: A Mortgage Loan assigned to Loan Group I with a Stated Principal Balance at origination that conforms to Fannie Mae and Freddie Mac loan limits. The aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date is equal to $399,534,521.12.

“Group I Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

“Group I Principal Remittance Amount”: With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all full Principal Prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related partial Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the prior calendar month with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the prior calendar month, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the prior calendar month with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans.

“Group I Senior Principal Distribution Amount”: The excess of (x) the Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 60.80% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Group II Allocation Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group II Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

“Group II Certificates”: Any Class II-A-1 Certificate, Class II-A-2 Certificate, Class II-A-3 Certificate or Class II-A-4 Certificate.

“Group II Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

“Group II Mortgage Loan”: A Mortgage Loan assigned to Loan Group II with a Stated Principal Balance at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits. The aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date is equal to $600,465,510.35.

“Group II Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

“Group II Principal Remittance Amount”: With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all full Principal Prepayments of the Group II Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related partial Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the prior calendar month with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the prior calendar month, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the prior calendar month with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans.

“Group II Senior Principal Distribution Amount”: The excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 60.80% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Highest Priority”: As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

“Indenture”: An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or Residual Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Regular Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy (including the Pool Policy) covering a Mortgage Loan to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Determination Date”: With respect to the Class A and Mezzanine Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Rate Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of May 26, 2006 (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Trustee (in its capacity as Supplemental Interest Trust Trustee).

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“LIBOR”: With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

(ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

Notwithstanding the foregoing, LIBOR for the Class A and Floating Rate Certificates for the first Accrual Period will be 5.0837% per annum.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 10.01.

“Loan-to-Value Ratio”: As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

“Loan Group”: Either Loan Group I or Loan Group II, as the context requires.

“Loan Group I”: The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

“Loan Group II”: The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

“Losses”: As defined in Section 9.03.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Marker Rate”: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for each REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIO and REMIC 2 Regular Interest LTP), with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) subject to a cap equal to the Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation; and with the rate on REMIC 2 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

“Maximum Cap Rate”: For any Distribution Date and any Class of the Floating Rate Certificates, a per annum rate (which rate shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12 minus (a) an amount, expressed as a percentage, equal to the product of (i) the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) 12 and (b) an amount, expressed as a percentage, equal to the product of (x) the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12.

“Maximum Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ minus the REMIC 2 Overcollateralization Amount, in each case for such Distribution Date, over (b) the sum of the Uncertificated Accrued Interest on REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTM9 with the rate on each such REMIC 2 Regular Interest subject to a cap equal to the Pass-Through Rate for the related Corresponding Certificate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Mezzanine Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate or Class M-9 Certificate.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any applicable Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”: With respect to any Class of the Class A Certificates, Mezzanine Certificates and Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls (allocated to such Certificate based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any modifications to a Mortgage Loan pursuant to Section 3.07 and (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement, dated as of May 16, 2006, among the Originator, the Sellers and the Depositor.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC 2 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Depositor and shall set forth the following information with respect to each Mortgage Loan, as applicable:

(1) the Mortgage Loan identifying number;

(2) [reserved];

(3) the state and zip code of the Mortgaged Property;

(4)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(5) the type of Residential Dwelling constituting the Mortgaged Property;

(6) the original months to maturity;

(7)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(8) the Loan-to-Value Ratio at origination;

(9) the Mortgage Rate in effect immediately following the Cut-off Date;

(10)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13)	the amount of the Monthly Payment due on the first Due Date after the Cut- off Date;

(14)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(15) the original principal amount of the Mortgage Loan;

(16)	the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

(17)	a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(18) the Mortgage Rate at origination;

(19)	a code indicating the documentation program (i.e., full documentation, limited income verification, no income verification, alternative income verification);

(20) the risk grade;

(21) the Value of the Mortgaged Property;

(22) the sale price of the Mortgaged Property, if applicable;

(23)	the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(24) the type and term of the related Prepayment Charge;

(25)	with respect to any Adjustable-Rate Mortgage Loan, the rounding code, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

(26) the program code;

(27) the Loan Group; and

(28) the lien priority.

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. On the Closing Date, the Depositor will deliver to the Servicer, as of the Cut-off Date, an electronic copy of the Mortgage Loan Schedule.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Fixed-Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable-Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees or ancillary income received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Monthly Excess Cashflow”: With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A and Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net Swap Payment”: In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: For any Distribution Date with respect to any Class of Class A or Mezzanine Certificates, a per annum rate (which rate, in the case of the Floating Rate Certificates, shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted based on their outstanding Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus (i) an amount, expressed as a percentage, equal to the product of (x) the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12 and (ii) an amount, expressed as a percentage, equal to the product of (x) the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans, and (y) 12. For federal income tax purposes, the equivalent of the foregoing shall be expressed as a per annum rate (which rate, in the case of the Floating Rate Certificates, shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Uncertificated REMIC 2 Pass-Through Rates on each REMIC 2 Regular Interest (other than REMIC 2 Regular Interests LTIO), weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to any Class of Class A or Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Pass-Through Rate (without regard to the related Net WAC Rate), over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate (without regard to the Net WAC Rate) for the most recently ended Accrual Period.

“Net WAC Rate Carryover Reserve Account”: The account established and maintained pursuant to Section 4.08.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“NIMS Insurer”: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”: Immediately prior to any Distribution Date with respect to the Class C Interest, the aggregate Uncertificated Principal Balance of the REMIC Regular 1 Interests (other than REMIC 2 Regular Interest LTP).

“Offered Certificates”: The Class A Certificates and the Mezzanine Certificates offered to the public pursuant to the Prospectus Supplement.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Originator or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date on which the Terminator may opt to terminate the Trust Fund pursuant to Section 10.01.

“Original Class Certificate Principal Balance”: With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Certificates, the Class C Interest, the Class IO Interest, REMIC Regular Interest SWAP IO, the Class P Certificates and the Class P Interest, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

“Originator”: Option One Mortgage Corporation., or its successor in interest.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date).

“Overcollateralization Floor”: With respect to the Group I Certificates, $1,997,672.61. With respect to the Group II Certificates, $3,002,327.55. With respect to the Mezzanine Certificates, $5,000,000.16.

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

“Overcollateralization Target Amount”: With respect to any Distribution Date (x) prior to the Stepdown Date, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) 2.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period) after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; and (z) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralized Amount”: For any Distribution Date, the amount equal to (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Floating Rate Certificates and any Distribution Date, the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC 2 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 2 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 2 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interests LTAA, LTIA1, LTIIA1, LTIIA2, LTIIA3, LTIIA4, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8, LTM9 and LTZZ.

With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate.

The Class IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC 2 Regular Interest LTIO.

The REMIC 6 Regular Interest SWAP IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

The Class P Certificates, Class R Certificates and Class R-X Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer or Trustee serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody’s and the highest available rating category of Fitch and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, P-1 by Moody’s and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have been rated “AAA” by Fitch (if rated by Fitch), “Aaa” by Moody’s and “AAAm” or “AAAm-G” by S&P; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Pool Balance”: As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans in both Loan Groups as of such date.

“Pool Insurer”: MGIC Insurance Corporation, a Wisconsin private mortgage insurance corporation, or any successor in interest.

“Pool Policy”: The mortgage pool insurance policy dated the Closing Date and issued by the Pool Insurer.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Principal Prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(viii) the Mortgage Loan identifying number;

(ix) a code indicating the type of Prepayment Charge;

(x) the state of origination of the related Mortgage Loan;

(xi) the date on which the first monthly payment was due on the related Mortgage Loan;

(xii) the term of the related Prepayment Charge; and

(xiii) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Servicer to the NIMS Insurer.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring from the first day of the related Prepayment Period through the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one-month’s interest at the applicable Net Mortgage Rate less any payments made by the Mortgagor.

“Prepayment Period”: With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, from May 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

“Principal Balance”: As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

“Prospectus Supplement”: That certain Prospectus Supplement dated May 16, 2006 relating to the public offering of the Class A Certificates and the Mezzanine Certificates (other than the Class M-9 Certificates).

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased by the Originator or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers’ Certificate from the Originator or the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan by the Originator pursuant to the terms of this Agreement and the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) [reserved], (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) be a first lien mortgage loan if the Deleted Mortgage Loan is a first lien mortgage loan and (xiv) conform to each representation and warranty assigned to the Depositor pursuant to the Assignment Agreement. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency or Rating Agencies”: Moody’s and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

“Record Date”: With respect to the Floating Rate Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for any of the Floating Rate Certificates are available pursuant to Section 5.02, the Record Date for such Certificates that are Definitive Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

“Reference Banks”: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Originator or the Servicer or any Affiliate thereof and (iii) which have been designated as such by the Trustee after consultation with the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee after consultation with the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any of the Class A Certificates, Mezzanine Certificates, Class C Certificates or Class P Certificates.

“Reimbursement amount”: As defined in Section 3.29.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any state law providing for similar relief.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or any similar state or local laws, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act or such state or local laws.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC 1 specifically excludes the Net WAC Rate Carryover Reserve Account, the Swap Account, the Servicer Prepayment Charge Payment Amounts, the Interest Rate Swap Agreement, and all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

“REMIC 1 Regular Interests”: Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a “regular interest” in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2 Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

“REMIC 2 Overcollateralization Amount”: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP) minus (ii) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTM9 in each case as of such date of determination.

“REMIC 2 Overcollateralization Target Amount”: 1.00% of the Overcollateralization Target Amount.

“REMIC 2 Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTM9 and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ.

“REMIC 2 Regular Interests”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC 2 Regular Interest LTIO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 2 Regular Interests: REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP.

“REMIC 3”: The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates and Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 3 Regular Interest”: The Class C Interest, Class P Interest, Class IO Interest and any “regular interest” in REMIC 3 the ownership of which is represented by a Class A Certificate or Class M Certificate.

“REMIC 4”: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 4 Regular Interest”: Any “regular interest” in REMIC 4 the ownership of which is represented by a Class C Certificate.

“REMIC 5”: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 5 Regular Interest”: Any “regular interest” in REMIC 5 the ownership of which is represented by a Class P Certificate.

“REMIC 6”: The segregated pool of assets consisting of the SWAP IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 6 Regular Interest Class IO and the Class R-X Certificates (in respect of the Class R-6 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”: A REMIC 1 Regular Interest, REMIC 2 Regular Interest, REMIC 3 Regular Interest, REMIC 4 Regular Interest or REMIC 5 Regular Interest.

“Remittance Report”: A report prepared by the Servicer and delivered to the Trustee and the NIMS Insurer pursuant to Section 4.04.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificate”: The Class R Certificates and the Class R-X Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“SEC”: Securities and Exchange Commission.

“Seller”: Any one or all of: (i) Option One Mortgage Corporation, a California corporation or (ii) Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6, Option One Owner Trust 2005-7, Option One Owner Trust 2005-8 and/or Option One Owner Trust 2005-9, each a Delaware statutory trust.

“Senior Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

“Senior Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

“Servicer”: Option One Mortgage Corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

“Servicer Certification”: As defined in Section 3.22(b) hereof.

“Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Servicer Prepayment Charge Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 2.05 or Section 3.01.

“Servicer Remittance Date”: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

“Servicing Advance Reimbursement Amount”: As defined in Section 3.29.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) obtaining broker price opinions, (v) locating missing Mortgage Loan documents and (vi) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.23. Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

“Servicing Fee”: With respect to each Mortgage Loan and for any Due Period, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the related Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: 0.30% per annum for the first 10 Due Periods; 0.40% per annum for Due Periods 11 through 30; and 0.65% per annum for Due Period 31 and thereafter.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Standard”: As defined in Section 3.01.

“Servicing Transfer Costs”: Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively and any fees associated with MERS.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 39.20%.

“Sub-Servicer”: Any Person with which the Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.11) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Supplemental Interest Trust”: As defined in Section 4.05(a).

“Swap Administration Agreement”: As defined in Section 4.05(b).

“Supplemental Interest Trust Trustee”: Deustsche Bank National Trust Company, a national banking association, not in its individual capacity but solely in its capacity as supplemental interest Trust Trustee, and any successor thereto.

“Swap Account”: The account or accounts created and maintained pursuant to Section 4.05. The Swap Account must be an Eligible Account.

“Swap Administrator”: Deutsche Bank National Trust Company, a national banking association, or any successor in interest, or any successor Swap Administrator appointed pursuant to the Swap Administration Agreement.

“Swap Interest Shortfall Amount”: Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amount of REMIC 6 Regular Interest SWAP IO and the scheduled notional amount pursuant to the Swap Administration Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”: Wachovia Bank, N.A..

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The payment due to either party under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(e) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Terminator”: As defined in Section 10.01(a) hereof.

“Three Month Rolling Delinquency Percentage”: With respect to the Mortgage Loans and any Distribution Date, the average for the three most recent calendar months of the fraction, expressed as a percentage, the numerator of which is (x) the sum (without duplication) of the aggregate of the Stated Principal Balances of all Mortgage Loans that are (i) 60 or more days Delinquent, (ii) in bankruptcy and 60 or more days Delinquent, (iii) in foreclosure and 60 or more days Delinquent or (iv) REO Properties, and the denominator of which is (y) the sum of the Stated Principal Balances of the Mortgage Loans, in the case of both (x) and (y), as of the Close of Business on the last Business Day of each of the three most recent calendar months.

“Trigger Event”: A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

(b) the Delinquency Percentage exceeds 39.20% of the Senior Credit Enhancement Percentage; or

(c) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Realized Loss Percentage”):

Distribution Date Occurring In	Percentage
June 2008 through May 2009	1.75% for the first month, plus an additional 1/12th of 2.20% for each month thereafter.
June 2009 through May 2010	3.95% for the first month, plus an additional 1/12th of 2.25% for each month thereafter.
June 2010 through May 2011	6.20% for the first month, plus an additional 1/12th of 1.80% for each month thereafter.
June 2011 through May 2012	8.00% for the first month, plus an additional 1/12th of 0.95% for each month thereafter.
June 2012 through May 2013	8.95% for the first month, plus an additional 1/12th of 0.05% for each month thereafter.
June 2013 and thereafter	9.00% for each month.

“Trust”: Soundview Home Loan Trust 2006-OPT4, the trust created hereunder.

“Trust Fund”: All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 2, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, distributions made to the Trust Administrator by the Swap Administrator under the Swap Administration Agreement and the Swap Account, the right to receive any amounts from the Net WAC Rate Carryover Reserve Account and any Servicer Prepayment Charge Payment Amounts.

“Trustee”: Deutsche Bank National Trust Company, a national banking association, or any successor trustee appointed as herein provided.

“Trustee Compensation”: The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

“Uncertificated Accrued Interest”: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Uncertificated Notional Amount”: With respect to REMIC 2 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 1 Regular Interests
1st through 2nd	I-1-A through I-57-A
3	I-2-A through I-57-A
4	I-3-A through I-57-A
5	I-4-A through I-57-A
6	I-5-A through I-57-A
7	I-6-A through I-57-A
8	I-7-A through I-57-A
9	I-8-A through I-57-A
10	I-9-A through I-57-A
11	I-10-A through I-57-A
12	I-11-A through I-57-A
13	I-12-A through I-57-A
14	I-13-A through I-57-A
15	I-14-A through I-57-A
16	I-15-A through I-57-A
17	I-16-A through I-57-A
18	I-17-A through I-57-A
19	I-18-A through I-57-A
20	I-19-A through I-57-A
21	I-20-A through I-57-A
22	I-21-A through I-57-A
23	I-22-A through I-57-A
24	I-23-A through I-57-A
25	I-24-A through I-57-A
26	I-25-A through I-57-A
27	I-26-A through I-57-A
28	I-27-A through I-57-A
29	I-28-A through I-57-A
30	I-29-A through I-57-A
31	I-30-A through I-57-A
32	I-31-A through I-57-A
33	I-32-A through I-57-A
34	I-33-A through I-57-A
35	I-34-A through I-57-A
36	I-35-A through I-57-A
37	I-36-A through I-57-A
38	I-37-A through I-57-A
39	I-38-A through I-57-A
40	I-39-A through I-57-A
41	I-40-A through I-57-A
42	I-41-A through I-57-A
43	I-42-A through I-57-A
44	I-43-A through I-57-A
45	I-44-A through I-57-A
46	I-45-A through I-57-A
47	I-46-A through I-57-A
48	I-47-A through I-57-A
49	I-48-A through I-57-A
50	I-49-A through I-57-A
51	I-50-A through I-57-A
52	I-51-A through I-57-A
53	I-52-A through I-57-A
54	I-53-A through I-57-A
55	I-54-A through I-57-A
56	I-55-A through I-57-A
57	I-56-A and I-57-A
58	I-57-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest LTIO.

“Uncertificated Principal Balance”: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balance of REMIC Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

“Uncertificated REMIC Pass-Through Rate”: The Uncertificated REMIC 1 Pass-Through Rate or Uncertificated REMIC 2 Pass-Through Rate, as applicable.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to REMIC 1 Regular Interest I, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans. With respect to each REMIC 1 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans multiplied by 2, subject to a maximum rate of 10.9100%. With respect to each REMIC 1 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Mortgage Loans over (ii) 10.9100% and (y) 0.00%.

“Uncertificated REMIC 2 Pass-Through Rate”: With respect to REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC 1 Regular Interest I, the Uncertificated REMIC 1 Pass-Through Rate for such REMIC 1 Regular Interest for each such Distribution Date, (w) with respect to REMIC 1 Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interests for each such Distribution Date and (x) with respect to REMIC 1 Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 1 Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1	I-1-A through I-57-A	Uncertificated REMIC 1 Pass-Through Rate
2	I-1-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
3	I-2-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A	Uncertificated REMIC 1 Pass-Through Rate
4	I-3-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC 1 Pass-Through Rate
5	I-4-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC 1 Pass-Through Rate
6	I-5-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC 1 Pass-Through Rate
7	I-6-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC 1 Pass-Through Rate
8	I-7-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC 1 Pass-Through Rate
9	I-8-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC 1 Pass-Through Rate
10	I-9-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC 1 Pass-Through Rate
11	I-10-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC 1 Pass-Through Rate
12	I-11-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC 1 Pass-Through Rate
13	I-12-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC 1 Pass-Through Rate
14	I-13-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC 1 Pass-Through Rate
15	I-14-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC 1 Pass-Through Rate
16	I-15-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC 1 Pass-Through Rate
17	I-16-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC 1 Pass-Through Rate
18	I-17-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC 1 Pass-Through Rate
19	I-18-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC 1 Pass-Through Rate
20	I-19-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC 1 Pass-Through Rate
21	I-20-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC 1 Pass-Through Rate
22	I-21-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC 1 Pass-Through Rate
23	I-22-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC 1 Pass-Through Rate
24	I-23-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC 1 Pass-Through Rate
25	I-24-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC 1 Pass-Through Rate
26	I-25-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC 1 Pass-Through Rate
27	I-26-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC 1 Pass-Through Rate
28	I-27-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC 1 Pass-Through Rate
29	I-28-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC 1 Pass-Through Rate
30	I-29-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate
31	I-30-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC 1 Pass-Through Rate
32	I-31-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC 1 Pass-Through Rate
33	I-32-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC 1 Pass-Through Rate
34	I-33-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC 1 Pass-Through Rate
35	I-34-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC 1 Pass-Through Rate
36	I-35-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC 1 Pass-Through Rate
37	I-36-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC 1 Pass-Through Rate
38	I-37-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC 1 Pass-Through Rate
39	I-38-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC 1 Pass-Through Rate
40	I-39-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC 1 Pass-Through Rate
41	I-40-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC 1 Pass-Through Rate
42	I-41-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC 1 Pass-Through Rate
43	I-42-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC 1 Pass-Through Rate
44	I-43-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC 1 Pass-Through Rate
45	I-44-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC 1 Pass-Through Rate
46	I-45-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC 1 Pass-Through Rate
47	I-46-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-45-A	Uncertificated REMIC 1 Pass-Through Rate
48	I-47-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC 1 Pass-Through Rate
49	I-48-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-47-A	Uncertificated REMIC 1 Pass-Through Rate
50	I-49-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-48-A	Uncertificated REMIC 1 Pass-Through Rate
51	I-50-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-49-A	Uncertificated REMIC 1 Pass-Through Rate
52	I-51-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-50-A	Uncertificated REMIC 1 Pass-Through Rate
53	I-52-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
54	I-53-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-52-A	Uncertificated REMIC 1 Pass-Through Rate
55	I-54-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-53-A	Uncertificated REMIC 1 Pass-Through Rate
56	I-55-A through I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-54-A	Uncertificated REMIC 1 Pass-Through Rate
57	I-56-A and I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-55-A	Uncertificated REMIC 1 Pass-Through Rate
58	I-57-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-56-A	Uncertificated REMIC 1 Pass-Through Rate
thereafter	I-1-A through I-57-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC 2 Regular Interest LTIO and (a) the first Distribution Date, the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A” over (ii) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A” and (b) the second Distribution Date through the 58th Distribution Date, the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR and (c) thereafter, 0.00%.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury Regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”: With respect to any Class of the Class A or Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A and Mezzanine Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates, and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders’ respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders’ respective Percentage Interests in the Certificates of such Class.

SECTION 1.02 Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

SECTION 1.03 Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A and Mezzanine Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts shall be allocated among the Class C Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC 1 Regular Interest I and to the REMIC 1 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest, and then, to REMIC 1 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

SECTION 1.04 Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01 Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (v) payments made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account, (vi) all other assets included or to be included in the Trust Fund and (vii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Custodian on behalf of the Trustee, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a “Mortgage File”):

(i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse” or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(ii) the original Mortgage (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii) unless the Mortgage Loan is a MERS® loan, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”;

(iv) an original of any intervening assignment of Mortgage showing a complete chain of assignments (or to MERS if the Mortgage Loan is a MERS loan;

(v) the original or a certified copy of lender’s title insurance policy; and

(vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

The Depositor herewith also delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) and to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian on behalf of the Trustee no later than the Closing Date, of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Custodian on behalf of the Trustee, promptly upon receipt thereof. The Servicer or the Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Trustee (or the Custodian on behalf of the Trustee) shall notify the Servicer and the Servicer shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to cure such defect or deliver such missing document to the Trustee or the Custodian within 120 days. If the Originator does not cure such defect or deliver such missing document within such time period, the Servicer shall use commercially reasonable efforts to attempt to enforce the obligations of the Originator to either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03; provided, however, that the Servicer shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Servicer in enforcing any obligations of the Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the Mortgage Loan Purchase Agreement. In connection with the foregoing, it is understood that the Custodian on behalf of the Trustee shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, the Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof. The Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee (or the Custodian on behalf of the Trustee) and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, shall be submitted for recording in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) upon receipt of notice from the Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, (vi) upon receipt of notice from the Servicer, any Mortgage Loan that is 90 days or more Delinquent and such recordation would be necessary to facilitate conversion of the Mortgaged Property in accordance with Section 3.16 and (vii) reasonable direction by the NIMS Insurer. In the event of (i) through (vii) set forth in the immediately preceding sentence, the Trustee shall enforce the obligations of the Originator to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Originator. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee (if it reasonably believes it will be reimbursed) and the Trustee shall be reimbursed for such expenses by the Trust.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, the Servicer shall deliver to the Custodian, within such 365 day period, an Officers’ Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a high-cost home loan as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement (in its capacity as Supplemental Interest Trust Trustee) and to assign any rights to receive payments from the Swap Provider to the Swap Administrator pursuant to the Swap Administration Agreement and the Depositor further directs the Trustee to execute, deliver and perform its obligations under the Swap Administration Agreement. The Depositor, the Servicer and the Holders of the Class A and Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement (in its capacity as Supplemental Interst Trust Trustee) and the Swap Administration Agreement and shall do so solely in its capacity as Trustee, Supplemental Interst Trust Trustee or as Swap Administrator, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the Interest Rate Swap Agreement and the Swap Administration Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

SECTION 2.02 Acceptance by Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt by it or the Custodian on its behalf of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it (or the Custodian on its behalf) holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees that it (or a Custodian will agree on its behalf) shall, for the benefit of the Certificateholders, review, or that it or a Custodian on its behalf has reviewed pursuant to Section 2.01 each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees that it or a Custodian on its behalf shall, for the benefit of the Certificateholders, certify to the Depositor and the Servicer (with a copy to the NIMS Insurer) in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the respective Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it (or the Custodian on its behalf) pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it (or the Custodian on its behalf) and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Prior to the first anniversary date of this Agreement the Trustee (or the Custodian on its behalf) shall deliver to the Depositor and the Servicer, with a copy to the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or not to conform with respect to any characteristics which are within the scope of the Trustee’s (or the Custodian’s, as applicable) review as provided herein, at the conclusion of its review, the Trustee shall so notify the Originator, the Depositor, the NIMS Insurer and the Servicer. In addition, upon the discovery by the Depositor, the NIMS Insurer or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the NIMS Insurer and the other parties to this Agreement.

Notwithstanding anything to the contrary in this Agreement, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions, including without limitation with respect to which the Custodian shall fail to take action on behalf of the Trustee or failure by the Custodian to perform any custody related functions in the event the Custodian shall fail to satisfy all the related requirements under this Agreement or the Custodial Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03 Repurchase or Substitution of Mortgage Loans by the Originator.

(a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian on its behalf) shall promptly notify the NIMS Insurer and the Servicer of such defect, missing document or breach and the Servicer shall request that the Originator deliver such missing document or that the Originator cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer shall use commercially reasonable efforts to attempt to enforce the Originator’s obligation under the Mortgage Loan Purchase Agreement and notify the Originator of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)); provided, however, that the Servicer shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Servicer in enforcing any obligations of the Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Servicer of such deposit, shall release to the Originator the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that neither the Trustee nor the Custodian shall have any responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Originator may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d); provided, however, the Originator may not substitute for any Mortgage Loan which breaches a representation or warranty regarding abusive or predatory lending laws. In furtherance of the foregoing, if the Originator is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS® System, the Originator, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects. It is understood by the parties hereto that a breach of the representations and warranties made in Section 2.06 (x), (xi), (xii), (xiii) and (xiv) shall be deemed to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan.

(c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Trustee (or the Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee in blank, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee (or the Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in Section 2.02 and deliver, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1 (with a copy to the NIMS Insurer), with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Servicer a certification substantially in the form of Exhibit F-2 hereto (with a copy to the NIMS Insurer) with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the NIMS Insurer and the Trustee, who shall forward such notice to the Certificateholders, that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMS Insurer and the Trustee. Upon such substitution by the Originator, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Mortgage Rate. On the date of such substitution, the Originator will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originator shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(I) of the Code or on “contributions after the startup date” under Section 860G(d)(I) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e) Upon discovery by the Depositor, the Servicer, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto. In connection therewith, the Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the Originator if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) or 2.03(d), if made by the Originator, or Section 2.03(b), if made by the Depositor. The Trustee (or the Custodian on behalf of the Trustee) shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(f) In addition to the foregoing, to the extent of a breach of the representation of the Depositor set forth in Section 2.06(x), the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. The Depositor acknowledges that a breach of the representation set forth in Section 2.06(x) will be deemed to materially adversely affect the interests of the Certificateholders and shall require a repurchase of the affected Mortgage Loan.

SECTION 2.04 Intentionally Omitted.

SECTION 2.05 Representations, Warranties and Covenants of the Servicer.

The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

(i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located (or is otherwise exempt under applicable law from such qualification) if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and all documents and instruments contemplated hereby which are executed and delivered by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement and all documents and instruments contemplated hereby which are executed and delivered by the Servicer valid and binding upon the Servicer in accordance with its terms;

(ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the material breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(iii) The execution and delivery of this Agreement by the Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(iv) [Reserved];

(v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, which would reasonably be expected to (A) result in any change in the business, operations, financial condition, properties or assets of the Servicer that might prohibit or materially and adversely affect the performance by such Servicer of its obligations under, or the validity or enforceability of, this Agreement, or (B) result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or (C) draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or (D) impair materially the ability of the Servicer to perform under the terms of this Agreement;

(vii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

(viii) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

(ix) The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee (or the Custodian on behalf of the Trustee) and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the NIMS Insurer, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer, the NIMS Insurer and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in Section 2.05(viii) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement respecting a breach of the representations, warranties and covenants of the Originator.

SECTION 2.06 Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust, the Servicer and the Trustee on behalf of the Certificateholders as follows:

(i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)  Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii) To the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix) There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07 Issuance of Certificates.

The Trustee (or the Custodian on behalf of the Trustee) acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Custodian on behalf of the Trustee) of the Mortgage Files, subject to any exceptions noted by the Custodian in its exception report delivered pursuant to Section 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08 [Reserved].

SECTION 2.09 Acceptance of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Conveyance of REMIC 1 Regular Interests, Class C Interest and Class P Interest; Issuance of Certificates.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(c) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the Class A Certificates, Mezzanine Certificates, the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class A Certificates, Mezzanine Certificates, the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Class A Certificates, Mezzanine Certificates, the Class C Interest, the Class P Interest and the Class IO Interest, constitute the entire beneficial ownership interest in REMIC 3.

(d) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

(e) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 5.

(f) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the SWAP IO Interest (which is uncertificated) for the benefit of the Holders of the REMIC 6 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The interests evidenced by the Class R-6 Interest, together with the REMIC 6 Regular Interest SWAP IO, constitute the entire beneficial ownership interest in REMIC 6.

(g) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(h) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and Class P Certificates) in authorized denominations, which Certificates, together with the Class C Interests and Class P Interests and the Class R Certificates (in respect of the Class R-3 Interest), evidence the entire beneficial ownership interest in REMIC 3.

(i) In exchange for the Class C Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates in authorized denominations, which Certificates, together with the Class R-X Certificates (in respect of the Class R-4 Interest), evidence the entire beneficial ownership interest in REMIC 4.

(j) In exchange for the Class P Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class P Certificates in authorized denominations, which Certificates, together with the Class R-X Certificates (in respect of the Class R-5 Interest), evidence the entire beneficial ownership interest in REMIC 5.

(k) In exchange for REMIC 6 Regular Interest SWAP IO and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, REMIC 6 Regular Interest SWAP IO (which shall be uncertificated) in authorized denominations, which, together with the Class R-X Certificates (in respect of the Class R-6 Interest), evidence the entire beneficial ownership interest in REMIC 6.

(l) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.09(a), (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b), (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(c), (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(d), (v) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(e) and (vi) the assignment and delivery to the Trustee of REMIC 6 (including the Residual Interest therein represented by the Class R-6 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(f), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest) and the Class R-X Certificates (evidencing the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest) in authorized denominations.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01 Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii) the Servicer’s obligation to make Advances or Servicing Advances; or

(iv) the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction (the “Servicing Standard”).

To the extent consistent with the foregoing, the Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (iii) the collection of such Prepayment Charge would be in violation of applicable laws or (iv) the Servicer has not received information and documentation sufficient to confirm the existence or amount of such Prepayment Charge. If a Prepayment Charge is waived as permitted by meeting the standard described in clauses (iii) or (iv) above, then the Servicer shall make commercially reasonable efforts to attempt to enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates; provided, however, that the Servicer shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Servicer in enforcing any obligations of the Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the Mortgage Loan Purchase Agreement. If the Servicer makes a good faith determination as evidenced by an officer’s certificate delivered by the Servicer to the Trustee, that the Servicer’s efforts are not reasonably expected to be successful in enforcing such rights, it shall notify the Trustee of such failure and the Trustee, with the cooperation of the Servicer, shall enforce the obligation of the Originator under the Mortgage Loan Purchase Agreement to pay to the Servicer the amount of such waived Prepayment Charge. If the Originator fails to pay the amount of such waived Prepayment Charge in accordance with its obligations under the Mortgage Loan Purchase Agreement, the Trustee, the Servicer and the Depositor shall consult on further actions to be taken against the Originator. The Servicer hereby acknowledges that for the purposes of clause (iii) above, the law applicable to the enforcement of Prepayment Charges is the law applicable to the originator of the related Mortgage Loan. In the event the Servicer determines that (i) the foregoing acknowledgement is no longer accurate and (ii) applicable state law would prevent it from fully enforcing any Prepayment Charge, the Servicer shall (i) provide notice to the Depositor at least 30 days prior to waiving any such Prepayment Charge and (ii) provide a written opinion of counsel from a nationally recognized law firm experienced in regulatory matters concluding that fully enforcing such Prepayment Charge would violate applicable law.

Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in the name of the Trust Fund, is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the Servicing Standard, to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within five (5) days of the Closing Date, the Trustee shall execute and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions by the Servicer or any Sub-Servicers under such powers of attorney.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, shall be reimbursable to the Servicer by withdrawal from the Collection Account pursuant to Section 3.11.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer, on escrowed accounts, shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, in any such case, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

The Servicer shall also undertake to defend, with respect to a claim against the Trustee or the Trust, any claims against the Trust, the Trustee or itself by a Mortgagor which relate to or affect the servicing of any Mortgage Loan. This shall not be construed as an assumption of liability in such matters. The Trustee shall notify the Servicer of any such claim as soon as practicable after receiving notice of such claim. The Servicer shall not be liable for any delay in responding to any claim of which it has not received timely notice. The Trustee shall cooperate with the Servicer in all aspects of the defense of such claims, including the timely delivery of all relevant litigation files and other related information. In the event the Servicer acts on behalf of the Trustee, the Trust or itself in any such litigation, the Trust shall pay all costs and expenses (including attorneys’ fees, court costs, settlements and judgments) associated with the defense and management of such claim; provided, however, that the Servicer shall not be indemnified for any such cost or expense relating to claims against the Servicer and incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder.

Within 180 days of the Closing Date, with respect to the Mortgage Loans set forth on Schedule III of the Mortgage Loan Purchase Agreement, the Servicer shall deliver to the Trustee a written field report from the Servicer or from an independent contractor (which, in either case, need not be a qualified appraiser but who cannot be the related Mortgagor) certifying that, based on a visual exterior inspection conducted by such person, such related Mortgaged Property appears not to have been damaged materially by the recent Hurricane Katrina or Rita or their after effects.

SECTION 3.02 Sub-Servicing Agreements Between Servicer and Sub-Servicers.

(a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers, which may be Affiliates of the Servicer, for the servicing and administration of the Mortgage Loans; provided, however, (i) such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder and (ii) the NIMS Insurer shall have consented to such sub-servicing agreement. The Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement. No such acknowledgment shall be deemed to imply that the Trustee has consented to any such Sub-Servicing Agreement, has passed upon whether such Sub-Servicing Agreement meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement or has passed upon whether such Sub-Servicing Agreement is otherwise permitted under this Agreement. The Servicer may, in connection with its duties as Servicer hereunder, enter into transactions with any of its Affiliates relating to the Mortgage Loans; provided, that (i) such transaction is in the ordinary course of business of the Servicer, and (ii) the terms of such transaction are no less favorable to the Servicer than it would obtain in a comparable arm’s-length transaction with a person that is not an Affiliate of the Servicer.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. Any variation in any Sub-Servicing Agreements from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the NIMS Insurer and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

SECTION 3.03 Successor Sub-Servicers.

The Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer or the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if such party is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Termination).

SECTION 3.04 Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05 No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the NIMS Insurer, the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06 Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Termination), the Trustee, in addition to its duties under Section 7.02, shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer’s interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) neither the Trustee nor any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer is the Trustee or it defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

SECTION 3.07 Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts, in accordance with the Servicing Standard, to collect all payments called for under the terms and provisions of the Mortgage Loans and the provisions of any applicable insurance policies provided to the Servicer. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest or any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”), provided, however, that the NIMS Insurer’s prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 and the Loss Mitigation Procedures shall be reflected in writing in the Mortgage File.

SECTION 3.08 Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

To the extent required by the related Mortgage Note, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Escrow Accounts”), into which all Escrow Payments shall be deposited and retained. Escrow Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, all Escrow Payments collected on account of the Mortgage Loans and shall deposit in the Escrow Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; or (v) clear and terminate the Escrow Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Servicer shall deposit in a Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within 10 Business Days of receipt of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Servicer or any Sub-Servicers shall pay to the Mortgagors interest on funds in the Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Escrow Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

SECTION 3.10 Collection Account and Distribution Account.

(a) On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the Collection Account, in no event more than two Business Days after the Servicer’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

(ii) all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

(iii) all Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

(iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 10.01;

(vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

(viii) all Prepayment Charges collected by the Servicer and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more segregated, non-interest bearing trust accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 p.m. New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Servicer and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account, the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29 (unless such amounts are to be remitted in another manner as specified in the documentation establishing the related Advance Facility).

If, by 1:00 p.m. New York time, on the Servicer Remittance Date, the Servicer fails to remit to the Trustee for deposit into the Distribution Account any amounts required to be so remitted by the Servicer pursuant to this Agreement, the Servicer shall pay to the Trustee, for its own account, interest on such amounts at the prime rate for such date (as set forth in the Wall Street Journal) for the period commencing on the Servicer Remittance Date through the Business Day on which such failure is remedied.

(c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give written notice to the NIMS Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the NIMS Insurer, the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (iv) below, shall so deposit, in the Distribution Account:

(i) any Advances, as required pursuant to Section 4.04;

(ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii) any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

(iv) any Compensating Interest to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall;

(v) any amounts required to be paid to the Trustee pursuant to the Agreement, including, but not limited to Section 3.06 and Section 7.02; and

(vi) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

SECTION 3.11 Withdrawals from the Collection Account and Distribution Account.

(a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.04:

(i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii) subject to Section 3.16(d), to reimburse the Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Mortgage Loans or REO Properties with respect to which such Advances were made in accordance with the provisions of Section 4.04; or (b) without limiting any right of withdrawal set forth in clause (vi) below, any unreimbursed Advances that, upon a Final Recovery Determination with respect to such Mortgage Loan, are Nonrecoverable Advances, but only to the extent that Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances; or (c) subject to 4.04(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

(iii) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan or REO Property, and (c) without limiting any right of withdrawal set forth in clause (vi) below, any Servicing Advances made with respect to a Mortgage Loan that, upon a Final Recovery Determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

(iv) to pay to the Servicer as additional servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v) to pay itself, the NIMS Insurer or the Originator, as applicable, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be and any enforcement expenses reasonably incurred in respect of such breach or defect, including any expenses arising out of the enforcement of such purchase obligations;

(vi) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

(vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(viii) to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 6.03;

(ix) to pay itself any Prepayment Interest Excess;

(x) to clear and terminate the Collection Account pursuant to Section 10.01; and

(xi) to withdraw any amount deposited in the Collection Account and not required to be deposited therein.

The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Servicer shall provide written notification to the NIMS Insurer and the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers’ Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

(b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i) to make distributions in accordance with Section 4.01;

(ii) [Reserved];

(iii) to pay any amounts in respect of taxes pursuant to Section 9.01(g);

(iv) to clear and terminate the Distribution Account pursuant to Section 10.01;

(v) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 4.01, Section 7.02 and Section 8.05;

(vi) to pay to the Trustee, any interest or investment income earned on funds deposited in the Distribution Account;

(vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.29; and

(viii) to pay to the Custodian, the Custodial Fee.

SECTION 3.12 Investment of Funds in the Collection Account and the Distribution Account.

(a) The Servicer may direct any depository institution maintaining the Collection Account and any REO Account to invest the funds on deposit in such accounts and the Trustee may invest the funds on deposit in the Distribution Account or hold such funds uninvested (each such account, for the purposes of this Section 3.12, an “Investment Account”). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account, and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11, Section 3.29 or Section 3.23, as applicable. The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

(c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss. Notwithstanding the foregoing, the Trustee may at its discretion, and without liability, hold the funds in the Distribution Account uninvested.

(d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee pursuant to Section 3.11 or 3.12 or otherwise payable in respect of extraordinary Trust Fund expenses.

SECTION 3.13 [Reserved].

SECTION 3.14 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by competent servicers, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the NIMS Insurer, upon request, with copies of such insurance policies and fidelity bond. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee and the NIMS Insurer. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized, to the extent permitted under the related Mortgage Note, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the current underwriting criteria of the Servicer for a mortgage loan similar to the related Mortgage Loan. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16 Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Title to any such property shall be taken in the name of the Trustee or its nominee, on behalf of the Certificateholders, subject to applicable law. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11(a) and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

Notwithstanding the foregoing, if such environmental audit reveals, or if the Servicer has actual knowledge or notice, that such Mortgaged Property contains such wastes or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c) The Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c), the Servicer shall be required to continue to make Advances pursuant to Section 4.04. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. Upon the satisfaction of the requirements set forth in Section 3.17(a), the Trustee shall immediately deliver the Mortgage File and any related documentation to the Servicer and will execute such documents provided to it as are necessary to convey the Mortgage Loan to the Servicer.

(d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files.

(a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Custodian, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it or its designee of the Mortgage File. Upon receipt of such certification and request, the Custodian, pursuant to the Custodial Agreement, shall release the related Mortgage File to the Servicer or its designee (which, shall be sent by overnight mail at the Servicer’s expense) and the Servicer is authorized to cause the removal from the registration on the MERS® System of any such Mortgage Loan, if applicable. Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian, pursuant tot eh Custodial Agreement, shall, upon any request made by or on behalf of the Servicer and delivery to the Custodian of two executed copies of a written Request for Release in the form of Exhibit E hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Servicer or its designee within three Business Days, which, shall be sent by overnight mail, at the expense of the Servicer or the related Mortgagor, and the Trustee (or the Custodian on behalf of the Trustee) shall, at the written direction of the Servicer, execute such documents provided to it by the Servicer as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Custodian an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee (or the Custodian on behalf of the Trustee), the Servicer shall provide notice to the Trustee (or the Custodian on behalf of the Trustee) of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee (or the Custodian on behalf of the Trustee) to the Servicer or its designee within three Business Days.

(c) Upon written certification of a Servicing Officer, the Trustee (or the Custodian on behalf of the Trustee) shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, copies of any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee (or the Custodian on behalf of the Trustee) and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (or the Custodian on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18 Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Section 3.29, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

The Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(ix).

SECTION 3.19 Reports to the Trustee; Collection Account Statements.

Not later than twenty days after each Distribution Date, the Servicer shall forward to the NIMS Insurer and, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

SECTION 3.20 Statement as to Compliance.

The Servicer will deliver to the Trustee not later than March 15th of each calendar year, commencing in 2007, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation, in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Servicer shall deliver a similar Annual Statement of Compliance by any Sub-Servicer to which the Servicer has delgated any servicing responsibilities with respect to the Mortgage Loans, to the Trustee as described above as and when required with respect to the Servicer.

If the Servicer cannot deliver the related Annual Statement of Compliance by March 15th of such year, the Depositor, may permit a cure period for the Servicer to deliver such Annual Statement of Compliance, but in no event later than March 20th of such year.

Failure of the Servicer to timely comply with this Section 3.20 (taking into account the cure period if permitted as set forth in the preceding paragraph) shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance give notice to Noteholders that they have ten Business Days to object. If no such objection is received, the Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than as provided herein with respect to unreimbursed Advances or Servicing Advances or accrued and unpaid Servicing Fees). This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Servicer shall indemnify and hold harmless the Depositor and the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer's obligations under this Section 3.20.

SECTION 3.21 Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer shall deliver to the Trustee on or before March 15th of each calendar year beginning in 2007, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the applicable Servicing Criteria (as set forth in Exhibit S) during the preceding calendar year. The Assessment of Compliance must contain the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

(b) A statement by such officer that such officer used the Servicing Criteria, and which will also be attached to the Assement of Compliance, to assess compliance with the Servicing Criteria applicable to the Servicer;

(c) An assessment by such officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

(d) A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit S hereto which are indicated as applicable to the Servicer.

On or before March 15th of each calendar year beginning in 2007, the Servicer shall furnish to the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Servicer shall cause and any Sub-Servicer, and each subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Sub-Servicer, shall address each of the Servicing Criteria applicable to the Sub-Servicer. Notwithstanding the foregoing, as to any subcontractor determined by the Servicer to be “participating in the servicing function,” an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

If the Servicer cannot deliver any Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 25th of such year.

Failure of the Servicer to timely comply with this Section 3.21 (taking into account the cure period if permitted as set forth in the preceding paragraph) shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, give notice to Noteholders that they have ten Business Days to object. If no such objection is received, the Indenture Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than as provided herein with respect to unreimbursed Advances or Servicing Advances or accrued and unpaid Servicing Fees). This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Trustee shall also provide an Assessment of Compliance (with respect to items (a) - (d) but not (e) above) and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit S hereto which are indicated as applicable to the “trustee”. Notwithstanding the foregoing, as to any trustee, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Each of the Servicer and the Trustee shall indemnify and hold harmless the Depositor and the Trustee, as applicable and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer’s or the Trustee’s obligations, as applicable, under this Section 3.21.

SECTION 3.22 Access to Certain Documentation; Filing of Reports by Trustee.

(a) The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to the Trustee, the NIMS Insurer and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it, at the expense of the Person requesting such access.

SECTION 3.23 Title, Management and Disposition of REO Property.

(a) The deed or certificate of sale of any REO Property shall, subject to applicable laws, be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Servicer, on behalf of REMIC 1, shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Trustee and the NIMS Insurer an Opinion of Counsel acceptable to the NIMS Insurer and addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b) The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.23(a)) as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the REO Account, in no event more than two Business Days after the Servicer’s receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i) all insurance premiums due and payable in respect of such REO Property;

(ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii) all costs and expenses necessary to maintain, operate and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, neither the Servicer nor the Trustee shall:

(A) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(E) the terms and conditions of any such contract shall not be inconsistent herewith;

(F) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(G) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(H) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer in a manner, at such price and upon such terms and conditions as shall be normal and usual in the Servicing Standard.

(f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements of the Code.

SECTION 3.24 Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

Not later than 1:00 p.m. New York time on each Servicer Remittance Date, the Servicer shall remit to the Distribution Account an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

SECTION 3.25 [Reserved].

SECTION 3.26 Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

SECTION 3.27 Solicitations.

From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.

Notwithstanding the foregoing, with respect to any Fixed Rate Mortgage Loan, the Servicer may solicit the Mortgagor for the purpose of refinancing such Mortgage Loan, beginning 60 days prior to the later of (i) the expiration of the related Prepayment Charge term, if applicable and (ii) 24 months following origination of such Mortgage Loan and with respect to any Adjustable Rate Mortgage Loan, the Servicer may solicit the Mortgagor for the purpose of refinancing such Mortgage Loan, beginning 60 days prior to the later of (i) the expiration of the related Prepayment Charge term, if applicable and (ii) the expiration of any applicable fixed rate period.

SECTION 3.28 [Reserved].

SECTION 3.29 Advance Facility.

The Servicer, with the consent of the NIMS Insurer, is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer sells, assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Depositor, the Trustee, the Certificateholders or any other party (other than the NIMS Insurer consent) shall be required before the Servicer may enter into an Advance Facility. The Servicer shall notify the NIMS Insurer and each other party to this Agreement prior to or promptly after entering into or terminating any Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances (“Advance Reimbursement Amounts”) and/or Servicing Advances including Nonrecoverable Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility), as applicable, pursuant to this Agreement, then the Servicer shall identify such Reimbursement Amounts consistent with the reimbursement rights set forth in Section 3.11(a)(ii), (iii), (vi) and (vii) and remit such Reimbursement Amounts in accordance with Section 3.10(b) or otherwise in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person. Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may direct, and if so directed the Trustee is hereby authorized to and shall pay to the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the Available Funds or distributed to Certificateholders.

If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund’s entering such facility.

Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer or the Advancing Person had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, except with respect to reimbursement of Nonrecoverable Advances as set forth in this Agreement, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. None of the Depositor or the Trustee shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Servicer shall maintain and provide to any successor servicer and (upon request) the Trustee a detailed accounting on a loan by loan basis as to amounts advanced by, sold, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information. Any successor Servicer shall reimburse the predecessor Servicer and itself for outstanding Advances and Servicing Advances, respectively, with respect to each Mortgage Loan on a first in, first out (“FIFO”) basis; provided that the successor Servicer has received prior written notice from the predecessor Servicer or the Advancing Person of reimbursement amounts owed to the predecessor Servicer. Liquidation Proceeds with respect to a Mortgage Loan shall be applied to reimburse Advances outstanding with respect to that Mortgage Loan before being applied to reimburse Servicing Advances outstanding with respect to that Mortgage Loan.

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding or purchase of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

Upon the direction of and at the expense of the Servicer, the Trustee agrees to execute such acknowledgments provided by the Servicer recognizing the interests of any Advance Facility Trustee in such Reimbursement Amounts as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.29.

The Servicer shall remain entitled to be reimbursed for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

The Servicer shall indemnify the Depositor, the Trustee, the NIMS Insurer, any successor servicer and the Trust Fund for any loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct or breach of its duties hereunder on the part of the Depositor, the Trustee, the NIMS Insurer or any successor servicer.

Any amendment to this Section 3.29 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.29, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. Prior to entering into an Advance Facility, the Servicer shall notify the Advancing Person in writing that: (a) the Advances and/or Servicing Advances purchased, financed by and/or pledged to the Advancing Person are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances and/or Servicing Advances financed by the Advancing Person and (b) the Trustee shall not have any responsibility to track or monitor the administration of the Advance Facility between the Servicer and the Advancing Person.

SECTION 3.30 Pool Policy

The Servicer shall prepare and file on a timely basis with the Pool Insurer, all claims which may be made under the Pool Policy with respect to the covered Mortgage Loans. The Servicer shall enforce the obligations of the Servicer to take all actions required under the Pool Policy as a condition to the payment of any such claim. The Trustee agrees to hold the Pool Policy, substantially in the form attached as Exhibit O hereto. Upon termination of the Trust Fund pursuant to Section 10.01 or expiration of the Pool Policy, the Trustee will return the Pool Policy to the Pool Insurer.

ARTICLE IV

FLOW OF FUNDS

SECTION 4.01 Distributions.

(a) (I) On each Distribution Date, the Trustee shall, first, withdraw from the Distribution Account an amount equal to the Credit Risk Manager Fee for such Distribution Date and shall pay such amount to the Credit Risk Manager and, then, withdraw that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

(i) to the Holders of the Group I Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Class; and

(ii) concurrently, to the Holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

(II) On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

(iii) concurrently, to the Holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each such Class; and

(iv) to the Holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

(III) On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date shall be distributed sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such Class.

(b) (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

(i) to the Holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) after taking into account the amount distributed to the Holders of the Group II Certificates pursuant to Section 4.01(b)(II)(i) below on such Distribution Date, to the Holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero.

(II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

(iii) to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(iv) after taking into account the amount distributed to the Holders of the Group I Certificates pursuant to Section 4.01(b)(I)(i) above on such Distribution Date, to the Holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

(IV) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

(v) to the Holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(vi) to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(V)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(c)(V)(i) below from the Group II Principal Distribution Amount on such Distribution Date.

(V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

(vii) to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

(viii) to the Holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(IV)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(c)(IV)(i) above from the Group I Principal Distribution Amount on such Distribution Date.

(VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

(ix) sequentially, to the Holders of the Class M-1 Certificates and Class M-2 Certificates, in that order, the Class M-1/M-2 Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(x) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(xi) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(xii) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(xiii) to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(xiv) to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(xv) to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(xvi) to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Group II Certificates, all principal distributions will be distributed sequentially, first, to the Holders of the Class II-A-1 Certificates, until the Certificate Principal Balance of the Class II-A-1 Certificates has been reduced to zero; second, to the Holders of the Class II-A-2 Certificates, until the Certificate Principal Balance of the Class II-A-2 Certificates has been reduced to zero; third, to the Holders of the Class II-A-3 Certificates, until the Certificate Principal Balance of the Class II-A-3 Certificates has been reduced to zero and fourth, to the Holders of the Class II-A-4 Certificates, until the Certificate Principal Balance of the Class II-A-4 Certificates has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class C Certificates has been reduced to zero, all principal distributions will be distributed concurrently, to the Holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class.

(c) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under Section 4.01(b) above;

(ii) sequentially, to the Holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates in that order, in each case, first, up to the Unpaid Interest Shortfall Amount for each such Class and second, up to the Allocated Realized Loss Amount, for each such Class;

(iii) to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts, without taking into account amounts, if any, received under the Interest Rate Swap Agreement;

(iv) to the Supplemental Interest Trust Trustee for payment to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(v) to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount for such Distribution Date and any Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A and Mezzanine Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(vii) any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-3 Interest).

(d) On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee shall withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and distribute such amount in the following order of priority:

(i) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such Class; and

(ii) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and Class M-9 Certificates in that order, the related Net WAC Rate Carryover Amount.

(e) On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

(i) to the Supplemental Interest Trust Trustee for payment to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii) to the Supplemental Interest Trust Trustee for payment to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

(iii) concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

(v) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount, after taking into account distributions made pursuant to Section 4.01(a)(4)(i);

(vi) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(vii) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(viii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

(ix) any remaining amounts to the Holders of the Class C Certificates.

(f) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Servicer Prepayment Charge Payment Amounts paid by the Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

(g) The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

(h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(i) It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests and that the Residual Certificates are to receive no principal and interest. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution but shall make such distribution in accordance with the terms of this Agreement until this Agreement is amended as specified in the following sentence. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Servicer(s), hereby agree to any such amendment and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of this Pooling and Servicing Agreement; provided, however, that such amendment shall otherwise comply with Section 11.01 hereof.

SECTION 4.02 [Reserved].

SECTION 4.03 Statements.

(a) On each Distribution Date, based, as applicable, on information provided to it by the Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the NIMS Insurer, the Servicer, the Swap Provider and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

(iii) the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount and the Senior Credit Enhancement Percentage as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

(iv) the fees and expenses of the Trust Fund accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(v) the aggregate amount of Advances for the related Due Period (including the general purpose of such Advances);

(vi) the aggregate Principal Balance of the Mortgage Loans and any REO Properties as of the end of the relted Due Period;

(vii) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(viii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) using the OTS Method (as described below) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties, as well as the aggregate principal balance of Mortgage Loans that were liquidated and the net proceeds resulting therefrom;

(ix) the total number and cumulative Stated Principal Balance of all REO Properties as of the Close of Business of the last day of the calendar month preceding the related Distribution Date;

(x) the aggregate amount of Principal Prepayments made during the related Prepayment Period, separately indicating Principal Prepayments in full and Principal Prepayments in part;

(xi) the Delinquency Percentage and the Realized Loss Percentage;

(xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date;

(xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiv) the Certificate Principal Balance of each Class of Class A Certificates, Mezzanine Certificates and the Class C Certificates, before and after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date;

(xv) the Monthly Interest Distributable Amount in respect of each Class of Class A Certificates, Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of Class A Certificates, Mezzanine Certificates and the Class C Certificates for such Distribution Date;

(xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

(xvii) the Net WAC Rate Carryover Amount for each Class of Class A and Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xviii) whether the Stepdown Date or a Trigger Event has occurred;

(xix) the total cashflows received and the general sources thereof;

(xx) the respective Pass-Through Rates applicable to each Class of Class A Certificates, Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to each Class of Class A and Mezzanine Certificates for the immediately succeeding Distribution Date;

(xxi) the amount of any Net Swap Payments or Swap Termination Payments; and

(xxii) the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date.

The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer, the Credit Risk Manager and the Rating Agencies via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “https://www.tss.db.com/invr”. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be Delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

(b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Trustee shall make available to the NIMS Insurer and the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

(d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to the NIMS Insurer, upon request, and each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

(e) On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 4.04 Remittance Reports; Advances.

(a) By the third Business Day following each Determination Date, but in no event later than the earlier of (i) such date which would allow the indenture trustee to submit a claim to the NIMS Insurer under the Indenture so as to allow a timely payment by the NIMS Insurer under the insurance policy related to the notes insured by the NIMS Insurer and (ii) the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Servicer shall deliver to the Trustee and the Trustee shall make available to the NIMS Insurer, by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date, which Remittance Reports the Trustee shall use in preparing the statement pursuant to Section 4.03. No later than the 20th day of each month, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to (i) make the distributions contemplated by Section 4.01, (ii) to prepare the statements to Certificateholders contemplated by Section 4.03 and (iii) to prepare the Form 10-D contemplated by Section 4.07. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

On or before 1:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Servicer as permitted in Section 3.11(a)(ii) in reimbursement for Advances previously made shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the NIMS Insurer and the Servicer by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

(d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the NIMS Insurer, the Depositor and the Trustee.

SECTION 4.05 Swap Account.

(a) On the Closing Date, there is hereby established a separate trust (the “Supplemental Interest Trust”), into which the Depositor shall deposit: (i) the Interest Rate Swap Agreement and (ii) the Swap Administration Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee, who initially, shall be the Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a separate, segregated trust account to be held in the Supplemental Interest Trust, titled, “Swap Account, Deutsche Bank National Trust Company, as Supplemental Interest Trust Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4.” Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

(b) On each Distribution Date, prior to any distribution to any Certificate, the Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds for distribution in accordance with Section 4.01(e) hereof and (ii) amounts received by the Supplemental Interest Trust Trustee from the Swap Administrator, for distribution in accordance with Section 4.01(e) hereof, pursuant to the Swap Administration Agreement, dated as of the Closing Date (the “Swap Administration Agreement”), among Deutsche Bank National Trust Company, in its capacity as Supplemental Interest Trust Trustee, Deutsche Bank National Trust Company, in its capacity as Swap Administrator and the majority Holder of the Class C Certificates. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of REMIC 6 Regular Interest SWAP IO to the extent of the amount distributable on REMIC 6 Regular Interest SWAP IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

(c) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a partnership. The Supplemental Interest Trust will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).

(d) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(e) The Trustee shall treat the Holders of Certificates (other than the Class P, Class C, Class R and Class R-X Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C, Class R and Class R-X Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 3 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P, Class R and Class R-X Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 3 and as having been paid by such Holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class P, Class R and Class R-X Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 3, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

SECTION 4.06 Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Class A and Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trustee will account for payments to each Class A and Mezzanine Certificates as follows: each Class A and Mezzanine Certificate will be treated as receiving their entire payment from REMIC 3 (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in the Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Class A or Mezzanine Certificate.

The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on such Certificate

SECTION 4.07 Commission Reporting.

(a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(b) (i) Within 12 calender days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit T as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure.

Within 3 calendar days after the related Distribution Date, each entity that is indicated in Exhibit T as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 10th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly file any Form 10-D resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section.

(ii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit T as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit T as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable. The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. On or before (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, on or before March 15 of each year thereafter, the Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or any subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or subcontractor, if required to be filed) and Section 3.21 with respect to the Trustee, and the Form 10-K certification in the form attached hereto as Exhibit N-1 (the “Certification”) signed by the senior officer of the Depositor in charge of securitization. The Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit T as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-K Disclosure.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 1, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit T as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.

The Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer to which the Servicer delegated any of its responsibilities with respect to the Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request. Any expenses incurred by the Trustee in connection with the previous sentence shall be reimbursable to the Trustee out of the Trust Fund. The Indenture Trustee shall have no liability with respect to any failure to properly file any Form 10-K resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section.

The Trustee shall sign a certification (in the form attached hereto as Exhibit N-2) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K), and the Servicer shall sign a certification (the “Servicer Certification) solely with respect to the Servicer (in the form attached hereto as Exhibit N-3) for the benefit of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors. Each such certification shall be delivered to the Depositor and the Trustee by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit N-1 shall be delivered to the Trustee by March 20th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

(c) (A) The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trustee’s obligations under this Section 4.07 caused by the Trustee’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Assessment of Compliance delivered by the Trustee pursuant to Section 3.21, and (B) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) the failure of the Servicer to timely deliver the Servicer Certification or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Servicer pursuant to Section 3.20, the Assessment of Compliance delivered by the Servicer pursuant to Section 3.21 or the Servicer Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee’s obligations under this Section 4.07 caused by the Trustee’s negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor and the Trustee on the one hand and the Servicer on the other in connection with the Servicer Certification and the related obligations of the Servicer under this Section 4.07.

Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

SECTION 4.08 Net WAC Rate Carryover Reserve Account.

No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Soundview Home Loan Trust 2006-OPT4 Asset-Backed Certificates, Series 2006-OPT4” All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Class A and Mezzanine Certificates in the manner set forth in Section 4.01(d).

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A or Mezzanine Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(iv), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A and Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A and Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(d).

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Net WAC Rate Carryover Reserve Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be treated as a partnership. All amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC 3 to the Holder of the Class C Interest and by REMIC 4 to the Holder of the Class C Certificates. The Net WAC Rate Carryover Reserve Account will be an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Class A and Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Holders of the Class C Certificates or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A and Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

For federal tax return and information reporting, the right of the Holders of the Class A Certificates and the Class M Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount may have more than a de minimis value.

SECTION 4.09 Distributions on the REMIC Regular Interests.

On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i) to Holders of each of REMIC 1 Regular Interest I and REMIC 1 Regular Interest I-1-A through I-57-B, on a pro rata basis, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii) to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC 1 Regular Interest I and then to REMIC Regular Interests I-1-A through I-57-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests; and

(iii) to the Holders of REMIC 1 Regular Interest I-57-B, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i) first, to the Holders of REMIC 2 Regular Interest LTIO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii) second, to the extent of Available Funds, to Holders of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, on a pro rata basis, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralization Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTM9 in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC 2 Regular Interest LTZZ shall be increased by such amount; and

(iii) third, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(a) 98.00% of such remainder to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero; provided, however, that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

(b) 2.00% of such remainder first, to the Holders of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTM9 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero, and second, to the Holders of REMIC 2 Regular Interest LTZZ, 1.00% of such remainder,until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, in that order and (ii) REMIC 2 Regular Interest LTZZ, respectively; provided that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause.

SECTION 4.10 Allocation of Realized Losses.

(a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to Net Swap Payments received under the Interest Rate Swap Agreement; third, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and twelfth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificates shall be made first by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(iv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

(b) With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated shall be allocated by the Securities Administrator on each Distribution Date, first to REMIC 1 Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-57-B, starting with the lowest numerical denomination until such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 1 Regular Interests.

(c) With respect to the REMIC 2 Regular Interests, all Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM8 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM7 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM7 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM6 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM6 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM5 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM4 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM4 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM3 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM3 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM2 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM2 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM1 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM1 has been reduced to zero.

ARTICLE V

THE CERTIFICATES

SECTION 5.01 The Certificates.

Each of the Class A Certificates, the Mezzanine Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A and Mezzanine Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1.00 in excess thereof, provided that Class A and Mezzanine Certificates must be purchased in minimum total investments of $100,000 per class, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class P Certificates, the Class C Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A and Mezzanine Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

SECTION 5.02 Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph which office shall initially be the offices designated by the Trustee and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such holder’s respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest that was evidenced by the Class R-X Certificate being exchanged.

(b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, in the case of (i) and (ii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d) No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate or Residual Certificate (the “Private Certificates”) shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, no certification or Opinion of Counsel described above in this Section 5.02(d) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an “accredited investor” within the meaning of Rule 501 of the 1933 Act.

No transfer of a Private Certificate (other than a Class M-9 Certificate) or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit M, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Depositor, the Trustee and the Servicer and on which they may rely which establishes to the satisfaction of the Trustee that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Transferor of the status of such transferee as an affiliate of the Depositor.

Prior to the termination of the Supplemental Interest Trust, no Transfer of a Class A or Mezzanine Certificate shall be made unless either (i) the Trust Administrator shall have received a representation from the transferee (in the form of Exhibit M) of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan, or a Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee is deemed to represent that (a) such Plan is an accredited invester within the meaning of Prohibited Transaction Exemption (“PTE”) 2002-41, 67 Fed. Reg 54487 (August 22, 2002), and (b) the proposed transfer or holding of such Certificate is eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, for the Class A Certificates, Prohibited Transaction Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTE 96-23 and for Mezzanine Certificates, PTCE 95-60.

Subsequent to the termination of the Supplemental Interest Trust, each Transferee of a Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets or (b) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” as defined in PTCE 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the provisions of the three preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the NIMS Insurer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the NIMS Insurer, in form and substance satisfactory to the Trustee and the NIMS Insurer, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04 Persons Deemed Owners.

The Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05 Appointment of Paying Agent.

(a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the NIMS Insurer.

(b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VI

THE SERVICER, THE DEPOSITOR AND THE CREDIT RISK MANAGER

SECTION 6.01 Liability of the Servicer and the Depositor.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

SECTION 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.

Any entity into which the Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

SECTION 6.03 Limitation on Liability of the Servicer and Others.

Neither the Servicer nor the Depositor nor any of the directors or officers or employees or agents of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Servicer or the Depositor, as the case may be, hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and the Depositor, and any director or officer or employee or agent of the Servicer or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its obligations and duties hereunder or by reason of its failure to perform its obligations or duties hereunder and (ii) any breach of a representation or warranty regarding the Mortgage Loans. The Servicer or the Depositor may initiate any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities. Without limiting the foregoing, the Servicer shall undertake to defend any claims against the Trust Fund, the Trustee and/or itself initiated by a Borrower or otherwise related to the servicing of any Mortgage Loan, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 6.04 Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the NIMS Insurer and (b) each Rating Agency shall have delivered a letter to the Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated, with the consent of the NIMS Insurer, a successor servicer in accordance with Section 7.02. Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

SECTION 6.05 Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Servicer shall provide the Trustee and the NIMS Insurer with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer’s Affiliates or their respective successors and assigns.

SECTION 6.06 [Reserved].

SECTION 6.07 Inspection.

The Servicer, in its capacity as Servicer, shall afford the Trustee and the NIMS Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.

SECTION 6.08 Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans.  Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans.  Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Trustee, if it has been notified in writing of such termination or appointment, shall give written notice thereof to the Servicer and the Depositor.

If Holders of the Certificates entitled to 66 2/3% or more of the Voting Rights request in writing to the Trustee to terminate the Credit Risk Manager under this Agreement, the Credit Risk Manager shall be removed pursuant to this Section 6.08.  Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager and the Servicer of the Credit Risk Manager’s removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

ARTICLE VII

DEFAULT

SECTION 7.01 Servicer Events of Termination.

(a) If any one of the following events (“Servicer Events of Termination”) shall occur and be continuing:

(i) (A) The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

(ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days), after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(v) A Delinquency Servicer Termination Trigger has occurred and is continuing;

(b) then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided the Trustee shall give the Servicer notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trustee shall, at the direction of the NIMS Insurer, terminate all of the rights and obligations of the Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii) or (iv) above, the Trustee shall, at the direction of the NIMS Insurer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by the NIMS Insurer or the Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Servicer. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Servicer, by the Trust.

SECTION 7.02 Trustee to Act; Appointment of Successor.

(a) From the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. It is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer shall be approved by the NIMS Insurer (such approval not to be unreasonably withheld), as evidenced by the prior written consent of the NIMS Insurer, and will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14, to reimburse the Trustee pursuant to Section 3.06 or to indemnify the Trustee or the NIMS Insurer pursuant to Section 8.05(c)), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

(b) Any successor to the Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

SECTION 7.03 Waiver of Defaults.

The Majority Certificateholders may, on behalf of all Certificateholders and with the consent of the NIMS Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the consent of the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies and the NIMS Insurer.

SECTION 7.04 Notification to Certificateholders.

(a) Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer, the Swap Provider and each Rating Agency.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders and to the NIMS Insurer notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured.

SECTION 7.05 Survivability of Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01 Duties of Trustee.

The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMS Insurer.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or of the existence of any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, the Servicer, the NIMS Insurer or the Majority Certificateholders.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 8.02 Certain Matters Affecting the Trustee.

(a) Except as otherwise provided in Section 8.01:

(i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the NIMS Insurer or the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or the NIMS Insurer (if requested by the NIMS Insurer) or, if paid by the Trustee, shall be reimbursed by the Servicer or the NIMS Insurer (if requested by the NIMS Insurer) upon demand and, if not reimbursed by the Servicer or the NIMS Insurer (if requested by the NIMS Insurer), shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer;

(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees;

(viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(ix) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the REO Account made at the direction of the Servicer pursuant to Section 3.12; and

(x) the Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.11.

In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such parties’ name, address and other identifying information.

SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document or MERS or the MERS System other than with respect to the Trustee’s execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Sub- Servicer taken in the name of the Trustee; the failure of the Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

SECTION 8.04 Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, the Servicer, the Depositor or their Affiliates.

SECTION 8.05 Trustee Compensation, Custodial Fee and Expenses.

(a) On each Distribution Date, prior to making any distributions to Certificateholders, the Trustee shall withdraw from the Distribution Account and pay to itself the Trustee Compensation payable on such Distribution Date consisting of all income earned on amounts on deposit in the Distribution Account. The Trustee shall be provided a copy of the separate fee schedule between the Depositor and the Custodian. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to the Custodian, the Custodial Fee prior to making any distributions to Certificateholders.

(b) The Trustee, or any director, officer, employee or agent of the Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer’s obligations and duties under this Agreement for which the Trustee is indemnified under Section 8.05(b) or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee’s reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee’s obligations under Article X hereof. It is understood by the parties hereto that a “claim” as used in the preceding sentence includes any claim for indemnification made by the Custodian under Section 22 of the Custodial Agreement; provided, however, that the Trustee shall not lose any right it may have to indemnification under this Section 8.05 due to the willful misfeasance, bad faith or negligence of the Custodian in the performance of its duties under the Custodial Agreement or by reason of the Custodian’s reckless disregard of its obligations and duties under the Custodial Agreement. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this Section 8.05(a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee.

(c) The Servicer agrees to indemnify the Trustee, the NIMS Insurer, the Custodian or any director, officer, employee or agent of the Trustee, the NIMS Insurer or Custodian from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer’s obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee and the Servicer for actions prior to such resignation or removal. Any payment hereunder made by the Servicer to the Trustee shall be from the Servicer’s own funds, without reimbursement from the Trust Fund therefor.

SECTION 8.06 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee and the NIMS Insurer at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07 Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the NIMS Insurer, the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Servicer or the NIMS Insurer may remove the Trustee. If the Depositor, the Servicer or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor, with the consent of the NIMS Insurer, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Majority Certificateholders (or the NIMS Insurer upon the failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee acceptable to the NIMS Insurer in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

SECTION 8.08 Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the NIMS Insurer, the Depositor, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

SECTION 8.09 Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMS Insurer. If the Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Servicer and the Trustee, acting jointly and with the consent of the NIMS Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Servicer and the NIMS Insurer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11 Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12 Trustee May Enforce Claims Without Possession of Certificates.

(a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b) The Trustee shall afford the Originator, the Depositor, the Servicer, the NIMS Insurer and each Certificateholder upon reasonable prior notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Servicer, the NIMS Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Originator, the Servicer, the NIM Insurer, the Depositor and such Certificateholder and shall make available to the Originator, the Servicer, the Depositor, the NIMS Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Originator, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13 Suits for Enforcement.

In case a Servicer Event of Termination or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders or the NIMS Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMS Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMS Insurer and the Certificateholders.

SECTION 8.14 Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16 Appointment of the Custodian.

The Trustee shall, at the direction of the Depositor and with the consent of the Servicer, appoint the Custodian to hold all or a portion of the Mortgage Files. The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor at the direction of the Depositor to the Trustee, the consent to which shall not be unreasonably withheld. The Custodian shall be entitled to its fees and expenses in accordance with the Custodial Agreement, which fees and expenses shall be paid to the Custodian from the Trust in accordance with Section 8.05. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of the Custodial Agreement, which agreement may be amended from time to time, and shall have the right to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by the Custodian. Notwithstanding anything to the contrary in this Agreement, the Custodian is not an agent of the Trustee and in no event shall the Trustee be liable for any acts, omission, duties, obligations, or liabilities of the Custodian. In no event shall the appointment of the Custodian pursuant to the Custodial Agreement diminish the obligations of the Trustee hereunder.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01 REMIC Administration.

(a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement. The Securities Administrator and the Trustee shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC created hereunder other than (a) the REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests, the REMIC 4 Regular Interests, the REMIC 5 Regular Interests or the REMIC 6 Regular Interests, the ownership of which is represented by the Class A and Class M Certificates, REMIC 6 Regular Interest SWAP IO, the Class C Certificates and the Class P Certificates and (b) the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest, the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest. The Securities Administrator will apply for an Employee Identification Number from the IRS via form SS-4 or any other acceptable method for each Trust REMIC

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c) The Trustee shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trustee shall be entitled to reimbursement of expenses incurred pursuant to this Section 9.01(c) to the extent provided in Section 8.05.

(d) The Trustee shall prepare, sign and file, all of the REMICs’ federal and state tax and information returns (including Form 8811) as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the related “Tax Matters Person”) with respect to REMIC 1, REMIC 2 and REMIC 3 and shall act as Tax Matters Person for REMIC 1, REMIC 2 and REMIC 3. The Holder of the Class R-X Certificate at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC 4, REMIC 5 and REMIC 6 and shall act as Tax Matters Person for REMIC 4, REMIC 5 and REMIC 6. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

(f) The Trustee, the Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the NIMS Insurer and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Servicer, the Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

(h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k) On or before April 15 of each calendar year beginning in 2006, the Servicer shall deliver to the NIMS Insurer, the Trustee and each Rating Agency an Officers’ Certificate stating the Servicer’s compliance with the provisions of this Section 9.01.

(l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

SECTION 9.02 Prohibited Transactions and Activities.

Neither the Depositor, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

(a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMS Insurer, the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

SECTION 10.01 Termination.

(a) The respective obligations and responsibilities of the Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Assumed Final Maturity Date as defined in the Preliminary Statement. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Servicer (in such context, the “Terminator”), may, at its option, terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the aggregate Stated Principal Balances of the Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon in their good faith business judgment (determined as provided in the last sentence of this paragraph) as of the Close of Business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(c) by (x) the Terminator, (y) the Holders of a majority in Percentage Interest in the Class C Certificates and (z) if the Floating-Rate Certificates will not receive all amounts owed to it as a result of the termination, the Trustee (provided that if this clause (z) applies to such determination, such determination shall, notwithstanding anything to the contrary herein, be based solely upon an appraisal obtained as provided in the last sentence of this paragraph)), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any amounts owed to the NIMS Insurer (as it notifies the Trustee and Servicer in writing). If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee as provided in (ii) above in their good faith business judgment, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee in their reasonable discretion, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) notwithstanding anything to the contrary above, the Trustee may solely and conclusively rely on, and shall be protected in relying on, such appraisal in making such determination.

In connection with any such purchase pursuant to the preceding paragraph, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

(b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Certificateholders and the Swap Provider (if the Interest Rate Swap Agreement has not terminated by its terms) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholders for payment.

SECTION 10.02 Additional Termination Requirements.

(a) In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) Within 90 days prior to the final Distribution Date, the Terminator shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01 Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the NIMS Insurer and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein (iii) to amend the provisions of Section 3.22(b) or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder. Notwithstanding the foregoing, neither an Opinion of Counsel nor written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies will be required in connection with an amendment to the provisions of Section 3.22(b).

In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the NIMS Insurer, the Swap Provider and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Swap Provider or Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment and satisfactory to the NIMS Insurer, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment to this Agreement, if such amendment would have a material adverse effect on the Swap Provider, without the prior written consent of the Swap Provider (which consent shall not be unreasonably withheld).

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, the NIMS Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02 Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03 Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04 Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

SECTION 11.05 Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Servicer, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Trustee in writing by the Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GC06O4 (telecopy number: (714) 247-6478), or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Servicer in writing by the Trustee (c) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may be furnished to the Servicer, the NIMS Insurer and the Trustee in writing by the Depositor, (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer or (e) in the case of the Swap Provider, Wachovia Bank, N.A. 301 South College Street DC-8, Charlotte, North Carolina 28202-0600, Attention: Risk Management or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 11.06 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07 Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.08 Notice to the Rating Agencies, the Swap Provider and the NIMS Insurer.

(a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies, the Swap Provider and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

(iii) the resignation or termination of the Servicer or the Trustee;

(iv) the final payment to Holders of the Certificates of any Class;

(v) any change in the location of any Account; and

(vi) if the Trustee is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b) In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Sections 4.03 and 3.19 hereof and the Servicer shall promptly furnish to each Rating Agency copies of the following:

(i) each annual statement as to compliance described in Section 3.20 hereof;

(ii) each annual independent public accountants’ servicing report described in Section 3.21 hereof; and

(iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) Fitch Ratings, 1 State Street Plaza, New York, New York 10004 and (ii) Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, NY 10041, Attention: Residential Mortgage Surveillance Group.

SECTION 11.09 Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 11.10 Third Party Rights.

The NIMS Insurer and the Swap Provider shall each be deemed third-party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 11.11 Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the NIMS Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 11.12 Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 11.13 Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and 4.07 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the SEC under the 1934 Act (17 C.F.R. §§ 229.1100-229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

FINANCIAL ASSET SECURITIES CORP., as Depositor

By:	/s/ Pat Leo
Name:	Pat Leo
Title:	Vice President

OPTION ONE MORTGAGE CORPORATION., as Servicer

By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Supplemental Interest Trust Trustee

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

By:	/s/ Hang Luu
Name:	Hang Luu
Title:	Authorized Signatory

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF	)

On the ____ day of May, 2006 before me, a notary public in and for said State, personally appeared ___________________known to me to be a ____________________ of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________
Notary Public

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On the____ day of May, 2006 before me, a notary public in and for said State, personally appeared ________________________known to me to be a ___________________ of Option One Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________
Notary Public

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On the ___ day of May, 2006 before me, a notary public in and for said State, personally appeared_______________________, known to me to be a(n)________________________ and ________________________, known to me to be a(n) ________________________of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________
Notary Public

EXHIBIT A-1

FORM OF CLASS I-A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFEREE OF THIS CERTIFICATE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$321,226,000.00
Original Class Certificate Principal Balance of this Class	:	$321,226,000.00
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AA 0
Class	:	I-A-1
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS I-A-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A-1 Certificate (obtained by dividing the Denomination of this Class I-A-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Class I-A-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class I-A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class I-A-1 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representation made except in accordance with Section 5.02(d) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS II-A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFEREE OF THIS CERTIFICATE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$260,789,000.00
Original Class Certificate Principal Balance of this Class	:	$260,789,000.00
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AB 8
Class	:	II-A-1
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS II-A-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-1 Certificate (obtained by dividing the Denomination of this Class II-A-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Class II-A-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class II-A-1 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representation made except in accordance with Section 5.02(d) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS II-A-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFEREE OF THIS CERTIFICATE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$75,758,000.00
Original Class Certificate Principal Balance of this Class	:	$75,758,000.00
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AC 6
Class	:	II-A-2
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS II-A-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-2 Certificate (obtained by dividing the Denomination of this Class II-A-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Class II-A-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class II-A-2 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representation made except in accordance with Section 5.02(d) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS II-A-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFEREE OF THIS CERTIFICATE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$108,517,000.00
Original Class Certificate Principal Balance of this Class	:	$108,517,000.00
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AD 4
Class	:	II-A-3
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS II-A-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-3 Certificate (obtained by dividing the Denomination of this Class II-A-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Class II-A-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class II-A-3 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representation made except in accordance with Section 5.02(d) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS II-A-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFEREE OF THIS CERTIFICATE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$37,710,000.00
Original Class Certificate Principal Balance of this Class	:	$37,710,000.00
Percentage Interest	:	100%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AE 2
Class	:	II-A-4
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS II-A-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-4 Certificate (obtained by dividing the Denomination of this Class II-A-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Class II-A-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class II-A-4 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representation made except in accordance with Section 5.02(d) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

FORM OF CLASS M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES AND THE CLASS II-A-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$72,500,000.00
Original Class Certificate Principal Balance of this Class	:	$72,500,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AF 9
Class	:	M-1
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-1 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-7

FORM OF CLASS M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$21,500,000.00
Original Class Certificate Principal Balance of this Class	:	$21,500,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AG 7
Class	:	M-2
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-2 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-8

FORM OF CLASS M-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$18,500,000.00
Original Class Certificate Principal Balance of this Class	:	$18,500,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AH 5
Class	:	M-3
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-3 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-9

FORM OF CLASS M-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$17,500,000.00
Original Class Certificate Principal Balance of this Class	:	$17,500,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AJ 1
Class	:	M-4
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-4 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-10

FORM OF CLASS M-5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$17,500,000.00
Original Class Certificate Principal Balance of this Class	:	$17,500,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AK 8
Class	:	M-5
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-5

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-5 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-11

FORM OF CLASS M-6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$12,000,000.00
Original Class Certificate Principal Balance of this Class	:	$12,000,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AL 6
Class	:	M-6
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-6

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-6 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-12

FORM OF CLASS M-7 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$10,000,000.00
Original Class Certificate Principal Balance of this Class	:	$10,000,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AM 4
Class	:	M-7
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-7

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-7 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-13

FORM OF CLASS M-8 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$7,000,000.00
Original Class Certificate Principal Balance of this Class	:	$7,000,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AN 2
Class	:	M-8
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-8

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-8 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-14

FORM OF CLASS M-9 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY TRANSFEREE WHO IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH THE TRANSFEREE MAKES OR IS DEEMED TO MAKE CERTAIN REPRESENTATIONS AND UNDERTAKINGS SET FORTH IN THE AGREEMENT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$ 9,500,000.00
Original Class Certificate Principal Balance of this Class	:	$ 9,500,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83611Y AP 7
Class	:	M-9
Assumed Maturity Date	:	June 2036

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS M-9

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-10 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any transferee of this Certificate who is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class M-9 Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-15

FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A-1 CERTIFICATES, THE CLASS II-A-1 CERTIFICATES, THE CLASS II-A-2, THE CLASS II-A-3 CERTIFICATES, THE CLASS II-A-4 CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES, THE CLASS M-10 CERTIFICATES AND THE CLASS M-11 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$ 9,999,931.47
Original Class Certificate Principal Balance of this Class	:	$ 9,999,931.47
Percentage Interest	:	100.00%
Class	:	C

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class C Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-16

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$100.00
Original Class Certificate Principal Balance of this Class	:	$100.00
Percentage Interest	:	100.00%
Class	:	P

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class P Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-17

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Percentage Interest	:	100.00%
Class	:	R

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class R Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4 Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-18

FORM OF CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Percentage Interest	:	100.00%
Class	:	R-X

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
Series 2006-OPT4
CLASS R-X

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL MARKETS, INC. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2006

SOUNDVIEW HOME LOAN TRUST 2006-OPT4 DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced
in the within-mentioned Agreement

By:__________________________________________
Authorized Signatory of
Deutsche Bank National Trust Company,
as Trustee

[Reverse of Class R-X Certificate]

Soundview Home Loan Trust 2006-OPT4
Asset-Backed Certificates,
SERIES 2006-OPT4

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in June 2036.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

OPTION ONE MORTGAGE CORPORATION,

as Originator and Seller

OPTION ONE OWNER TRUST 2001-1B,

OPTION ONE OWNER TRUST 2001-2,

OPTION ONE OWNER TRUST 2002-3,

OPTION ONE OWNER TRUST 2003-4,

OPTION ONE OWNER TRUST 2003-5,

OPTION ONE OWNER TRUST 2005-6,

OPTION ONE OWNER TRUST 2005-7,

OPTION ONE OWNER TRUST 2005-8,

OPTION ONE OWNER TRUST 2005-9

as Sellers

and

FINANCIAL ASSET SECURITIES CORP.,

as Purchaser

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of May 16, 2006

Adjustable-Rate and Fixed-Rate Mortgage Loans

Soundview Home Loan Trust 2006-OPT4

ARTICLE I.
DEFINITIONS

Section 1.01	Definitions

ARTICLE II.
SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01	Sale of Mortgage Loans
Section 2.02	Obligations of the Originator Upon Sale
Section 2.03	Payment of Purchase Price for the Mortgage Loans.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01	Originator Representations and Warranties Relating to the Mortgage Loans.
Section 3.02	Originator Representations and Warranties Relating to Option One Mortgage Corporation.
Section 3.03	Seller Trust Representations and Warranties
Section 3.04	Remedies for Breach of Representations and Warranties

ARTICLE IV.
SELLER’S COVENANTS

Section 4.01	Covenants of the Originator

ARTICLE V.
INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01	Indemnification.

ARTICLE VI.
TERMINATION

Section 6.01	Termination

ARTICLE VII.
MISCELLANEOUS PROVISIONS

Section 7.01	Amendment
Section 7.02	Governing Law
Section 7.03	Notices
Section 7.04	Severability of Provisions
Section 7.05	Counterparts
Section 7.06	Further Agreements
Section 7.07	Intention of the Parties
Section 7.08	Successors and Assigns; Assignment of Purchase Agreement
Section 7.09	Survival
Section 7.10	Owner Trustee

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of May 16, 2006 (the “Agreement”), among Option One Mortgage Corporation (the “Originator”), Option One Owner Trust 2001-1B (“Seller Trust 1B”), Option One Owner Trust 2001-2 (“Seller Trust 2”), Option One Owner Trust 2002-3 (“Seller Trust 3”), Option One Owner Trust 2003-4 (“Seller Trust 4”), Option One Owner Trust 2003-5 (“Seller Trust 5”), Option One Owner Trust 2005-6 (“Seller Trust 6”), Option One Owner Trust 2005-7 (“Seller Trust 7”), Option One Owner Trust 2005-8 (“Seller Trust 2005-8) and Option One Owner Trust 2005-9 (“Seller Trust 2005-9); each of Seller Trust 1B, Seller Trust 2, Seller Trust 3, Seller Trust 4, Seller Trust 5, Seller Trust 6, Seller Trust 7, Seller Trust 8 and Seller Trust 9, a “Seller Trust” and collectively the “Seller Trusts”) (the Originator and each Seller Trust a “Seller” and collectively the “Sellers”) and Financial Asset Securities Corp. (the “Purchaser”).

WITNESSETH

WHEREAS, each Seller is the owner of (a) the notes or other evidence of indebtedness (the “Mortgage Notes”) so indicated on the applicable Schedule hereto referred to below and (b) the other documents or instruments constituting the Mortgage File (collectively, the “Mortgage Loans”); and

WHEREAS, the Sellers, as of the date hereof, own the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Sellers sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

WHEREAS, each Seller Trust is an indirect subsidiary of the Originator and the Originator is the administrator of each Seller Trust; and

WHEREAS, the Originator originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to the applicable Seller Trust; and

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of May 1, 2006 (the “Pooling and Servicing Agreement”) among the Purchaser as depositor, the Originator as servicer and Deutsche Bank National Trust Company as trustee (the “Trustee”), the Purchaser will convey the Mortgage Loans to Soundview Home Loan Trust 2006-OPT4 (the “Trust”); and

WHEREAS, the Originator is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself and the Mortgage Loans; and

WHEREAS, each Seller Trust is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

“ORIGINATOR INFORMATION”: The information contained in the Prospectus Supplement, read either individually or collectively under “SUMMARY OF TERMS—Mortgage Loans,” the first sentence of the fourth bullet point under “RISK FACTORS—Unpredictability of Prepayments and Effect on Yields,” the second sentence under “RISK FACTORS—Payment Status of the Mortgage Loans,” the first sentence under “RISK FACTORS—Interest Only Mortgage Loans,” the second sentence under “RISK FACTORS—Second Lien Loan Risk,” the first sentence under “RISK FACTORS—Interest Only Mortgage Loans,” the second sentence of the third bullet point under “RISK FACTORS—Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization,” the first and second sentence under “RISK FACTORS—Simultaneous Second Lien Risk,” “THE MORTGAGE POOL,” the first sentence of the fifth paragraph under “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS”, “THE ORIGINATOR AND THE SPONSOR” and “THE SERVICER.”

ARTICLE II.

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01 Sale of Mortgage Loans. The applicable Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, identified on the related Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; and (iv) all proceeds of any of the foregoing. In addition to the sale of the Mortgage Loans, the Originator will direct the Trustee to enter into the Interest Rate Swap Agreement and Swap Administration Agreement on behalf of the Trust.

Section 2.02 Obligations of the Originator Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Originator further agrees, at its own expense on or prior to the Closing Date, (a) to cause its books and records and the books and records of each Seller Trust, to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, (i) its account number and (ii) the Cut-off Date Principal Balance. Such files, which form a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and are hereby incorporated into and made a part of this Agreement.

In connection with any conveyance by the Sellers, the Originator shall on behalf of the Purchaser deliver to, and deposit with the Trustee (or the Custodian on behalf of the Trustee), as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i) the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee,” or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or (B) to “Deutsche Bank National Trust Company, as Trustee”;

(iv) an original of any intervening assignment of Mortgage showing a complete chain of assignments;

(v) the original or a certified copy of lender’s title insurance policy; and

(vi) the original or copies of each assumption, modification, written assurance, substitution agreement or guarantee, if any.

The Originator hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Originator to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian, no later than the Closing Date, of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(v) above, the Originator shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Originator shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Originator shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Originator does not cure such defect or deliver such missing document within such time period, the Originator shall either repurchase or substitute for such Mortgage Loan pursuant to Section 2.03 of the Pooling and Servicing Agreement.

Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

The parties hereto intend that the transaction set forth herein be a sale by the Sellers to the Purchaser of all the applicable Seller’s right, title and interest in and to the related Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, each Seller hereby grants to the Purchaser a security interest in all of such Seller’s right, title and interest in, to and under the related Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of such Seller’s obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

The Originator shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Originator shall be required to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, (v) upon receipt of notice from the Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) upon receipt of notice from the Servicer, any Mortgage Loan that is 90 days or more Delinquent. Upon receipt of written notice from the Purchaser that recording of the Assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the related Seller shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. The related Seller shall furnish the Trustee (or the Custodian on behalf of the Trustee), or its designated agent, with a copy of each Assignment submitted for recording.

In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date, the Trustee (or the Custodian on behalf of the Trustee), at the expense of the related Seller, shall cause to be completed such endorsements “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse.”

Section 2.03 Payment of Purchase Price for the Mortgage Loans.

(i) In consideration of the sale of the Mortgage Loans from Option One Mortgage Corporation to the Purchaser on the Closing Date, the Purchaser agrees to pay to Option One Mortgage Corporation on the Closing Date immediately available funds in an amount equal to $ 22,285,231.55.

(ii) In consideration of the sale of the Mortgage Loans from Seller Trust 1B to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 1B on the Closing Date immediately available funds in an amount equal to $284,680,973.83.

(iii) In consideration of the sale of the Mortgage Loans from Seller Trust 2 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 2 on the Closing Date immediately available funds in an amount equal to $43,527,378.29.

(iv) In consideration of the sale of the Mortgage Loans from Seller Trust 3to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 3 on the Closing Date immediately available funds in an amount equal to $110,805,820.30.

(v) In consideration of the sale of the Mortgage Loans from Seller Trust 4 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 4 on the Closing Date immediately available funds in an amount equal to $74,924,315.63.

(vi) In consideration of the sale of the Mortgage Loans from Seller Trust 5 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 5 on the Closing Date immediately available funds in an amount equal to $96,802,648.30.

(vii) In consideration of the sale of the Mortgage Loans from Seller Trust 6 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 6 on the Closing Date immediately available funds in an amount equal to $91,904,051.65.

(viii) In consideration of the sale of the Mortgage Loans from Seller Trust 7 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 7 on the Closing Date immediately available funds in an amount equal to $93,751,602.08.

(ix) In consideration of the sale of the Mortgage Loans from Seller Trust 8 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 8 on the Closing Date immediately available funds in an amount equal to $107,607,078.55.

(x) In consideration of the sale of the Mortgage Loans from Seller Trust 9 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 9 on the Closing Date immediately available funds in an amount equal to $73,710,931.29.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01 Originator Representations and Warranties Relating to the Mortgage Loans.

The Originator and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in Schedule II attached hereto are made as of the Closing Date or as of the date specifically provided herein.

Section 3.02 Originator Representations and Warranties Relating to Option One Mortgage Corporation. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

(a) The Originator is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(b) The Originator has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Originator has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Seller Trusts, constitutes a legal, valid and binding obligation of the Originator, enforceable against it in accordance with its terns except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Originator (in its capacity as a Seller), the Originator (in its capacity as a Seller) had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

(c) The execution and delivery of this Agreement by the Originator and the performance of and compliance with the terms of this Agreement will not violate the Originator’s articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Originator is a party or which may be applicable to the Originator or its assets;

(d) The Originator is not in violation of, and the execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(e) Reserved;

(f) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Originator (in its capacity as a Seller) was the owner of the related Mortgages and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Originator (in its capacity as a Seller) retains record title, the Originator (in its capacity as a Seller) shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof,

(g) The Originator (in its capacity as a Seller) has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(h) There are no actions or proceedings against, or investigations known to it of, the Originator before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Originator of its obligations under, or validity or enforceability of, this Agreement;

(i) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(j) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Originator. The sale of the Mortgage Loans is in the ordinary course of business of the Originator (in its capacity as a Seller) and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator (in its capacity as a Seller) are not subject to the bulk transfer or any similar statutory provisions;

(k) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Originator (in its capacity as a Seller) held good, marketable and indefeasible title to, and were the sole owners and holders of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Originator (in its capacity as a Seller) had full right and authority under all governmental and regulatory bodies having jurisdiction over the Originator, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated. The Originator (in its capacity as a Seller) shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

(l) The Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

(m) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependant solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Originator pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

(n) The Originator is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Originator unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

(o) The Mortgage Note, the Mortgage, the Assignment and any other documents required to be delivered with respect to each Mortgage Loan, have been delivered to the Purchaser all in compliance with the specific requirements hereof. With respect to each Mortgage Loan, the Originator/Seller is in possession of a complete Mortgage File, except for such documents as have been delivered to the Trustee; and

(p) The Originator is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS and is current in payment of all fees and assessments imposed by MERS.

Section 3.03 Seller Trust Representations and Warranties. Each Seller Trust represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

(i) The Seller Trust is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The Seller Trust has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller Trust has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Originator, constitutes a legal, valid and binding obligation of the Seller Trust, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii) The execution and delivery of this Agreement by the Seller Trust and the performance of and compliance with the terms of this Agreement will not violate the Seller Trust’s certificate of trust or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller Trust is a party or which may be applicable to the Seller Trust or its assets;

(iv) The Seller Trust is not in violation of, and the execution and delivery of this Agreement by the Seller Trust and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over such Seller Trust or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller Trust or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder; and

(v) Immediately prior to the payment of the mortgage loan purchase price for each Mortgage Loan, the Seller Trust was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the mortgage loan purchase price by the Purchaser, in the event that the Seller Trust retains record title, the Seller Trust shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

(vi) The Seller Trust has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(vii) There are no actions or proceedings against, or investigations known to it of, the Seller Trust before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller Trust of its obligations under, or validity or enforceability of, this Agreement;

(viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller Trust of, or compliance by the Seller Trust with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(ix) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller Trust, and the transfer assignment and conveyance of the related Mortgage Notes and the Mortgages by the Seller Trust pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

(x) Except with respect to liens released immediately prior to the transfer herein contemplated, the applicable Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller Trust held good, marketable and indefeasible title to, and was the sole owner and holder of, the related Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Seller Trust has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller Trust, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller Trust shall have transferred all of its right, title and interest in and to the related Mortgage Loans and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, the related Mortgage Loans subject to no Liens.

Section 3.04 Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. Upon discovery by either the Originator or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. It is understood by the parties hereto that a breach of the representations and warranties made in paragraphs (7), (39), (45), (48), (55), (60), (61), (76), (85), (87), (88), (89), (90), (91), (92), (93), (94) and (95) of Schedule II will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser.

Within 60 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty made by the Originator or the Sellers that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Originator shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Originator shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Purchase Price (as defined in the Pooling and Servicing Agreement). In the event that a breach shall involve any representation or warranty set forth in Subsection 3.02 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Originator of such breach, all of the Mortgage Loans shall, at the Purchaser’s option be repurchased by the Originator at the Purchase Price (as defined in the Pooling and Servicing Agreement). The Originator may, at the request of the Purchaser and assuming the Originator has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Originator does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Originator or receipt of notice by the Originator of the breach of the representation of the Originator set forth in paragraphs (52) or (58) of Schedule II which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Originator shall pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account, net of any amount previously collected by the Servicer and paid by the Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge.

With respect to the covenant set forth in paragraph (83) of Schedule II, if the reports required to be delivered by the Servicer pursuant to Section 3.01 of the Pooling and Servicing Agreement are not obtained or if any of the related Mortgaged Properties appear to have been damaged materially per such reports, the Originator shall repurchase or substitute for such Mortgage Loans in accordance with the procedures set forth herein within 180 days of the Closing Date.

At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Originator shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Originator (in its capacity as Seller) and the delivery to the Originator (in its capacity as Seller) of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price (as defined in the Pooling and Servicing Agreement) is deposited in the Collection Account. The Originator shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

In the event that the first Monthly Payment on any Mortgage Loan due to the Trust is not made within forty-five (45) days of the date on which such Monthly Payment was due, then such Mortgage Loan will be repurchased by the Originator at the Purchase Price (as defined in the Pooling and Servicing Agreement). Notwithstanding the foregoing, the Originator’s obligation to repurchase any such Mortgage Loan pursuant to this paragraph shall expire 180 days following the Closing Date.

As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, the Originator shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement. with the Mortgage Note endorsed as required therein. The Originator shall remit for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Originator. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received by the Originator in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Subsections 3.01 and 3.02.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

It is understood and agreed that the obligations of the Originator set forth in this Section 3.04 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01, 3.02 or 3.03.

ARTICLE IV.

ORIGINATOR’S COVENANTS

Section 4.01 Covenants of the Originator. The Originator hereby covenants that except for the transfer hereunder, neither the Originator nor any Seller Trust will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Originator will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Originator will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Originator or any Seller Trust; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Originator or any Seller Trust from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Originator or any Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE V.

INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01 Indemnification.

(a) The Originator indemnifies and holds harmless the Purchaser, its respective officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error or material omission in the information concerning the Originator Information furnished by the Originator to the Purchaser for use in the preparation of the Prospectus Supplement, which error was not superseded or corrected by the delivery to the Purchaser of corrected written or electronic information, or for which the Originator provided written notice of such error to the Purchaser prior to the confirmation of the sale of the Certificates; and will reimburse the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage. liability or action as such expenses are incurred;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Purchaser; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body. commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Originator may otherwise have.

(b) Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, by the Originator, if the indemnified parties in this Article V consist of the Originator, or be the related Seller Trust, if the indemnified parties in this Article V consist of such Seller Trust.

Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01 (a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

(c) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article is for any reason held to be unenforceable although applicable in accordance with its terms, each Seller Trust and the Originator, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the related Seller Trust, the Originator and the Purchaser in such proportions as shall be appropriate to reflect the relative fault of each Seller Trust and the Originator on the one hand and the Purchaser on the other from the sale of the Mortgage Loans; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser and each director of the Originator, each officer of the Originator, and each person, if any, who controls the Originator within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Originator and each director of the related Seller Trust, each officer of such Seller Trust, and each person, if any, who controls such Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the related Seller.

(d) The Originator agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Originator to perform its duties in compliance with the terms of this Agreement or (ii) arising from a breach by the Originator of its representations and warranties in Sections 3.01 and 3.02 of this Agreement. The Originator shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Originator shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee or any such person or entity and/or any Certificateholder in respect of such claim.

ARTICLE VI.

TERMINATION

Section 6.01 Termination. The respective obligations and responsibilities of the Originator, each Seller and the Purchaser created hereby shall terminate, except for the Originator’s indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Agreement may be amended from time to time by the Originator, each Seller Trust and the Purchaser, by written agreement signed by the Originator, each Seller Trust and the Purchaser.

Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Originator, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, Attention: C. Robert Fulton, or such other address as may hereafter be furnished to the Purchaser in writing by the Originator and (ii) if to the Purchaser, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may hereafter be furnished to the Purchaser and any Seller Trust in writing by the Originator.

Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

Section 7.05 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 7.06 Further Agreements. The Purchaser, each Seller and the Originator each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Sellers, the Originator will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Originator will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Originator as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

Section 7.07 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to each Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the related Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the related Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.08 Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by each Seller, the Originator, the Purchaser and the Trustee.

The obligations of each Seller and the Originator under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser’s sole discretion, except that the Purchaser acknowledges and agrees that each Seller or the Originator may assign its obligations hereunder to any Person into which the related Seller or the Originator is merged or any corporation resulting from any merger, conversion or consolidation to which the related Seller or the Originator is a party or any Person succeeding to the business of the related Seller or the Originator. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the related Seller and the Originator acknowledge and consent to the assignment by the Purchaser to the Trustee of all of the Purchaser’s rights against each Seller and the Originator pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against each Seller or the Originator pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.09 Survival. The representations and warranties set forth in Sections 3.01, 3.02 and 3.03 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

Section 7.10 Owner Trustee. It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Seller Trusts, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations undertakings and agreements herein made on the part of the related Seller Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the related Seller Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of any Seller Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any Seller Trust under this Agreement or any other document.

IN WITNESS WHEREOF, each Seller, the Originator and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

FINANCIAL ASSET SECURITIES CORP.,
as Purchaser

By:_________________________________
Name:
Title:

OPTION ONE MORTGAGE CORPORATION, as Originator

By:_________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2001-1B,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:_______________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2001-2,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:___________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2002-3,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:____________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2003-4,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:___________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2003-5,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:___________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2005-6,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:__________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2005-7,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:____________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2005-8,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:____________________________________
Name:
Title:

OPTION ONE OWNER TRUST 2005-9,
as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:____________________________________
Name:
Title:

SCHEDULE I

MORTGAGE LOANS

SEE EXHIBIT D TO
POOLING AND SERVICING AGREEMENT

SCHEDULE II

REPRESENTATIONS AND WARRANTIES

The Originator hereby represents and warrants to the Purchaser and to any subsequent Purchaser that, as to each Mortgage Loan, as of the Closing Date for such Mortgage Loan:

(1) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date;

(2) Except with respect to payments not yet 30 days past due, all payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and except with respect to payments not yet 30 days past due, there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(3) As of the origination date of the Mortgage Loan there were no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property, and as of the Closing Date there are no delinquent taxes, insurance premiums, or other outstanding charges jeopardizing the lien position of the Mortgage Loan, and to the best knowledge of the Originator, as of the Closing Date, there are no ground rents, water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(4) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

(5) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(6) All buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the first lien Mortgage Loan and the outstanding principal balance of the second lien Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the underwriting guidelines of the originator or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. All such insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(7) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory, abusive and fair lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

(8) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(9) The Mortgage (including any negative amortization which may arise thereunder) is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Originator to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Originator to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Value of the Mortgaged Property, (c) with respect to each Mortgage Loan which is indicated by the Originator to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Originator has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(10) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(11) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who executed the related Mortgage either in an individual capacity or, provided that the related Mortgage is guaranteed by a natural person, as trustee for a family trust;

(12) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(13) As of the Closing Date and immediately prior to the sale of the Mortgage Loan hereunder, the applicable Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(14) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(15) The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable-Rate Mortgage Loan has an Adjustable-Rate mortgage endorsement in the form of ALTA 6.0 or 6.1) or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Originator, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable-Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Rate and Monthly Payment and negative amortization provisions of the Mortgage Note. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Originator is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(16) As of the Closing Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Originator has not waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan, as of the Closing Date (i) the related first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage. For purposes of the foregoing, a delinquent payment of less than thirty (30) days on a Mortgage Loan in and of itself does not constitute a default, breach, violation or event of acceleration (or an event which, with the passage of time or with notice and the expiration of any grace or cure period, has occurred that would constitute a default, breach, violation or event of acceleration) with respect to such Mortgage Loan;

(17) As of the Closing Date, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(18) All improvements which were considered in determining the Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(19) The Mortgage Loan was originated or acquired by the Originator (and if acquired by the Originator, the Mortgage Loan was underwritten in all material respects with the Originator’s underwriting guidelines, and if a first-lien Mortgage Loan, is eligible for inclusion under a Secondary Mortgage Market Enhancement Act eligible transaction) or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(20) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Rate. With respect to each Mortgage Loan which is not a negative amortization loan, the Mortgage Note is payable on the first day of each month, or such other day of each month as may be specified in the Mortgage Loan Schedule, in Monthly Payments, which, in the case of a Fixed-Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Rate, and, in the case of an Adjustable-Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Rate. With respect to each negative amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any negative amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of 5 years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Rate. The Index for each Adjustable-Rate Mortgage Loan is as defined in the Mortgage Loan Schedule. No Mortgage Loan is a convertible Mortgage Loan;

(21) The origination, servicing and collection practices used by the Originator with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Originator and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Originator have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Originator for any work on a Mortgaged Property which has not been completed;

(22) As of the Closing Date, the Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(23) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. As of the Closing Date, the Mortgagor has not notified the Originator and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(24) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Originator in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms generally acceptable to Fannie Mae and Freddie Mac;

(25) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(26) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac, was on appraisal form 1004 or form 2055 (or a form otherwise satisfactory to S&P and Moody’s) and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(27) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(28) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Originator, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(29) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of Fixed-Rate mortgage loans in the case of Fixed-Rate Mortgage Loans, and Adjustable-Rate mortgage loans in the case of Adjustable-Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(30) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(31) The Originator has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors who routinely invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(32) No Mortgage Loan had a Loan-to Value Ratio or a Combined Loan-to-Value Ratio at origination in excess of 100%;

(33) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(34) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Originator, the related Seller, or to the best of the Originator’s knowledge, on the part of any other person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(35) The Assignment is in recordable form and (other than with respect to the blank assignee) is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(36) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any negative amortization;

(37) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(38) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

(39) With respect to each Mortgage Loan, the Originator has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Originator, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and the Originator for each Loan will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its primary borrower to Equifax, Experian, and Trans Union Credit Information Originator, on a monthly basis;

(40) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Originator, except as noted on the Mortgage Loan Schedule;

(41) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(42) The Originator shall, at its own expense, cause each Mortgage Loan to be covered by a tax service contract which is assignable to the Purchaser or its designee; provided however, that if the Originator fails to purchase such tax service contract, the Originator shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such tax service contract;

(43) Each Mortgage Loan is covered by a flood zone service contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Originator agrees to purchase such flood zone service contract;

(44) As of the Closing Date. the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Originator nor, to the Originator’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(45) No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or is in violation of any comparable state law and no Mortgage Loan has an “annual percentage rate” or “total points and fees” payable by the borrower (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(46) No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan (other than with respect to the points and fees threshold in connection with Mortgage Loans that are not Points and Fees Eligible Loans and escrow payment requirements) is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides;

(47) The debt-to-income ratio of the related Mortgagor was not greater than 65% at the origination of the related Mortgage Loan;

(48) No Mortgagor was required to purchase any single premium credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(49) The Mortgage Loans were not selected from the outstanding Fixed-Rate or adjustable-rate one to four-family mortgage loans in the Originator’s portfolio at the Cut-off Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

(50) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(51) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(52) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

(53) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Originator has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(54) No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(55) Any Mortgaged Property that is considered manufactured housing shall be legally classified as real property under applicable state law, is permanently affixed to a foundation and must assume that characteristics of site-built housing or shall be the principal residence of the borrower and must otherwise conform to the requirements (A) for inclusion in residential mortgage backed securities transactions rated by S&P and (B) of Fannie Mae and Freddie Mac, including, but not limited to, the requirements that (i) the related Mortgage Note or contract, as applicable, be secured by a “single family residence” within the meaning of Section 25(e)(10) of the Code, (ii) the fair market value of the manufactured home securing each related Mortgage Note or contract, as applicable, was at least equal to 80% of the original principal balance of such Note or contract, as applicable, and (iii) each related Mortgage Note or contract, as applicable, is a “qualified mortgage” under Section 860G(a)(3) of the Code;

(56) Each Mortgage Loan is eligible for sale in the secondary market without unreasonable credit enhancement;

(57) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. No Group I Mortgage Loan borrower was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of the Mortgage Loan (such 5% limitation is calculated in accordance with Fannie Mae’s requirements as set forth in the Fannie Mae Selling Guide or (2) $1,000.

(58) Except as set forth on the Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond five years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond three years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) the duration of the prepayment period shall not exceed three (3) years from the date of the note, and (v) notwithstanding any state or federal law to the contrary, the Originator shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments;

(59) The Originator has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Originator has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(60) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(61) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through an Originator’s higher-priced subprime lending channel, the Mortgagor should be directed towards or offered the Originator’s standard mortgage line if the Mortgagor is able to qualify for one of the standard products;

(62) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(63) With respect to any Mortgage Loan which is secured by manufactured housing, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by S&P;

(64) No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(65) The Originator will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Originator agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(66) No Mortgage Loan is a “High-Cost Home Loan” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(67) No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(68) No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(69) No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(70) No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(71) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(72) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(73) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(74) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.) and no Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a;

(75) No Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(76) No Loan is a “High Cost Home Loan” governed by the Indiana Home Loan Practices Act effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.);

(77) The Mortgagor has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(78) With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(79) With respect to each MOM Loan, the Originator has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(80) With respect to each Mortgage Loan, (i) if the related first lien provides for negative amortization, the Combined Loan-to Value Ratio was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(81) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(82) No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). If any Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 480 (2004)), such Mortgage Loan is in the “borrower’s interest,” as documented by a “borrower’s interest worksheet” for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining “borrower’s interest,” and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(83) With respect to the Mortgage Loans set forth on Schedule III, the Originator shall cause the Servicer to deliver the reports required by Section 3.01 of the Pooling and Servicing Agreement;

(84) [Reserved];

(85) No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated. The seller hereby covenants that the seller or servicer of the Mortgage Loan, as applicable, will notify the borrower in writing within 60 days of the sale or transfer of the Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(86) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(87) With respect to any mortgage loan underlying the Security that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (a) the mortgage loan provides some benefit to the borrower (e.g. a rate or fee reduction) in exchange for accepting such prepayment penalty; (b) the mortgage loan’s originator had a written policy of offering the borrower, or requiring third-party brokers to offer the borrower, the option of obtaining a mortgage loan that did not require payment of such a penalty; (c) the prepayment penalty was adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no subprime loan originated on or after October 1, 2002 underlying the Security will provide for prepayment penalties for a term in excess of three years and any loans originated prior to such date, and any non-subprime loans, will not provide for prepayment penalties for a term in excess of five years; in each case unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) such prepayment penalty shall not be imposed in any instance where the mortgage loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default, notwithstanding that the terms of the mortgage loan or state or federal law might permit the imposition of such penalty;

(88) The methodology used in underwriting the extension of credit for each mortgage loan in the trust did not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the borrower’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the mortgage loan’s originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the mortgage loan;

(89) No Group I Mortgage Loan borrower under a mortgage loan in the trust was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such mortgage loan, whichever is greater. For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount;”

(90) With respect to any subordinate lien mortgage loan underlying the Security, such lien is on a one- to four-family residence that is (or will be) the principal residence of the borrower;

(91) No Group I Mortgage Loan underlying the Security is “seasoned” (a seasoned mortgage loan is one where the date of the mortgage note is more than 1 year before the date of issuance of the related Security);

(92) No Group I subordinate lien Mortgage Loan has an original principal balance that exceeds one-half of the one-unit limitation for first lien mortgage loans, or $208,000 (in Alaska, Guam, Hawaii or Virgin Islands: $312,750), without regard to the number of units;

(93) For the Group I Mortgage Loans, the original principal balance of the first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loan relating to the same mortgaged property does not exceed the applicable Freddie Mac loan limit for first lien mortgage loans for that property type;

(94)  For the Group I Mortgage Loans, the Stated Principal Balance of each Mortgage Loan is within Freddie Mac loan limits for conforming one-to-four family Mortgage Loans;

(95) No Group I first lien Mortgage Loan has an original principal balance that exceeds that applicable Freddie Mac loan limit.

SCHEDULE III

Loan #	Origination Date	State	Zip	Note Date
211032714	7/26/2005	MS	39462	7/26/2005
211033484	7/29/2005	LA	70065	7/29/2005
351029690	8/22/2005	TX	77327	8/22/2005
391011886	6/13/2005	AL	36618	6/13/2005
391012654	5/31/2005	MS	39466	5/31/2005
391013237	6/10/2005	LA	70460	6/10/2005
391013351	6/21/2005	LA	70113	6/21/2005
391013352	6/21/2005	LA	70113	6/21/2005
391013405	6/15/2005	MS	39564	6/15/2005
391013660	7/1/2005	LA	70094	7/1/2005
391013841	7/22/2005	MS	39560	7/22/2005
391013945	7/25/2005	MS	39476	7/25/2005
391013963	7/22/2005	LA	70116	7/22/2005
391014027	7/20/2005	LA	70114	7/20/2005
391014055	7/19/2005	LA	70114	7/19/2005
391014157	8/8/2005	AL	36609	8/8/2005
391014569	8/16/2005	LA	70669	8/16/2005
391015306	9/30/2005	LA	70769	9/30/2005
551007451	7/18/2005	LA	70711	7/18/2005
551007990	8/24/2005	LA	70737	8/24/2005
551008334	8/2/2005	TX	77590	8/2/2005
551008349	9/26/2005	LA	70460	9/26/2005
641010001	6/15/2005	LA	70652	6/15/2005
641011319	8/10/2005	LA	70633	8/10/2005
641011471	8/4/2005	TX	77590	8/4/2005
651012562	8/31/2005	LA	70726	8/31/2005
771006529	8/31/2005	TX	77642	8/31/2005
061061849	9/14/2005	FL	32905	9/14/2005
071066271	4/27/2005	FL	33990	4/27/2005
071067378	6/29/2005	FL	33971	6/29/2005
071067597	6/29/2005	FL	33971	6/29/2005
071068174	7/29/2005	FL	33917	7/29/2005
071068989	9/13/2005	FL	33971	9/13/2005
131034153	8/12/2005	FL	33904	8/12/2005
231070411	7/28/2005	FL	34983	7/28/2005
261052921	6/28/2005	FL	33916	6/28/2005
261054217	9/8/2005	FL	33936	9/8/2005
261054218	9/8/2005	FL	33936	9/8/2005
291002261	9/27/2005	FL	34120	9/27/2005
371026862	6/16/2005	FL	32909	6/16/2005
371029613	9/13/2005	FL	32926	9/13/2005
371030306	10/31/2005	FL	34950	10/31/2005
561003150	7/14/2005	FL	32952	7/14/2005
561003505	8/11/2005	FL	32909	8/11/2005
561003919	9/15/2005	FL	34120	9/15/2005
561003920	9/15/2005	FL	34120	9/15/2005
611019943	10/31/2005	FL	34119	10/31/2005
621008614	5/27/2005	FL	33991	5/27/2005
621010133	7/13/2005	FL	34116	7/13/2005
621010361	7/29/2005	FL	34984	7/29/2005
741012202	6/30/2005	FL	33920	6/30/2005

EXHIBIT D

MORTGAGE LOAN SCHEDULE

Available Upon Request

EXHIBIT E

REQUEST FOR RELEASE

To:	[Address for Custodian: Mortgage Document Custody
Wells Fargo Corporate Trust Services
24 Executive Park, Suite 100
Irvine, California 92614]

Re:	Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian

In connection with the administration of the Mortgage Loans included in the Trust Fund established pursuant to the Pooling and Servicing Agreement dated as of May 1, 2006, among Financial Asset Securities Corp. as Depositor, Option One Mortgage Corporation, as Servicer, and Deutsche Bank National Trust Company, a national banking association, as Trustee and held by you as Custodian pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt of the Custodial File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_________1.	Mortgage Paid in Full
_________2.	Foreclosure
_________3.	Substitution
_________4.	Other Liquidation (Repurchases, etc.)
_________5.	Nonliquidation Reason:_____________________

Address to which Trustee should deliver
the Custodial File:

By:
(authorized signer)
Issuer:
Address:
Date:

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

____________________________	__________________
Signature	Date
Documents returned to Custodian:
______________________________	__________________
Custodian	Date

EXHIBIT F-1

[FORM OF TRUSTEE’S INITIAL CERTIFICATION

May __, 2006

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:
Pooling and Servicing Agreement dated as of May 1, 2006, among
Financial Asset Securities Corp. as Depositor, Option One Mortgage
Corporation, as Servicer, and Deutsche Bank National Trust Company, a
national banking association, as Trustee

Ladies and Gentlemen:

Attached is the Trustee’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File includes any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:]

[FORM OF CUSTODIAN’S INITIAL CERTIFICATION
_____, 2006
Trust Receipt #: ____
Original Principal Balance of the Mortgage Loans:$_______

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Trust Administration GC04FFH4	Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 08630

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 08630

Re:	Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that it is holding the Mortgage Loans identified on the schedule attached hereto for the exclusive benefit of the Trustee pursuant to the terms and conditions of the Custodial Agreement, and it has received a Custodial File with respect to each such Mortgage Loan (other than any Mortgage Loan specifically identified on the exception report attached hereto) and that with respect to each such Mortgage Loan: (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of and custodian for the exclusive use and benefit of the Trustee pursuant to the terms of the Custodial Agreement.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

WELLS FARGO BANK, N.A. (Custodian)

By:
Name:
Title:]

EXHIBIT F-2

[FORM OF TRUSTEE’S FINAL CERTIFICATION

________________
[Date]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:
Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2006 among Financial Asset Securities Corp., as Depositor, Option One Mortgage Corporation, as Servicer and Deutsche Bank National Trust Company, as Trustee with respect to Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1, 3, 10, 11 and 15 of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Mortgage File.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:]

[FORM OF CUSTODIAN’S FINAL CERTIFICATION

TRUST RECEIPT # ___
______, 2006
Aggregate Amount of Mortgage Loans: _____
Original Principal Balance of Aggregate Mortgage Loans: __________

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Trust Administration GC04FFH4	Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 08630

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 08630

Re:	Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(i), (ii), (iii), (iv) and (v) of the Custodial Agreement are in its possession and to the extent provided in the Custodial Files paragraph (v) of Section 2 of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1) and (3) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2 of the Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

WELLS FARGO BANK, N.A. (Custodian)

By:
Name:
Title]

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

Ladies and Gentlemen:

Pursuant to Section 3 of the Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT G

FORM OF CUSTODIAL AGREEMENT

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
for the Soundview Home Loan Trust 2006-OPT4,
Asset Backed Certificates, Series 2006-OPT4

and

WELLS FARGO BANK, N.A.,
as Custodian

and

OPTION ONE MORTGAGE CORPORATION,
as Servicer

CUSTODIAL AGREEMENT

As of May 1, 2006

Section

1.	Definitions.

2.	Delivery of Custodial Files.

3.	Custodian’s Receipt, Examination and Certification of Mortgage Files; Initial Trust Receipt Delivered by the Custodian.

4.	Obligations of the Custodian.

5.	Final Trust Receipt.

6.	Future Defects.

7.	Release for Servicing.

8.	Release for Payment.

9.	Fees and Expenses of Custodian.

10.	Removal of Custodian.

11.	Transfer of Custodial Files.

12.	Examination of Custodial Files.

13.	Insurance of Custodian.

14.	Counterparts.

15.	Periodic Statements.

16.	GOVERNING LAW.

17.	Copies of Mortgage Documents.

18.	No Adverse Interest of Custodian.

19.	Termination by Custodian.

20.	Term of Agreement.

21.	Notices.

22.	Successors and Assigns.

23.	Indemnification of Custodian.

24.	Reliance of Custodian.

25.	Transmission of Custodial Files.

26.	Authorized Representatives.

27.	Reproduction of Documents.

28.	Amendment.

29.	Compliance with Regulation AB.

30.	Limitation of Liability.

EXHIBITS

EXHIBIT 1	FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION
EXHIBIT 2	FORM OF FINAL TRUST RECEIPT
EXHIBIT 3	FORM OF REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT 4	AUTHORIZED REPRESENTATIVES OF SERVICER
EXHIBIT 5	AUTHORIZED REPRESENTATIVES OF TRUSTEE
EXHIBIT 6	AUTHORIZED REPRESENTATIVES OF CUSTODIAN
EXHIBIT 7	MORTGAGE LOAN SCHEDULE
EXHIBIT 8	FORM OF RECEIPT OF MORTGAGE NOTE

THIS CUSTODIAL AGREEMENT, dated as of May 1, 2006, among Deutsche Bank National Trust Company, having an address at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, not individually but solely as trustee for Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (the “Trustee”), Wells Fargo Bank, N.A. as custodian, having an address at 24 Executive Park, Suite 100, Irvine, California 92614 (the “Custodian”) and Option One Mortgage Corporation. as servicer (the “Servicer”), having an address at 3 Ada, Irvine, California 92618.

W I T N E S S E T H

WHEREAS, Financial Asset Securities Corp. (the “Depositor”) has purchased certain conventional fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) from Option One Mortgage Corporation, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6, Option One Owner Trust 2005-7, Option One Owner Trust 2005-8 and/or Option One Owner Trust 2005-9 (collectively, the “Sellers”), pursuant to the terms and conditions of an Mortgage Loan Purchase Agreement, dated as of May 16, 2006, among the Depositor and the Sellers (the “Purchase Agreement”);

WHEREAS, the Servicer is to service the Mortgage Loans on behalf of Soundview Home Loan Trust 2006-OPT4, under a Pooling and Servicing Agreement, dated as of May 1, 2006, among the Depositor, the Servicer and the Trustee (the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian is a national banking association chartered under the laws of the United States of America and regulated by the Comptroller of the Currency, and is otherwise authorized to act as Custodian pursuant to this Agreement. With respect to each of the Mortgage Loans set forth on the Mortgage Loan Schedule attached as Exhibit 8 hereto, the Servicer desires to have the Custodian take possession of the Mortgages and Mortgage Notes, along with certain other documents specified herein, as the custodian of the Trustee, in accordance with the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

1. Definitions.

Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

2. Delivery of Custodial Files.

The Depositor has delivered and released, or will cause to be delivered and released, to the Custodian on or prior to the Closing Date the following documents pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule (the “Custodial File”):

(i) the original Mortgage Note, endorsed either (A) in blank, in which case the Custodian shall cause the endorsement to be completed or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse” or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”;

(iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v) the original or a certified copy of lender’s title insurance policy; and

(vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

If any of the documents referred to in Section 2(ii), (iii) or (iv) above has as of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian no later than the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2(v) above, the Depositor shall deliver or cause to be delivered to the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Custodian, promptly upon receipt thereof. The Servicer or the Depositor shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Custodian shall notify the Servicer and the Servicer shall enforce the obligations of the Originator under the Purchase Agreement to cure such defect or deliver such missing document to the Trustee or the Custodian within 120 days. If the Originator does not cure such defect or deliver such missing document within such time period, the Servicer shall enforce the obligations of the Originator to either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement. For purposes of this Section, “defect” shall mean a failure of a document to correspond to the information set forth in the applicable Mortgage Loan Schedule or the absence in a Mortgage File of any document required pursuant to this Agreement. In connection with the foregoing, it is understood that the Custodian shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, the Servicer shall deliver to the Custodian, within such 365 day period, an Officers’ Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

The Custodian hereby agrees to its duties under Section 2.03 of the Pooling and Servicing Agreement with respect to Qualified Substitute Mortgage Loans.

3.	Custodian’s Receipt, Examination and Certification of Mortgage Files; Initial Trust Receipt Delivered by the Custodian.

The Custodian agrees, for the benefit of the Certificateholders, to review each Custodial File within 45 days of the Closing Date and to certify in substantially the form attached hereto as Exhibit 1 (the “Trust Receipt and Initial Certification”) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File. It is herein acknowledged that, in conducting such review, the Custodian was not under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Custodial File should include any of the documents specified in clause (v) of Section 2.

The Custodian agrees to execute and deliver to the Depositor, the Trustee and the Servicer on or prior to the Closing Date an acknowledgment of receipt of the related original Mortgage Note for each Initial Mortgage Loan (with any exceptions noted), substantially in the form attached as Exhibit 8 (the “Receipt of Mortgage Note”) hereto.

4. Obligations of the Custodian.

With respect to the Mortgage Note, the Mortgage and the Assignment and other documents constituting each Custodial File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for the Trustee exclusively. The Custodian shall hold all mortgage documents received by it constituting the Custodial File for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with this Agreement and the instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan. The Custodian shall not execute any endorsements on the Mortgage Notes and Assignments of Mortgages without the prior written consent of the Trustee, except as otherwise set forth in Section 2 of this Agreement or as otherwise agreed to between the Trustee and the Custodian.

5. Final Trust Receipt.

Within one (1) year after the Closing Date, the Custodian shall review each Custodial File, and shall deliver to the Trustee (with a copy to the Depositor and the Servicer), a Final Trust Receipt attached hereto as Exhibit 2 to the effect that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan (i) paid in full, or (ii) specifically identified on such Final Trust Receipt as not covered by such Final Trust Receipt): (i) all documents required to be delivered to it pursuant to paragraphs (i), (ii), (iii), (iv) and (vi) and to the extent provided in the Custodial Files paragraph (v) of Section 2 of this Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1) and (3) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of this Agreement and each Mortgage has been assigned in accordance with Section 2 of this Agreement.

6. Future Defects.

During the term of this Agreement, if the Custodian discovers any defect with respect to the Custodial File, the Custodian shall give written specification of such defect to the Servicer and the Trustee. For purposes of this Section, “defect” shall mean a failure of a document to correspond to the information set forth in the applicable Mortgage Loan Schedule or the absence in a Mortgage File of any document required pursuant to this Agreement.

7. Release for Servicing.

From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian shall, upon receipt of two copies (or electronic receipt from the Servicer in a form acceptable to the Custodian) of a Request for Release of Documents and receipt in the form annexed hereto as Exhibit 3, release to the Servicer, the related Custodial File or its designee within three Business Days, which, shall be sent by overnight mail, at the expense of the Servicer or the related Mortgagor, and the Custodian shall, at the written direction of the Servicer, execute such documents provided to it by the Servicer as shall be necessary to the prosecution of any such proceedings. The Servicer shall return to the Custodian the Custodial File when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated in which case, upon receipt of an additional Request for Release of Documents and receipt certifying such liquidation in the form annexed hereto as Exhibit 3, the request and receipt submitted pursuant to the first sentence of this Section 7 shall be released by the Custodian to the Servicer.

8. Release for Payment.

Upon receipt by the Custodian of two copies (or electronic receipt from the Servicer in a form acceptable to the Custodian) of the Servicer’s Request for Release of Documents and receipt in the form annexed hereto as Exhibit 3 (which certification shall include a statement to the effect that all amounts received in connection with such payment, repurchase or liquidation have been credited to the related custodial account), the Custodian shall promptly release the related Custodial File to the Servicer.

9. Fees and Expenses of Custodian.

In accordance with the terms of the Pooling and Servicing Agreement, the Custodian’s fees and expenses in connection herewith shall be a monthly fee equal to one-twelfth of 0.0050% on the unpaid principal balance of the Mortgage Loans as of the first day of the related due period.

10. Removal of Custodian.

The Trustee, with or without cause, may upon at least 60 days’ notice remove and discharge the Custodian from the performance of its duties under this Agreement by written notice from the Trustee to the Custodian, with a copy to the Servicer. Having given notice of such removal, the Trustee promptly shall appoint (at the direction of the Depositor and with the consent of the Servicer) a successor Custodian to act on behalf of the Trustee by written instrument, one original counterpart of which instrument shall be retained by the Trustee, with a copy to the Servicer, and an original to the successor Custodian. In the event of any such removal, the Custodian shall, upon the Trustee’s surrender of the Trust Receipt and Initial Certifications and Final Trust Receipt, as applicable, promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement. In the event of any such removal and appointment the Trust Fund shall be responsible for the fees and expenses of the existing and successor Custodian.

11. Transfer of Custodial Files.

Upon the Custodian’s receipt of two (2) Business Days’ written or electronic notification from the Trustee, the Custodian shall release to such persons as the Trustee shall designate all or a portion of the Custodial Files relating to the Mortgage Loans subject to the Trust Receipt and Initial Certification or Final Trust Receipt, as applicable.

12. Examination of Custodial Files.

Upon reasonable prior written notice to the Custodian but not less than two (2) Business Days notice, the Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodial Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans at the expense of the Trustee.

13. Insurance of Custodian.

At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as Custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide. Upon request, the Trustee shall be entitled to receive evidence satisfactory to the Trustee that such insurance is in full force and effect.

14. Counterparts.

For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

15. Periodic Statements.

Upon the written request of the Trustee, the Custodian shall provide to the Trustee a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, repurchased or sold since the date of this Agreement.

16. GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

17. Copies of Mortgage Documents.

Upon the written request of the Trustee and at the cost and expense of the Custodian, the Custodian shall provide the Trustee with copies of the Mortgage Notes, Mortgages, Assignments and other documents relating to one or more of the Mortgage Loans.

18. No Adverse Interest of Custodian.

By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no interest adverse to the Trustee, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

19. Termination by Custodian.

The Custodian may terminate its obligations under this Agreement upon at least sixty (60) days’ prior notice to the Servicer and the Trustee. In the event of such termination, the Trustee shall appoint a successor Custodian. The payment of the existing Custodian’s or such successor Custodian’s fees and expenses shall be solely the responsibility of the Trust Fund. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement.

20. Term of Agreement.

Unless terminated pursuant to Section 9 or Section 18 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due under the Pooling and Servicing Agreement. In such event all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Trustee.

21. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party (i) in the case of the Custodian, the Trustee and the Servicer, at the address shown on the first page hereof, (ii) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 08630, Attention: Legal and (iii) in the case of the Seller, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, or in any case, at such other addresses as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

22. Successors and Assigns.

This Agreement shall inure to the benefit of the successors and assigns of the parties hereto; provided however, that the form of any assignment by any party of its interests hereunder shall be in a form reasonably acceptable to the Trustee, the Servicer and the Custodian. Such assignment shall be executed by an authorized representative of the assignor and any assignee shall forward a list of authorized representatives to each party to this Agreement pursuant to Section 26 of this Agreement.

23. Indemnification of Custodian.

The Custodian and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them directly relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. The indemnification set forth in this section shall survive any termination or assignment of this Custodial Agreement and the termination or removal of the Custodian.

The Custodian agrees to indemnify and hold the Trust Fund and Trustee, its employees, officers and directors harmless against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against them directly relating to or arising out of a failure to produce a Mortgage Note, Assignment or any other document related to a Mortgage Loan that was in its possession pursuant to Section 2 within two (2) Business Days after required or requested by the Trustee, and provided, that (i) Custodian previously delivered to the Trustee a Trust Receipt and Initial Certification with respect to such document (other than any Mortgage Loan identified in the exception report annexed thereto as not covered by such certification); (ii) such document is not outstanding pursuant to a Request for Release; and (iii) such document was held by the Custodian on behalf of the Trustee. In no event shall the Custodian or its directors, officers, agents and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The foregoing indemnification shall survive any termination or assignment of this Agreement or the removal or resignation of the Custodian hereunder.

24. Reliance of Custodian.

(i) The Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine, subject to the limitations on the Custodian’s obligations set forth herein, whether or not it conforms to the requirements of this Agreement.

(ii) The Custodian shall have no duties or responsibilities except those that are specifically set forth in this Agreement. The Custodian shall have no responsibility nor duty with respect to any Custodial File while such Custodial File is not in its possession. If the Custodian requests instructions from the Trustee with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Trustee with respect to a Custodial File without incurring any liability therefor to the Trustee or any other Person.

(iii) Other than as provided herein, neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action or omission to act hereunder except for its or their own negligence or lack of good faith or willful misconduct. In no event shall the Custodian or any of its directors, officers, agents or employees have any responsibility to ascertain or take action except as expressly provided herein.

(iv) Neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in good faith in the performance of its obligations under this Agreement. The obligations of the Custodian or any of its directors, officers, agents or employees shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian or any of its directors, officers, agents or employees shall be implied with respect to this Agreement or the Custodian’s services hereunder.

(v) The Custodian, its directors, officers, agents and employees shall be under no duty or obligation to inspect, review or examine the Custodial Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(vi) The Custodian may consult with counsel selected by the Custodian with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by the Custodian in good faith and in accordance therewith.

(vii) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Agreement) in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

(viii) Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(ix) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include, but not limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes and other disasters.

(x) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage File.

(xi) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian’s compensation or for reimbursement of expenses.

(xii) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns.  In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting.  In no event shall the Custodial have any responsibility to ascertain or take actions except as expressly provided herein.

(xiii) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership or property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

(xiv) The Custodian shall have no duty to ascertain whether or not any cash amount or payment has been received by the Seller, the Buyer or any third person.

25. Transmission of Custodial Files.

Written or electronic instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of mortgage files and loan documents in the performance of the Custodian’s duties hereunder shall be delivered by the Servicer (a “Requesting Party”), to the Custodian prior to any shipment of any mortgage files and loan documents hereunder. The Requesting Party will arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files and loan documents as the Requesting Party deems appropriate. Without limiting the generality of the provisions of Section 23 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, any Requesting Party, arising out of actions of the Custodian consistent with instructions of the Requesting Party.

26. Authorized Representatives.

Each individual designated as an authorized representative of the Servicer, the Trustee and the Custodian, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Servicer, the Trustee or the Custodian, as the case may be, and the specimen signature for each such Authorized Representative of the Servicer, the Trustee and the Custodian, initially authorized hereunder, as set forth on Exhibit 4, Exhibit 5 and Exhibit 6 hereof, respectively. From time to time the parties hereto may, by delivering to each other a revised exhibit, change the information previously given pursuant to this Section 25, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

27. Reproduction of Documents.

This Custodial Agreement and all documents relating thereto except with respect to the Custodial File, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

28. Amendment.

This Custodial Agreement may be amended from time to time by written agreement signed by the Servicer, the Trustee and the Custodian.

29. Compliance with Regulation AB.

(a) Intent of the Parties; Reasonableness. The Custodian acknowledges and agrees that the purpose of this Section 29 is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission (the “Commission”). The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act of 1933 (the “1933 Act”), the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission under the 1933 Act and the Exchange Act. The Custodian acknowledges that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

(b) Additional Representations and Warranties of the Custodian.

(i) The Custodian hereby represents and warrants that the information set forth in the Prospectus Supplement under the caption “Pooling and Servicing Agreement—The Custodian” (the “Custodian Disclosure”) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 29(c) that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Custodial Agreement or any other securitization transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations relating to the Custodian with respect to the Depositor or any of the following and their affiliates: Soundview Home Loan Trust 2006-OPT4 (“Issuing Entity”), Option One Mortgage Corporation (“Sponsor”), the Depositor, the Servicer, the Trustee, Wachovia Bank, N.A. (“Swap Provider”) or any successor thereto or other material party as identified in writing to the Custodian by the Sponsor (each a “Transaction Party”) on any date following the date hereof, any relationships or transaction any relationships or transactions relating to the Custodian and any Transaction Party of a type described in Item 1119(b) of Regulation AB or any specific relationships involving the transaction contemplated by the Pooling and servicing Agreement or the Mortgage Loans between the Custodian and any Transaction Party.

(iii) If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (ii) of this Section 29(b) or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

(iv) The Custodian has not and shall not engage any subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, unless such subcontractor provides, beginning March 1, 2007, a report and a statement of a registered public accounting firm certifying its compliance with the applicable servicing criteria in Item 1122(d) of Regulation AB.

(c) Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor’s reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor and the Trustee in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor and the Trustee a written description of such proceedings. Any notices and descriptions required under this Section 29(c) shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Trustee files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 29(c), if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

(d) Report on Assessment of Compliance and Attestation. On or before March 15th of each calendar year, beginning in 2007 until and unless a Form 15 suspension notification has been filed with respect to the Trust, the Custodian shall, at its own expense:

(i) deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) regarding the Custodian’s assessment of compliance with the Servicing Criteria (set forth in Exhibit 9) applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Each such report shall include (a) a statement of the Custodian’s responsibility for assessing compliance with the Servicing Criteria applicable to it, (b) a statement that the Custodian used the criteria applicable to it identified in Item 1122(d) of Regulation AB (§229.1122(d)) to assess compliance with the applicable Servicing Criteria, (c) disclosure of any material instance of noncompliance identified by the Custodian, and (d) a statement that a registered public accounting firm has issued an attestation report on the Custodian’s assessment of compliance with the applicable Servicing Criteria, which report shall be delivered by the Custodian as provided in this Section 29(d). Such report shall be addressed to the Depositor and signed by an authorized officer of the Custodian, and shall address each of the applicable Servicing Criteria; and

(ii) deliver to the Trustee a report of a registered public accounting firm (who may also render other services to Custodian), which is a member of the American Institute of Certified Public Accountants, that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the 1933 Act and the Exchange Act.

(iii) The Custodian has not and shall not engage any subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB unless such Subcontractor provides, beginning March 1, 2007 a Report on Assessment of Compliance and an Attestation from a registered public accounting firm certifying its compliance with the applicable Servicing Criteria.

(e) Indemnification; Remedies.

The Custodian shall indemnify the Depositor, each affiliate of the Depositor and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (i) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Section 29 by or on behalf of the Custodian (collectively, the “Custodian Information”), or the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Section 29. This indemnification shall survive the termination of this Custodial Agreement or the termination, resignation or removal of the Custodian.

In the case of any failure of performance described in clause (ii) of the immediately preceding paragraph, the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

30. Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Custodial Agreement is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely as the Indenture Trustee for Soundview Home Loan Trust 2006-OPT4, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of the Soundview Home Loan Trust 2006-OPT4 are made and intended not as personal representations, undertakings and agreements by Deutsche Bank National Trust Company but are made and intended for the purpose of binding only the Soundview Home Loan Trust 2006-OPT4, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Custodial Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indebtedness or expenses of the Soundview Home Loan Trust 2006-OPT4 or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Soundview Home Loan Trust 2006-OPT4 under this Custodial Agreement.

IN WITNESS WHEREOF, the Trustee, the Custodian and the Servicer have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee for the Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Custodian

By:
Name:
Title:

OPTION ONE MORTGAGE CORPORATION,
as Servicer

By:
Name:
Title:

EXHIBIT 1

FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION

_____, 2006

Trust Receipt #: ___

Original Principal Balance of the Mortgage Loans:$_______

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Trust Administration GC05O3	Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 08630

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 08630

Re:	Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that it is holding the Mortgage Loans identified on the schedule attached hereto for the exclusive benefit of the Trustee pursuant to the terms and conditions of the Custodial Agreement, and it has received a Custodial File with respect to each such Mortgage Loan (other than any Mortgage Loan specifically identified on the exception report attached hereto) and that with respect to each such Mortgage Loan: (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of and custodian for the exclusive use and benefit of the Trustee pursuant to the terms of the Custodial Agreement.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

WELLS FARGO BANK, N.A.
(Custodian)

By:____________________________________
Name:
Title:

EXHIBIT 2

FORM OF FINAL TRUST RECEIPT

TRUST RECEIPT # ___

______, 2006

Aggregate Amount of Mortgage Loans: _____

Original Principal Balance of Aggregate Mortgage Loans: __________

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Trust Administration GC05O3	Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 08630

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 08630

Re:	Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(i), (ii), (iii), (iv) and (v) of the Custodial Agreement are in its possession and to the extent provided in the Custodial Files paragraph (v) of Section 2 of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1) and (3) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects information set forth in the Custodial File; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2 of the Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

WELLS FARGO BANK, N.A.
(Custodian)

By:___________________________________
Name:
Title:

EXHIBIT 3

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.
24 Executive Park, Suite 100
Irvine, CA 92614
Attn: Inventory Control

Re:	Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian

In connection with the administration of the Mortgage Loans included in the Trust Fund established pursuant to the Pooling and Servicing Agreement dated as of May 1, 2006, among Financial Asset Securities Corp. as Depositor, Option One Mortgage Corporation, as Servicer, and Deutsche Bank National Trust Company, a national banking association, as Trustee and held by you as Custodian pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt of the Custodial File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______  1. Mortgage Paid in Full

_______  2. Foreclosure

_______  3.  Substitution

_______  4. Other Liquidation (Repurchases, etc.)

_______  5. Nonliquidation  Reason:___________________________

Address to which Custodian should Deliver the Custodial File:

By:_____________________________________
                         (authorized signer)

Issuer:___________________________________
Address:

Date:____________________________________
Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

____________________________________ _________________
Signature      Date

Documents returned to Custodian:

____________________________________ _________________
Custodian      Date

EXHIBIT 4

AUTHORIZED REPRESENTATIVES OF SERVICER

NAME	SPECIMEN SIGNATURE

EXHIBIT 5

AUTHORIZED REPRESENTATIVES OF TRUSTEE

NAME	SPECIMEN SIGNATURE

EXHIBIT 6

AUTHORIZED REPRESENTATIVES OF CUSTODIAN

NAME	SPECIMEN SIGNATURE

EXHIBIT 7

SCHEDULE OF MORTGAGE LOANS

SEE EXHIBIT D TO THE POOLING AND SERVICING AGREEMENT

EXHIBIT 8

FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

Ladies and Gentlemen:

Pursuant to Section 3 of the Custodial Agreement, dated as of May 1, 2006, among Deutsche Bank National Trust Company as the Trustee, Option One Mortgage Corporation as Servicer and Wells Fargo Bank, N.A. as the Custodian, we hereby acknowledge the receipt of the original Mortgage Notes with any exceptions thereto listed on Exhibit 2.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT 9

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than ther person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, __________________ who first being duly sworn deposes and says: Deponent is __________________________ of ____________________________, successor by merger to _________________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On _________________________________, _________________________________ did execute and deliver a promissory note in the principal amount of $____________________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify Deutsche Bank National Trust Company and Financial Asset Securities Corp. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By: _______________________
       _______________________

STATE OF	)
) SS:
COUNTY OF	)

On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this _________ day of 20__.

____________________________
____________________________

My commission expires __________________________.

EXHIBIT I

FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [NAME OF MORTGAGEE, ASSIGNEE OR LAST ENDORSEE, AS APPLICABLE], [a ___________________ corporation][a national banking organization], having its principal place of business at __________________________, (the “Undersigned”), pursuant to that Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among Financial Asset Securities Corp. (the “Owner”), Deutsche Bank National Trust Company and Option One Mortgage Corporation (“OOMC”), hereby constitutes and appoints OOMC, by and through OOMC’s officers, the Undersigned’s true and lawful Attorney-in-Fact, in the Undersigned’s name, place and stead, as their interests may appear, and for the Undersigned’s respective benefit, in connection with all Mortgage Loans serviced by OOMC pursuant to the Pooling and Servicing Agreement, for the purpose of performing all acts and executing all documents in the name of the Undersigned as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages, deeds of trust or security instrument (each a “Mortgage” or a “Deed of Trust” respectively) and promissory notes secured thereby (each a “Mortgage Note”) for which the Undersigned is acting as Servicer pursuant to the Pooling and Servicing Agreement (whether the Undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) all subject to the terms of the related Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a governmental agency or authority thereunder with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b) the preparation and issuance of statements of breach or non-performance;

c) the preparation and filing of notices of default and/or notices of sale;

d) the cancellation/rescission of notices of default and/or notices of sale;

e) the taking of a deed in lieu of foreclosure; and

f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e) above.

9. The full assignment of a Mortgage or Deed of Trust upon sale of a loan pursuant to a mortgage loan sale agreement for the sale of a loan or pool of loans, including, without limitation, the assignment of the related Mortgage Note.

The Undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the related Pooling and Servicing Agreement and in accordance with the standard of care applicable to servicers in the Pooling and Servicing Agreement as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of [SERVICING TRANSFER EFFECTIVE DATE].

Nothing contained herein shall (i) limit in any manner any indemnification provided by OOMC to the Owner under the Pooling and Servicing Agreement, or (ii) be construed to grant OOMC the power to initiate or defend any suit, litigation or proceeding in the name of the Undersigned except as specifically provided for herein or under the Pooling and Servicing Agreement.

Option One Mortgage Corporation hereby agrees to indemnify and hold the Undersigned and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by OOMC of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Pooling and Servicing Agreement or the earlier resignation or removal of the Undersigned under the Pooling and Servicing Agreement.

Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof. This Limited Power of Attorney shall be in addition to and shall not revoke or in any way limit the authority granted by any previous power of attorney executed by the Undersigned.

IN WITNESS WHEREOF, ____________________ pursuant to the Pooling and Servicing Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized _________________________ this ___ day of _________________, 2006.

By:______________________________
Name:___________________________
Title:____________________________

Acknowledged and Agreed

OPTION ONE MORTGAGE CORPORATION

By:_________________________
Name:
Title:

EXHIBIT J

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830
Deutsche Bank National Trust Company

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Very truly yours, [NAME OF TRANSFEREE]

By:
Authorized Officer

FORM OF RULE 144A INVESTMENT LETTER

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours, [NAME OF TRANSFEREE]

By:
Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $                    1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

_________ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

_________ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_________ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_________ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_________ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

_________ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_________ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

_________ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_________ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3. The term “SECURITIES” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

_________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “FAMILY OF INVESTMENT COMPANIES” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “SECURITIES” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser
By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT K

FORM OF TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES
PURSUANT TO SECTION 5.02(D)

SOUNDVIEW HOME LOAN TRUST 2006-OPT4
ASSET-BACKED CERTIFICATES, SERIES 2006-OPT4

STATE OF	)
) ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.  The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2006 (the “Agreement”), among Financial Asset Securities Corp., as depositor (the “Depositor”), Option One Mortgage Corporation, as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.  The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3.  The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.  The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.  The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.  The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.  The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.  The Transferee’s taxpayer identification number is ___________.

9.  The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.  The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.  The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.  Check one of the following:

[_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)	the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)	the present value of the expected future distributions on such Certificate; and

(iii)	the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)	the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)
at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)
the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[_] None of the above.

13.  The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                   , 20  .

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

NOTARY PUBLIC My Commission expires the __ day of _________, 20__

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

Very truly yours,
TRANSFEROR

By:
Name:
Title:

EXHIBIT M

FORM OF ERISA REPRESENTATION LETTER

_____________, 20__

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

Dear Sirs:

_______________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4, Class [C][P][R[-X]] (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2006 among Financial Asset Securities Corp. as depositor (the “Depositor”), Option One Mortgage Corporation as servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer the following:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. §2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. §2510.3-101.

Very truly yours,
[Transferee]

By:
Name:
Title:

EXHIBIT N-1

FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

I, [identify the certifying individual], certify that:

l. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period included in the year covered by this report in Form 10-K of Soundview Home Loan Trust 2006-OPT4 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and upon the annual compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled each of its obligations under the pooling and servicing agreement; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Option One Mortgage Corporation and Deutsche Bank National Trust Company.

FINANCIAL ASSET SECURITIES CORP.

By:
Name:
Title:
Date:

EXHIBIT N-2

FORM CERTIFICATION TO BE
PROVIDED TO DEPOSITOR BY THE TRUSTEE

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Financial Asset Securities Corp. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D required to be filed in respect of the period covered by such Form 10-K of the Depositor relating to the above-referenced trust (the “Exchange Act periodic reports”)

2. Based on my knowledge, the information prepared by the Trustee, contained, in these distribution reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor as depositor, Option One Mortgage Corporation as servicer and Deutsche Bank National Trust Company as trustee.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:
Title:
Date:

EXHIBIT N-3

FORM CERTIFICATION TO BE
PROVIDED TO DEPOSITOR BY THE SERVICER

Re:	Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates Series 2006-OPT4

I, [identify the certifying individual], certify to Financial Asset Securities Corp. (the “Depositor”), the Trustee and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.  Based on my knowledge, the information in the annual compliance statement, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2. The servicing information required to be provided by the Servicer under the Pooling and Servicing Agreement has been provided to the Depositor and the Trustee;

3. I am is responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement or the Annual Independent Public Accountant's Servicing Report, the Servicer has, as of the date of this certification fulfilled its obligations under the Pooling and Servicing Agreement; and

4. Such officer has disclosed to the Depositor and the Trustee all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

Capitalized terms used but not defined herein have the meanings ascribed to them in the
Pooling and Servicing Agreement, dated May 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor, Option One Mortgage Corporation as servicer and Deutsche Bank National Trust Company as trustee.

OPTION ONE MORTGAGE CORPORATION

By:
Name:
Title:
Date:

EXHIBIT O

FORM OF POOL POLICY

Mortgage Trust Bulk Supplemental Policy

1	Definitions

1.1	Aggregate Loss
1.2	Aggregate Loss Limit
1.3	Aggregate Loss Percentage
1.4	Application
1.5	Appropriate Proceedings
1.6	Approval of Coverage
1.7	Approved Sale
1.8	Borrower
1.9	Certificate Number
1.10	Claim
1.11	Claim Amount
1.12	Deductible Amount
1.13	Deductible Loss
1.14	Deductible Loss Percentage
1.15	Default
1.16	Eligibility Criteria
1.17	Environmental Condition
1.18	Good and Merchantable Title
1.19	Initial Principal Balance
1.20	Insured
1.21	Loan
1.22	Loan Effective Date
1.23	Loan File
1.24	Loss
1.25	Perfected Claim
1.26	Person
1.27	Physical Damage
1.28	Policy
1.29	Pooling and Servicing Agreement
1.30	Possession of the Property
1.31	Primary Policy
1.32	Property
1.33	Qualified
1.34	Residential
1.35	Security
1.36	Servicer
1.37	Settlement Period
1.38	Total Initial Principal Balance
1.39	Value

2	Obtaining Coverage and Payment of Premiums

2.1	Loan Underwriting and Obtaining Coverage
2.2	Representations of the Insured
2.3	Company’s Remedies for Misrepresentation
2.4	Premiums and Term of Coverage
2.5	Termination for Nonpayment of Premium
2.6	Payment of Premiums
2.7	Continuation or Cancellation by the Insured of Coverage of a Loan
2.8	Cancellation of Policy by the Insured
2.9	Cancellation of Policy and Coverage of Loans Upon Termination of Security
2.10	Post Underwriting Review and Copies of Loan Files

3	Changes in Various Loan Terms and Servicing, Co-ordination and Duplication of Insurance Benefits

3.1	Loan Modifications
3.2	Open End Provisions
3.3	Assumptions
3.4	Change of Servicing
3.5	Loan Assignment
3.6	Co-ordination and Duplication of Insurance Benefits

4	Exclusions From Coverage

4.1	Balloon Payment
4.2	Effective Date
4.3	Incomplete Construction
4.4	Fraud and Misrepresentation
4.5	Failure to Meet Servicing Standards
4.6	Non-Approved Servicer
4.7	Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)
4.8	Pre-Existing Environmental Conditions
4.9	First Lien Status
4.10	Breach of the Insured’s Obligations or Failure to Comply with Terms
4.11	Exclusion Under Primary Policy
4.12	Primary Policy
4.13	Investor-Paid Coverage
4.14	Non-Eligible Loans

5	Conditions Precedent to Payment of Claim

5.1	Maintenance of Primary Policy
5.2	Notice of Default
5.3	Monthly Reports
5.4	Company’s Option to Accelerate Filing of a Claim
5.5	Voluntary Conveyance
5.6	Appropriate Proceedings
5.7	Mitigation of Damages
5.8	Advances
5.9	Claim Information and Other Requirements
5.10	Acquisition of Good and Merchantable Title Not Required
5.11	Procedures for the Company’s Approval of a Sale of the Property by the Insured
5.12	Foreclosure Bidding Instructions Given by the Company

6	Loss Payment Procedure

6.1	Filing of Claim
6.2	Calculation of Claim Amount
6.3	Payment of Loss; Company’s Options
6.4	Calculation of Settlement Period
6.5	Payment by the Company After the Settlement Period
6.6	Deductible Losses

7	Additional Conditions

7.1	Proceedings of Eminent Domain
7.2	Pursuit of Deficiencies
7.3	Subrogation
7.4	Policy for Exclusive Benefit of the Insured
7.5	Effect of Borrower Insolvency or Bankruptcy on Principal Balance
7.6	Arbitration of Disputes, Suits and Actions Brought by the Insured
7.7	Release of Borrower; Defenses of Borrower
7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including”
7.9	No Agency
7.10	Successors and Assigns
7.11	Applicable Law and Conformity to Law
7.12	Notice
7.13	Reports and Examinations
7.14	Electronic Media
7.15	Reporting of Loan Balances, Prepayments and Assumptions

Terms and Conditions

1	Definitions

1.1	Aggregate Loss

means, at any given time, the total of (a) all Losses, including advance payments of Loss and partial payments of Loss with respect to a Default paid by the Company and (b) the Deductible Loss charged to the Deductible Amount under this Policy, reduced by (1) the net proceeds received by the Company upon disposal of all Loans (if the Loan is acquired by the Company in settlement of a Claim) and Properties, and also reduced by (2) any other net recoveries made in its sole discretion by the Company, including recoveries made by exercise of subrogation rights, with respect to any Loan or the related Property or Borrower. For purposes hereof, the term “net proceeds” shall consist of the sale price received by the Company, reduced by any expenses, payments or costs incurred by the Company in the ownership, maintenance and disposition of a Loan or a Property, including all expenses of the type which would have been includable in a Claim for Loss, interest paid by the Company on borrowings for the acquisition and ownership of the Loan or the Property (not to exceed the interest payable at the interest rate due on the Loan which would have been includable in the Claim), brokerage commissions, title insurance expenses, recording fees, and other costs and expenses of closing the sale of the Loan or the Property; and expenses regarding the physical condition of the Property in order to make it ready for sale.

1.2	Aggregate Loss Limit

means the Total Initial Principal Balance multiplied by the Aggregate Loss Percentage or such other amount set forth on the face of this Policy, as may be adjusted under Section 2.3, and represents the maximum aggregate amount of Aggregate Loss under this Policy. When the Aggregate Loss under this Policy is an amount equal to the Aggregate Loss Limit, the liability of the Company to pay any additional Losses ceases until the Aggregate Loss is reduced below the Aggregate Loss Limit.

1.3	Aggregate Loss Percentage

means that percentage identified on the face of this Policy.

1.4	Application

means all documents, materials, statements, representations, warranties, data and other information, irrespective of the Person or Persons who prepared same, submitted to the Company by or on behalf of the Insured in connection with the Insured’s request for insurance under this Policy.

1.5	Appropriate Proceedings

means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

a.
Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

b.	Enforcing the terms of the Loan as allowed by the laws where the Property is located; or

c.	Acquiring Good and Merchantable Title to the Property, as may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

d.	Asserting the Insured’s interest in the Property in a Borrower’s bankruptcy.

1.6	Approval of Coverage

means the document issued by the Company evidencing the Company’s approval of a Loan for insurance under this Policy, subject to the terms and conditions contained in the form of such approval and in this Policy, including a list of loans to which coverage has been extended under this Policy, and which is attached to the Approval of Coverage.

1.7	Approved Sale

means

a.	A sale of a Property because of a Default (whether such sale is before or after foreclosure) to which the Company has given prior approval; or

b.
A foreclosure sale of the Property to a Person other than the Insured at a price exceeding the amount approved by the Company under Section 5.12(b), or if no amount is approved, the amount as defined in Section 5.12(a); or

c.	Acquisition of a Property by someone other than the Insured by exercise of rights of redemption, if the Insured has complied with Section 5.12; or

d.	Acquisition of a Property or Loan pursuant to a Primary Policy.

1.8	Borrower

means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

1.9	Certificate Number

means the identification number issued by the Company for a Loan to which coverage is extended as shown on the Approval of Coverage for such Loan.

1.10	Claim

means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.11	Claim Amount

means the amount calculated in accordance with Section 6.2 of this Policy.

1.12	Deductible Amount

means the Total Initial Principal Balance multiplied by the Deductible Loss Percentage or such other amount set forth on the face of this Policy, and represents the maximum aggregate amount of Deductible Losses under this Policy.

1.13	Deductible Loss

means the amount charged to the Deductible Amount as set forth in Section 6.6.

1.14	Deductible Loss Percentage

means that percentage identified on the face of this Policy.

1.15	Default

means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due-on-sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings. Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is “four (4) months in Default” if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.16	Eligibility Criteria

means the requirements established by the Company for the insurability of a Loan under this Policy and of which the Company has notified the Insured prior to issuance of the Policy.

1.17	Environmental Condition

means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, or poisoning, contamination or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any “Hazardous Substance” as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601, et. seq., as amended from time to time) or as defined by any similar state law, or of any “Hazardous Waste” or “Regulated Substance” as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901, et. seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

1.18	Good and Merchantable Title

means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

a.	Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

b.
Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

c.	Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.19	Initial Principal Balance

means the unpaid principal balance of a Loan at the Loan Effective Date.

1.20	Insured

means:

a.	The Person designated on the face of this Policy; or

b.	Any Person (1) to whom this Policy and coverage of all (but not fewer than all) Loans under this Policy has been assigned and (2) of whom the Company has been notified.

Any Person becoming the Insured under this Policy shall be subject to all of the terms and conditions of this Policy to the same extent as any previous Insured hereunder including, without regard to the extent of the knowledge or responsibility of such Person, with respect to matters occurring before such Person became an Insured.

1.21	Loan

means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance, which secures or is represented by the Security, to which coverage under this Policy has been extended, and which must be included on the Approval of Coverage.

1.22	Loan Effective Date

means the date a Loan first becomes insured under this Policy, as determined by the Company and as set forth on the Approval of Coverage.

1.23	Loan File

means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower’s loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

1.24	Loss

means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3, but subject to the Deductible Amount and the Aggregate Loss Limit. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.25	Perfected Claim

means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.26	Person

means any individual, corporation, partnership, association or other entity.

1.27	Physical Damage

means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.28	Policy

means this contract of insurance and all Applications, Approvals of Coverage, and Endorsements which are incorporated in this Policy, related to Loans insured under this Policy.

1.29	Pooling and Servicing Agreement

means the document that sets forth the processes, procedures, and standards for servicing the Loans in effect with respect to the Security as of the Effective Date of this Policy, which may incorporate standards of the Servicer with respect to such servicing; provided, however, that such document and standards of the Servicer may be amended thereafter with respect to such servicing only with the approval of the Company.

1.30	Possession of the Property

means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

1.31	Primary Policy

means a policy, deemed acceptable to the Company, issued by a mortgage guaranty insurance company or government agency or instrumentality, approved by the Company, providing the coverage shown on the face of this Policy and defined by Section 5.1. A policy shall be deemed acceptable to the Company if it has been approved as the standard form of policy for insuring an individual mortgage loan sold to the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

1.32	Property

means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.33	Qualified

means the Company is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by this Policy, and is approved as an insurer and has a financial strength rating of not lower than “Baa3” from Moody’s, “BBB” from S&P and “BBB” from Fitch (if rated by the respective rating agency).

1.34	Residential

means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.

1.35	Security

means the bond, certificate or other security instrument, or pool or group of loans, designated or referred to on the face of this Policy.

1.36	Servicer

means that Person acting on behalf of the Insured of a Loan (or on behalf of the Insured’s designee, if any) to service the Loan. The Servicer acts as a representative of the Insured of the Loan (and the Insured’s designee, if any) and will bind the Insured and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. For purposes of this Policy, the term “Servicer” shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified. References in this Policy to a Servicer’s obligations will not be construed as relieving the Insured or its designee of responsibility for the Servicer’s performance.

1.37	Settlement Period

means the thirty (30) day period as determined under Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such thirty (30) day period, the Settlement Period ends with such payment.

1.38	Total Initial Principal Balance

means the sum of the Initial Principal Balances of all the Loans insured under this Policy.

1.39	Value

means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or appraised value of the Property as set forth by the Company in the Approval of Coverage.

As used herein, the masculine, feminine and neuter gender and the singular and plural number shall each equally include the other, as the context shall require.

2	Obtaining Coverage and Payment of Premiums

2.1	Loan Underwriting and Obtaining Coverage

- This Policy shall automatically extend to each Loan which is submitted for coverage under this Policy, provided that the Loan is (a) made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, (b) included on an Approval of Coverage, and (c) included in the Security. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Application to the Company which must be acceptable to the Company. If all applicable requirements are satisfied, extension of coverage to a Loan under this Policy shall be evidenced by inclusion on the Approval of Coverage and assignment of a Certificate Number to the Loan.

2.2	Representations of the Insured

- The Insured represents to the Company that:

a.
all statements made and information provided to the Company in an Application (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File; and

b.
such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

c.	The Loan complies with the Eligibility Criteria in effect at the time the Application is submitted to the Company.

The foregoing representations will apply to all statements and information in the Application, Approval of Coverage or Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company’s decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Approval of Coverage or continues coverage in reliance on the accuracy and completeness of such statements and information and without any obligation to independently verify the statements and information submitted to it; and the Company’s reliance on the representations in Section 2.2(a) and (b) above survive the issuance of an Approval of Coverage or such continuation of coverage.

The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

2.3	Company’s Remedies for Misrepresentation

- If any of the Insured’s misrepresentations made with respect to such Loan as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have, at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel, reduce or rescind coverage of such Loan under this Policy retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel, reduce or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums applicable to such Loan retroactively to such applicable date. In the case of rescission of coverage retroactively to the Loan Effective Date, the Aggregate Loss Limit and the Deductible Amount shall be adjusted as if such Loan had not been insured.

2.4	Premiums and Term of Coverage

a.
Within fifteen (15) days from the Policy Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the applicable first premium shall be a condition precedent to coverage being initially extended to the Loan. Coverage shall remain in effect for the period covered by the applicable first premium. Tender of the first premium for a Loan will constitute a representation for purposes of Section 2.2 by the Insured that any special conditions included by the Company in the related Approval of Coverage have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due.

b.
The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy such special condition (other than a special condition relating to completion of construction, as described in Section 4.3 or to rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments of principal, interest and impound or escrow amounts as called for by the Loan from the Borrower’s own funds. A payment will be considered to be “consecutive” only if it is made prior to the date the next scheduled installment becomes due. The “Borrower’s own funds” will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or the related Property transaction, unless expressly set forth in the Application.

2.5	Termination for Nonpayment of Premium

The Insured is obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.7 of this Policy. The entire premium for all Loans must be paid within the grace period for payment specified on the face of this Policy. Such premium shall be computed on the basis of the aggregate applicable principal balance of all Loans, and irrespective of whether a Loan is in Default or whether Good and Merchantable Title for a Loan has been acquired by the Insured. Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If the entire premium for all Loans is not paid within the grace period, the coverage of the Policy and the Company’s liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any existing or future Defaults on any of the Loans will not be covered under this Policy.

2.6	Payment of Premiums

At the request of the Company, the Insured shall provide the information and documentation upon which all premium calculations are based; if the Insured fails to provide the information and documentation requested by the Company, the Company shall calculate the applicable premium based on the information used for the most recent prior premium calculation, with the Company’s only refund obligation being to refund any excess premium, without interest thereon, upon the Insured providing such information (but only if provided within twelve (12) months after the premium due date) as may be necessary to compute the correct premium as of its due date and without the Insured being relieved of its obligation to pay any further premium if the premium so calculated was less than the correct premium due. Except as expressly provided in this Policy, there shall be no refund of premium under this Policy. If the Aggregate Losses paid by the Company under this Policy equal the Aggregate Loss Limit, then the total premium due under this Policy is due and shall remain due; provided, however, that the premium shall continue to be calculated and paid in the manner specified on the face of this Policy. The Company shall have a right of offset for any such unpaid premium against any payment of a Loss on any Loan.

The Insured acknowledges that the Company deposits premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment as applicable to a Loan, but only within sixty (60) days after receipt, in which case coverage will be canceled retroactively to the applicable Loan Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for subsequent premium payment which becomes due. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.7	Continuation or Cancellation by the Insured of Coverage of a Loan

Subject to payment of the applicable premiums with respect to the Loans insured under this Policy, coverage of a Loan shall continue until, and automatically cease upon, the first to occur of the following events:

a.	The Loan is paid in full; or

b.	The Loan no longer secures or no longer is represented by the Security; or

c.	The Company pays the Insured the Loss with respect to the Loan; or

d.	A Deductible Loss is charged to the Deductible Amount with respect to the Loan; or

e.	The Insured cancels the Policy pursuant to Section 2.8; or

f.	The Policy is cancelled pursuant to Section 2.9.

Except as a result of cancellation pursuant to Section 2.8, the Insured may not cancel coverage of a Loan.

In the event coverage does not continue and ceases for any of the foregoing reasons, the Company shall have no liability for any Default existing at the time coverage is discontinued or ceases, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage, and the Company shall have no liability for any Claims arising out of any future Default. Notwithstanding coverage of such existing Default, the provisions of Section 3.5 shall continue to apply and limit assignment of coverage of a Loan.

Except as provided in Section 2.8, there shall be no refund of premium on cancellation by the Insured of coverage of a Loan or if coverage of a Loan is not continued.

2.8	Cancellation of Policy by the Insured

- The Insured may cancel this Policy upon thirty (30) days written notice thereof to the Company if the Company shall cease to be Qualified. The Company shall use diligent efforts to remain Qualified. There shall be no other right of cancellation of this Policy by the Insured. There shall be no refund of premium on cancellation of this Policy by the Insured.

2.9	Cancellation of Policy and Coverage of Loans Upon Termination of

Security

- Except as otherwise specified below, in the event that

a.
the bonds, certificates or other security instruments designated or referred to in this Policy as the Security are redeemed, paid in full, cancelled or otherwise terminated, or the trust created in connection with the issuance of the Security is terminated for any reason (individually, a “Redemption”), or

b.	there are no longer any Loans that are security for, or represented by, the Security,

this Policy and the coverage of all Loans under this Policy shall automatically be terminated without further action being required by either the Insured or the Company, and the Company shall have no liability for any Default existing at the time of cancellation, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage.

The Insured shall notify the Company within thirty (30) days after the occurrence of either (a) or (b) above. The provisions of this Section 2.9 shall control, notwithstanding the right of the Insured to cancel coverage on some or all of the Loans and the exercise of such right by the Insured. No refund will be paid upon cancellation of this Policy and coverage of Loans under this Section 2.9.

2.10	Post Underwriting Review and Copies of Loan Files

- The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data prepared or maintained by or in the possession or under the control of the Insured pertaining to or in connection with Loans insured under this Policy. The Company will have the right to conduct the review on the Insured’s premises during normal business hours. The Insured must cooperate fully with the review. In addition, either in connection with such review or separately, the Company will have the right upon thirty (30) days prior written notice to obtain from the Insured a copy of the Loan File for any Loan insured under this Policy.

3	Changes in Various Loan Terms and Servicing, Co-ordination and Duplication of Insurance Benefits

3.1	Loan Modifications

- Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as such change is permitted by terms of the Loan without the approval of the Insured; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2	Open End Provisions

- The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3	Assumptions

- If a Loan is assumed with the Insured’s approval, the Company’s liability for coverage under this Policy will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a “due-on-sale” clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4	Change of Servicing

- If the servicing rights for a Loan are sold, assigned or transferred, coverage of the Loan hereunder will continue provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company, and subject, nevertheless, to all of the terms and conditions hereof and to all defenses which the Company may have had prior to any such sale, assignment or transfer. The Company shall be automatically deemed to have approved as a Servicer any person to whom the Company has issued a master policy, which has not been canceled, providing for residential mortgage guaranty insurance.

3.5	Loan Assignment

- Unless advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company), or this Policy and coverage of all Loans under this Policy are assigned to an Insured as described in Section 1.20, if a Loan is sold, assigned, or transferred by the Insured, the coverage of such Loan under this Policy may not and will not be assigned to such purchaser, assignee, or transferee and coverage of such Loan under this Policy shall automatically terminate upon such purchase, assignment or transfer. If the Company does give such approval, the Company shall thereafter, for all purposes under this Policy, including for purposes of calculating premiums and the Aggregate Loss Limit, disregard such sale, assignment or transfer, and continue to treat the Insured as the only Person with any interest in such Loan and the Insured agrees that it and any such purchaser, assignee, or transferee shall make all such arrangements as between or among themselves as may be appropriate in light of this restriction on the transfer of such coverage.

3.6	Co-ordination and Duplication of Insurance Benefits

- The coverage under this Policy shall be excess over any Primary Policy and any other insurance which may apply to the Property or to the Loan, regardless of the type of or the effective date of such other coverage.

4	Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1	Balloon Payment

- Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a “balloon payment”). This exclusion will not apply if the Insured, the owner of the Loan, or other Person acting on either’s behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured’s or owner’s underwriting standards. This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension or new loan.

4.2	Effective Date

- Any Claim on a Loan resulting from a payment on the Loan being thirty (30) days or more past due as of the Loan Effective Date.

4.3	Incomplete Construction

- Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the appraisal of the Property at origination of the Loan was based.

4.4	Fraud and Misrepresentation

- Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured with respect to the Loan, and the fraud or misrepresentation (a) materially contributed to the Default resulting in such Claim; or (b) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.5	Failure to Meet Servicing Standards

- Any Claim resulting from failure to service the Loan in accordance with the servicing standards of the Servicer as set forth in the Pooling and Servicing Agreement with respect to the Loan, which (a) was material to either the acceptance of the risk or the hazard assumed by the Company; (b) materially contributed to the Default resulting in such Claim; or (c) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.6	Non-Approved Servicer

- Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing; provided that this exclusion shall only apply if the Company notifies the Insured if a Servicer is no longer approved and if within ninety (90) days thereafter the Insured does not complete or cause to complete a transfer of servicing to a new Servicer approved by the Company.

4.7	Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)

- Any Claim where, at any time after the Loan Effective Date, Physical Damage to a Property (other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

a.
This exclusion shall not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

b.
This exclusion shall not apply if the Insured has restored the Property in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Loan Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

c.
For purposes of this Section 4.7, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

d.
Cost estimates relied upon by the Company in connection with this Section 4.7 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.8	Pre-Existing Environmental Conditions

- Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Loan Effective Date, subject to the following provisions:

a.
This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

b.
This exclusion will apply only if such Environmental Condition (1) was a principal cause of the Default, and (2) has made the principal Residential structure on the Property uninhabitable. A structure will be considered “uninhabitable” if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

c.	This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe residential occupancy.

4.9	First Lien Status

- Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first or equivalent lien on the Property.

4.10	Breach of the Insured’s Obligations or Failure to Comply with Terms

- Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

a.	Materially contributed to the Default resulting in such Claim; or

b.
Except for a breach described in Section 2.3, increased the Loss; provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.11	Exclusion Under Primary Policy

- Any Claim to the extent the related claim was excluded under any Primary Policy.

4.12	Primary Policy

- With respect to any Claim, and subject to Section 5.1, the amount of the full percentage option claim payment which the insurer under any Primary Policy should have paid, but which was not paid, disregarding the reason or cause for the denial or failure of such insurer to pay under such Primary Policy, or whether the Insured fails to obtain a Primary Policy as required by Section 5.1.

4.13	Investor-Paid Coverage

- With respect to any Loan, if necessary for the Company to be authorized by law to insure such loan, if the Borrower, directly or indirectly pays for such premium, including by an interest rate or other charges which are higher than the interest rate or other charges applicable to mortgage loans which are not similarly insured.

4.14	Non-Eligible Loans

- Any Loan that did not meet the Eligibility Criteria in effect at the time the related Application was submitted to the Company.

5	Conditions Precedent to Payment of Claim

It is a condition precedent to the Company’s obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1	Maintenance of Primary Policy

- The Insured is required to maintain a Primary Policy issued by a mortgage guaranty insurance company which is approved by the Company, and which provides coverage against loss resulting from a Borrower’s Default on any Loan that has a ratio of the principal balance of the Loan to the Value of the Property at the time of origination in excess of the percentage set forth on the face of this Policy. The Primary Policy shall, at a minimum, provide coverage on the amount of the Loan in excess of the percentage of the Value or other coverage percentage set forth on the face of this Policy and must remain in force until the outstanding principal balance of the Loan or other coverage percentage is reduced to the percentage of the Value or on such other basis set forth on the face of this Policy. Notwithstanding the foregoing, if a Primary Policy is required but there is no Primary Policy in force, the Company shall accept the Claim and compute the Loss as if such a Primary Policy were in force as provided in Section 6.2; provided, however, that the Company shall not be liable pursuant to this Policy for any portion of such Primary Policy claim.

It is the primary responsibility of the Insured to provide appropriate servicing and mitigation of delinquencies through its Primary Policy, if applicable. The Insured shall not take, or fail to take, any action which would impair its rights under a Primary Policy unless it shall first have given prompt written notice to the Company of any conflict between the Primary Policy and this Policy or any circumstance under which its rights under the Primary Policy might be impaired. The risk of collection of a claim payment under any Primary Policy and the risk of the insolvency of the issuer of any Primary Policy are risks of the Insured and are not covered under this Policy.

5.2	Notice of Default

- The Insured must give the Company written notice:

a.	Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

b.	Within ten (10) days after:

1.	The date when the Borrower has become no more than four (4) months in Default on the Loan; or

2.	The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured’s or Borrower’s interest therein have been started;

whichever occurs first.

If the Insured fails to give the notice of Default to the Company within the time period specified in this Section 5.2, any additional interest accruing or advances incurred or accruing during the period of such failure shall not be includable in the Claim Amount.

5.3	Monthly Reports

- Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company, and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.4	Company’s Option to Accelerate Filing of a Claim

- At any time following a notification of Default on a Loan, and before the Insured has obtained Good and Merchantable Title to the Property, the Company, directly or through its assignee (as purchaser of the Loan), shall have the right to purchase the Loan from the Insured, free and clear of all liens, claims or encumbrances, for a purchase price equal to the Loss calculated under Section 6.3(a) of this Policy, (but without deduction for a Primary Policy payment which has not yet become payable) and under the following terms and conditions:

a.
Within twenty (20) days after notice to the Insured (or such longer period specified by the purchaser in its notice) that the Company or its assignee has elected to purchase the Loan pursuant hereto, the Insured shall tender and deliver or cause to be delivered to the Purchaser, to be held in escrow by the Purchaser against receipt of the purchase price as set forth herein above within ten (10) days after such tender and delivery of all of the following:

1.
one or more assignments (as shall be necessary or appropriate) to the purchaser, containing customary representations and warranties, duly and properly executed and in recordable form, of all of the Insured’s ownership right, title and interest in and to the Loan and related documents (including private mortgage insurance coverage) and, unless expressly specified as being not subject to assignment or transfer, seller/servicing agreements relating to the Loan;

2.	the note, bond or other instrument evidencing the Loan, properly endorsed in blank;

3.	an assignment, to the purchaser, of coverage with respect to such Loan under this Policy, subject to all of the terms and conditions contained herein; and

4.	any and all documents executed or delivered by or to the Borrower under, or any holder of, such Loan, including the following:

i)	originals (or, if publicly recorded, certified copies) of mortgages, deeds of trust or other security instruments or assignments thereof;

ii)	originals (or acceptable duplicates) of policies of title insurance or opinions of title and surveys;

iii)	originals (or acceptable duplicates) of certificates and/or policies evidencing private mortgage insurance and hazard insurance; and

iv)	copies of state and/or federal disclosure and/or consumer credit documents.

b.
Upon purchase of the Loan by the purchaser pursuant to the foregoing terms, all rights of the Insured under this Policy shall be transferred to the purchaser, and payment to an Insured of the amount specified herein shall be a full and final discharge of the Company’s obligations to such Insured with respect to such Loan. The Company shall have the right to assign its right to purchase a Loan pursuant to this Section 5.4 to any Person, subject to the terms and conditions hereof.

5.5	Voluntary Conveyance

- The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.6	Appropriate Proceedings

- The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

a.	Diligently pursue the Appropriate Proceedings once they have begun;

b.	Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

c.	Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings, except as the Company may waive such requirement in writing;

d.
Act and bid at the foreclosure sale in accordance with Section 5.12 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company’s compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

e.
When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen (15) days before the foreclosure sale.

5.7	Mitigation of Damages

- The Insured must actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Insured to obtain a cure of the Default, collect amounts due under the Loan, inspect and appraise the Property and effectuate the early disposition of the Property. The Company must administer this Policy in good faith.

Without limiting the right of the Company to direct the Insured with respect to disposition of the Property, the Company may direct the Insured: to list the Property for sale at a price to be established; to select the agents or brokers with whom the Property is listed; without limiting the Insured’s obligation under this Policy to restore a Property, to expend funds and complete work on the Property for the purpose of making the Property ready for sale at the listed price, provided that such expenditures are includable in the Claim for Loss; to assist in obtaining access of the Company to the Property; and to otherwise assist in the prompt disposition of the Property, pursuant to an Approved Sale at the price established by the Company. If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of monies due under the Loan, including activities such as obtaining information from the Borrower, attempting to develop repayment schedules acceptable to the Insured, conducting Property inspections, and requesting appraisals of the Property. The Insured shall make available to the Company such information relating to the Insured’s collection efforts as the Company shall reasonably request.

5.8	Advances

- The Insured or the Servicer must advance:

a.	Normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

b.	Reasonable and necessary Property protection and preservation expenses approved by the Company, which shall not include expenditures to remove an exclusion from coverage under Section 4;

c.	Reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney’s fees; and

d.	Expenses to prepare the Property for sale and to sell the Property, including the expenses described in Section 5.7, as approved in advance by the Company.

5.9	Claim Information and Other Requirements

- The Insured must provide the Company with:

a.	All information reasonably requested by the Company;

b.	A completed form furnished by or acceptable to the Company for payment of a Claim;

c.
If the Property is not being acquired by the Company: (1) a copy of (i) an executed trustee’s or sheriff’s deed (which may be unrecorded) conveying Good and Merchantable Title to the Property to the Insured, or (ii) a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance; (2) a copy of the sale contract and closing statement or evidence of sale pursuant to foreclosure or the Primary Policy; and (3) such other information requested by the Company evidencing an Approved Sale of the Property;

d.	If the Property is being acquired by the Company:

1.	A recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

2.
If required by the Company, a title insurance policy acceptable to the Company or an attorney’s opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

3.	Possession of the Property, but only if the Company has required such Possession in writing; and

e.	If requested by the Company, access to the Property after completion of foreclosure, which may be requested before or after filing of the Claim.

5.10	Acquisition of Good and Merchantable Title Not Required

- The Insured will not be required to acquire Good and Merchantable Title to a Property if (a) the Company requires an early Claim filing pursuant to Section 5.4; or (b) the Property is sold pursuant to an Approved Sale.

5.11	Procedures for the Company’s Approval of a Sale of the Property by the Insured

- An offer to purchase a Property may not be accepted by the Insured unless (a) the offer meets the Company’s written delegated servicing guidelines and any additional requirements of the Pooling and Servicing Agreement, or (b) the Insured has received the Company’s prior approval to accept such offer.

5.12	Foreclosure Bidding Instructions Given by the Company

- Any bid made at a foreclosure sale held as part of Appropriate Proceedings must either (a) meet the Company’s written delegated bidding guidelines and any additional requirements of the Pooling and Servicing Agreement, or (b) have been previously approved by the Company. The Insured is not required to acquire Good and Merchantable Title if it has bid in accordance with this Section 5.12, whether or not pursuant to approval from the Company.

6	Loss Payment Procedure

6.1	Filing of Claim

a.
If a Primary Policy is required pursuant to Section 5.1 hereof, unless the Company directs acceleration of the filing of a Claim under Section 5.4, the Insured must submit and settle its claim under the Primary Policy before a Claim may be filed under this Policy. If the Insured negotiates a claim settlement on a basis other than on conditions stated in the Primary Policy, the Insured must obtain the prior written consent of the Company to such settlement. A Claim must be filed with the Company on a form provided or approved by the Company within sixty (60) days after the later of the following and only after both of the following conditions have been satisfied: (1) the date the claim has been settled and paid under the Primary Policy; and (2) either (i) the date the Insured has conveyed title to the Property pursuant to an Approved Sale, or (ii) the date the Company notifies the Insured that it will acquire the Property in settlement of the Claim, whichever is applicable.

If a claim under the Primary Policy has not been settled within six (6) months after the Insured has satisfied all reasonable requirements for filing of such claim, the Claim under this Policy may, notwithstanding any provision of this Policy to the contrary, be filed and the Claim shall be calculated and paid on the basis of the claim payment amount which the Insured should have received under such Primary Policy, as provided in Section 6.2(vii).

b.
If a Primary Policy is not required pursuant to Section 5.1 hereof, unless the Company directs acceleration of the filing of a Claim under Section 5.4, a Claim must be filed with the Company on a form provided or approved by the Company within sixty (60) days after either of the following conditions, whichever is applicable, have been satisfied: (1) the Insured has conveyed title to the Property pursuant to an Approved Sale or (2) the date the Company notifies the Insured that it will acquire the Property in settlement of the Claim.

c.
If the Insured is not required to have Good and Merchantable Title to file a Claim as described in Section 5.10, then in lieu of the Approved Sale or acquisition notice by the Company in the preceding paragraphs (a) and (b), the Claim shall be filed within sixty (60) days after the applicable event in Section 5.10.

d.
If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the event occurs under this Section 6.1 which is the basis for filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2	Calculation of Claim Amount

- Subject to the requirement for a Primary Policy, if any, and to the Aggregate Loss Limit then applicable, the Claim Amount will be an amount equal to the sum of:

a.	The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

b.
The amount of accrued and unpaid interest due on the Loan, computed at the contract rate stated in the Loan on the unpaid principal balance at the date of Default (without adjustment for the proceeds of Primary Policy coverage or an Approved Sale), through the date that the Loss is paid by the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

c.
The amount of advances incurred by the Insured under Section 5.8 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Servicer of the Loan or their other internal costs) provided that such advances, other than attorney’s fees, must have first become due and payable after the Default, and payment of such advances must be prorated through the date the Loss is paid by the Company; and

d.	Amounts required to be paid to the Insured pursuant to Sections 6.5, 7.2 and 7.5, if applicable, less:

(i)
The amount of all rents and other payments (excluding net proceeds of an Approved Sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

(ii)	The amount of cash remaining in any escrow account as of the last payment date;

(iii)	The amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(iv)
The amount paid under applicable fire and extended coverage policies which is in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan;

(v)	The amounts of any payments of Loss previously made by the Company;

(vi)	The net proceeds upon an Approved Sale of the Property other than from acquisition pursuant to a Primary Policy;

(vii)
The greater of the amount of any claim payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section 4.11 or 4.12 of this Policy not to have applied; and

(viii)	Any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3	Payment of Loss; Company’s Options

- Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

a.
Property acquisition settlement option. If the Company has elected to acquire the Property prior to an Approved Sale, the Company shall pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 without reduction for net proceeds under Section 6.2(vi); or

b.	Approved sale option. If there has been an Approved Sale, the Company shall pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2.

When the Aggregate Loss paid by the Company under this Policy is an amount equal to the Aggregate Loss Limit, the liability of the Company to pay any additional Claims for Losses ceases until the Aggregate Loss is reduced below the Aggregate Loss Limit, at which time this Section 6.3 will again apply to any previously Perfected Claims.

6.4	Calculation of Settlement Period

- The Settlement Period will be a thirty (30) day period after the Company’s receipt of a Claim, calculated as follows:

a.
No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim. The thirty (30) day period will be suspended until the Company receives such additional documents and information. The Company may request additional documents and information after such twenty (20) day period, and the Insured must use reasonable efforts to satisfy such request.

b.
The Company may notify the Insured at any time after completion of foreclosure and before closing of an Approved Sale (or, if applicable, before the Company acquires the Property) that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company. If access is not then available and if the thirty day period has commenced, such thirty (30) day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the thirty (30) day period will remain suspended as if the Insured’s notice of availability had not been given to the Company.

c.
If the Company has elected to acquire the Property in settlement of a Claim, the thirty (30) day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured to deliver a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, to deliver Possession of the Property.

d.
If the thirty (30) day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

6.5	Payment by the Company After the Settlement Period

- If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6	Deductible Losses

a.
Notwithstanding any other provision of this Policy, the Company shall have no liability to pay any Loss until, and except to the extent that, the aggregate amount of the Deductible Loss shall exceed the Deductible Amount. The Insured shall remain solely responsible for all Deductible Loss up to the Deductible Amount.

b.
A Deductible Loss shall be calculated in the same manner as a Loss under Section 6.3(b) of this Policy in which there is an Approved Sale except that only interest accrued through the date of closing of the Approved Sale shall be includable in the Deductible Loss. A Deductible Loss shall only be charged to the Deductible Amount if a Claim for Loss would have been payable by the Company. The Insured shall comply with all of the requirements of this Policy which would be applicable if the Company were paying a Claim for Loss, including the requirements of Section 5.7 relating to the mitigation of the Company’s Loss. After an Approved Sale, the Insured shall file a notice of Deductible Loss with the Company at the same time and in the same manner as it would file a Claim for Loss and the Company shall process the notice and determine the amount of the Deductible Loss as it would a Claim for Loss, and the Deductible Loss shall be charged to the Deductible Amount. The Company shall advise the Insured of its calculation of the Deductible Loss within sixty (60) days after filing of the notice of Deductible Loss by the Insured.

7	Additional Conditions

7.1	Proceedings of Eminent Domain

- In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2	Pursuit of Deficiencies

a.
The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured’s acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Insured pursues the deficiency judgment, without direction from the Company, the Company shall nonetheless be subrogated to such deficiency judgment rights to the extent permitted by Section 7.3.

b.
The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.8 or additional interest accrued on the Loan, to the extent not payable under a Primary Policy, due to (1) an additional redemptive period or a delay in acquisition of title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

i.	If the deficiency judgment is to be established for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, the full amount of:

a.)	such additional expenses advanced pursuant to Section 5.8 by the Insured; and

b.)
such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

ii.
All of the additional interest, expenses, attorney’s fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Good and Merchantable Title, including any additional redemptive period or such shorter time period as may be applicable under Section 5.10.

7.3	Subrogation

- Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured’s rights of recovery against a Borrower and any other Person relating to the Loan or to the Property, to the extent such rights remain after settlement of the claim under an applicable Primary Policy. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.4	Policy for Exclusive Benefit of the Insured

- An Approval of Coverage, this Policy and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and permitted assigns, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, such Approval of Coverage, this Policy or any coverage hereunder.

7.5	Effect of Borrower Insolvency or Bankruptcy on Principal Balance

- If under applicable insolvency or bankruptcy law, a Loan’s principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period), whether payable directly or by an addition to the principal balance which is includable in the Claim Amount, and (c) reasonable and necessary expenses incurred by the Insured which are associated with the amount by which the principal balance of the Loan became unsecured.

7.6	Arbitration of Disputes, Suits and Actions Brought by the Insured

a.
Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of the Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association’s National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if he is, or during the previous two (2) years has been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

b.
No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company’s liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Good and Merchantable Title to the Property, an Approved Sale of the Property is completed, or other basis for filing a Claim arises, whichever is applicable to a Loan. The foregoing requirement for substantial compliance shall not be applicable to the extent that such substantial compliance is at issue in the suit or action. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Good and Merchantable Title or Approved Sale, as applicable to a Loan.

c.
If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.7	Release of Borrower; Defenses of Borrower

- The Insured’s execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation with respect to such Loan to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower’s obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including”

a.
The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Loans where the date of the related Approval of Coverage was issued on or after the effective date of the amendment.

b.
No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

c.
No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

d.	As used in this Policy, the term “include” or “including” will mean “include or including, without limitation.”

7.9	No Agency

- Neither the Insured, any Servicer, nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured), will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured or Servicer.

7.10	Successors and Assigns

- This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns, it being recognized that assignment by the Insured of this Policy and its benefits is limited by Sections 1.20 and 3.5.

7.11	Applicable Law and Conformity to Law

- All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured under this Policy is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12	Notice

- All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13	Reports and Examinations

- The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14	Electronic Media

- The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

7.15	Reporting of Loan Balances, Prepayments and Assumptions

- The Insured shall provide or cause to be provided to the Company no less often than annually information concerning the current unpaid principal balance of each Loan insured under this Policy, including information as to which Loans have prepaid in full or which have been assumed.

EXHIBIT 0

POOL POLICY EXHIBIT A

Exhibit A

Mortgage Trust Bulk Supplemental Policy

1	Definitions

1.1	Aggregate Loss
1.2	Aggregate Loss Limit
1.3	Aggregate Loss Percentage
1.4	Application
1.5	Appropriate Proceedings
1.6	Approval of Coverage
1.7	Approved Sale
1.8	Borrower
1.9	Certificate Number
1.10	Claim
1.11	Claim Amount
1.12	Deductible Amount
1.13	Deductible Loss
1.14	Deductible Loss Percentage
1.15	Default
1.16	Eligibility Criteria
1.17	Environmental Condition
1.18	Good and Merchantable Title
1.19	Initial Principal Balance
1.20	Insured
1.21	Loan
1.22	Loan Effective Date
1.23	Loan File
1.24	Loss
1.25	Perfected Claim
1.26	Person
1.27	Physical Damage
1.28	Policy
1.29	Pooling and Servicing Agreement
1.30	Possession of the Property
1.31	Primary Policy
1.32	Property
1.33	Qualified
1.34	Residential
1.35	Security
1.36	Servicer
1.37	Settlement Period
1.38	Total Initial Principal Balance
1.39	Value

2	Obtaining Coverage and Payment of Premiums

2.1	Loan Underwriting and Obtaining Coverage
2.2	Representations of the Insured
2.3	Company’s Remedies for Misrepresentation
2.4	Premiums and Term of Coverage
2.5	Termination for Nonpayment of Premium
2.6	Payment of Premiums
2.7	Continuation or Cancellation by the Insured of Coverage of a Loan
2.8	Cancellation of Policy by the Insured
2.9	Cancellation of Policy and Coverage of Loans Upon Termination of Security
2.10	Post Underwriting Review and Copies of Loan Files

3	Changes in Various Loan Terms and Servicing, Co-ordination and Duplication of Insurance Benefits

3.1	Loan Modifications
3.2	Open End Provisions
3.3	Assumptions
3.4	Change of Servicing
3.5	Loan Assignment
3.6	Co-ordination and Duplication of Insurance Benefits

4	Exclusions From Coverage

4.1	Balloon Payment
4.2	Effective Date
4.3	Incomplete Construction
4.4	Fraud and Misrepresentation
4.5	Failure to Meet Servicing Standards
4.6	Non-Approved Servicer
4.7	Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)
4.8	Pre-Existing Environmental Conditions
4.9	First Lien Status
4.10	Breach of the Insured’s Obligations or Failure to Comply with Terms
4.11	Exclusion Under Primary Policy
4.12	Primary Policy
4.13	Investor-Paid Coverage
4.14	Non-Eligible Loans

5	Conditions Precedent to Payment of Claim

5.1	Maintenance of Primary Policy
5.2	Notice of Default
5.3	Monthly Reports
5.4	Company’s Option to Accelerate Filing of a Claim
5.5	Voluntary Conveyance
5.6	Appropriate Proceedings
5.7	Mitigation of Damages
5.8	Advances
5.9	Claim Information and Other Requirements
5.10	Acquisition of Good and Merchantable Title Not Required
5.11	Procedures for the Company’s Approval of a Sale of the Property by the Insured
5.12	Foreclosure Bidding Instructions Given by the Company

6	Loss Payment Procedure

6.1	Filing of Claim
6.2	Calculation of Claim Amount
6.3	Payment of Loss; Company’s Options
6.4	Calculation of Settlement Period
6.5	Payment by the Company After the Settlement Period
6.6	Deductible Losses

7	Additional Conditions

7.1	Proceedings of Eminent Domain
7.2	Pursuit of Deficiencies
7.3	Subrogation
7.4	Policy for Exclusive Benefit of the Insured
7.5	Effect of Borrower Insolvency or Bankruptcy on Principal Balance
7.6	Arbitration of Disputes, Suits and Actions Brought by the Insured
7.7	Release of Borrower; Defenses of Borrower
7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including”
7.9	No Agency
7.10	Successors and Assigns
7.11	Applicable Law and Conformity to Law
7.12	Notice
7.13	Reports and Examinations
7.14	Electronic Media
7.15	Reporting of Loan Balances, Prepayments and Assumptions

Terms and Conditions

1	Definitions

1.1
Aggregate Loss means, at any given time, the total of (a) all Losses, including advance payments of Loss and partial payments of Loss with respect to a Default paid by the Company and (b) the Deductible Loss charged to the Deductible Amount under this Policy, reduced by (1) the net proceeds received by the Company upon disposal of all Loans (if the Loan is acquired by the Company in settlement of a Claim) and Properties, and also reduced by (2) any other net recoveries made in its sole discretion by the Company, including recoveries made by exercise of subrogation rights, with respect to any Loan or the related Property or Borrower. For purposes hereof, the term “net proceeds” shall consist of the sale price received by the Company, reduced by any expenses, payments or costs incurred by the Company in the ownership, maintenance and disposition of a Loan or a Property, including all expenses of the type which would have been includable in a Claim for Loss, interest paid by the Company on borrowings for the acquisition and ownership of the Loan or the Property (not to exceed the interest payable at the interest rate due on the Loan which would have been includable in the Claim), brokerage commissions, title insurance expenses, recording fees, and other costs and expenses of closing the sale of the Loan or the Property; and expenses regarding the physical condition of the Property in order to make it ready for sale.

1.2
Aggregate Loss Limit means the Total Initial Principal Balance multiplied by the Aggregate Loss Percentage or such other amount set forth on the face of this Policy, as may be adjusted under Section 2.3, and represents the maximum aggregate amount of Aggregate Loss under this Policy. When the Aggregate Loss under this Policy is an amount equal to the Aggregate Loss Limit, the liability of the Company to pay any additional Losses ceases until the Aggregate Loss is reduced below the Aggregate Loss Limit.

1.3	Aggregate Loss Percentage means that percentage identified on the face of this Policy.

1.4
Application means all documents, materials, statements, representations, warranties, data and other information, irrespective of the Person or Persons who prepared same, submitted to the Company by or on behalf of the Insured in connection with the Insured’s request for insurance under this Policy.

1.5	Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

a.
Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

b.	Enforcing the terms of the Loan as allowed by the laws where the Property is located; or

c.	Acquiring Good and Merchantable Title to the Property, as may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

d.	Asserting the Insured’s interest in the Property in a Borrower’s bankruptcy.

1.6
Approval of Coverage means the document issued by the Company evidencing the Company’s approval of a Loan for insurance under this Policy, subject to the terms and conditions contained in the form of such approval and in this Policy, including a list of loans to which coverage has been extended under this Policy, and which is attached to the Approval of Coverage.

1.7	Approved Sale means

a.	A sale of a Property because of a Default (whether such sale is before or after foreclosure) to which the Company has given prior approval; or

b.
A foreclosure sale of the Property to a Person other than the Insured at a price exceeding the amount approved by the Company under Section 5.12(b), or if no amount is approved, the amount as defined in Section 5.12(a); or

c.	Acquisition of a Property by someone other than the Insured by exercise of rights of redemption, if the Insured has complied with Section 5.12; or

d.	Acquisition of a Property or Loan pursuant to a Primary Policy.

1.8	Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

1.9	Certificate Number means the identification number issued by the Company for a Loan to which coverage is extended as shown on the Approval of Coverage for such Loan.

1.10	Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.11	Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.12
Deductible Amount means the Total Initial Principal Balance multiplied by the Deductible Loss Percentage or such other amount set forth on the face of this Policy, and represents the maximum aggregate amount of Deductible Losses under this Policy.

1.13	Deductible Loss means the amount charged to the Deductible Amount as set forth in Section 6.6.

1.14	Deductible Loss Percentage means that percentage identified on the face of this Policy.

1.15
Default means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due-on-sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings. Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is “four (4) months in Default” if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.16
Eligibility Criteria means the requirements established by the Company for the insurability of a Loan under this Policy and of which the Company has notified the Insured prior to issuance of the Policy.

1.17
Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, or poisoning, contamination or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any “Hazardous Substance” as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601, et. seq., as amended from time to time) or as defined by any similar state law, or of any “Hazardous Waste” or “Regulated Substance” as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901, et. seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

1.18
Good and Merchantable Title means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

a.	Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

b.
Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

c.	Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.19	Initial Principal Balance means the unpaid principal balance of a Loan at the Loan Effective Date.

1.20	Insured means:

a.	The Person designated on the face of this Policy; or

b.	Any Person (1) to whom this Policy and coverage of all (but not fewer than all) Loans under this Policy has been assigned and (2) of whom the Company has been notified.

Any Person becoming the Insured under this Policy shall be subject to all of the terms and conditions of this Policy to the same extent as any previous Insured hereunder including, without regard to the extent of the knowledge or responsibility of such Person, with respect to matters occurring before such Person became an Insured.

1.21
Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance, which secures or is represented by the Security, to which coverage under this Policy has been extended, and which must be included on the Approval of Coverage.

1.22	Loan Effective Date means the date a Loan first becomes insured under this Policy, as determined by the Company and as set forth on the Approval of Coverage.

1.23
Loan File means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower’s loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

1.24
Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3, but subject to the Deductible Amount and the Aggregate Loss Limit. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.25
Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.26	Person means any individual, corporation, partnership, association or other entity.

1.27
Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.28	Policy means this contract of insurance and all Applications, Approvals of Coverage, and Endorsements which are incorporated in this Policy, related to Loans insured under this Policy.

1.29
Pooling and Servicing Agreement means the document that sets forth the processes, procedures, and standards for servicing the Loans in effect with respect to the Security as of the Effective Date of this Policy, which may incorporate standards of the Servicer with respect to such servicing; provided, however, that such document and standards of the Servicer may be amended thereafter with respect to such servicing only with the approval of the Company.

1.30	Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

1.31
Primary Policy means a policy, deemed acceptable to the Company, issued by a mortgage guaranty insurance company or government agency or instrumentality, approved by the Company, providing the coverage shown on the face of this Policy and defined by Section 5.1. A policy shall be deemed acceptable to the Company if it has been approved as the standard form of policy for insuring an individual mortgage loan sold to the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

1.32
Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.33
Qualified means the Company is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by this Policy, and is approved as an insurer and has a financial strength rating of not lower than “Baa3” from Moody’s, “BBB” from S&P and “BBB” from Fitch (if rated by the respective rating agency).

1.34	Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.

1.35	Security means the bond, certificate or other security instrument, or pool or group of loans, designated or referred to on the face of this Policy.

1.36
Servicer means that Person acting on behalf of the Insured of a Loan (or on behalf of the Insured’s designee, if any) to service the Loan. The Servicer acts as a representative of the Insured of the Loan (and the Insured’s designee, if any) and will bind the Insured and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. For purposes of this Policy, the term “Servicer” shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified. References in this Policy to a Servicer’s obligations will not be construed as relieving the Insured or its designee of responsibility for the Servicer’s performance.

1.37
Settlement Period means the thirty (30) day period as determined under Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such thirty (30) day period, the Settlement Period ends with such payment.

1.38	Total Initial Principal Balance means the sum of the Initial Principal Balances of all the Loans insured under this Policy.

1.39
Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or appraised value of the Property as set forth by the Company in the Approval of Coverage.

As used herein, the masculine, feminine and neuter gender and the singular and plural number shall each equally include the other, as the context shall require.

2	Obtaining Coverage and Payment of Premiums

2.1
Loan Underwriting and Obtaining Coverage - This Policy shall automatically extend to each Loan which is submitted for coverage under this Policy, provided that the Loan is (a) made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, (b) included on an Approval of Coverage, and (c) included in the Security. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Application to the Company which must be acceptable to the Company. If all applicable requirements are satisfied, extension of coverage to a Loan under this Policy shall be evidenced by inclusion on the Approval of Coverage and assignment of a Certificate Number to the Loan.

2.2	Representations of the Insured - The Insured represents to the Company that:

a.
all statements made and information provided to the Company in an Application (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File; and

b.
such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

c.	The Loan complies with the Eligibility Criteria in effect at the time the Application is submitted to the Company.

The foregoing representations will apply to all statements and information in the Application, Approval of Coverage or Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company’s decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Approval of Coverage or continues coverage in reliance on the accuracy and completeness of such statements and information and without any obligation to independently verify the statements and information submitted to it; and the Company’s reliance on the representations in Section 2.2(a) and (b) above survive the issuance of an Approval of Coverage or such continuation of coverage.

The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

2.3
Company’s Remedies for Misrepresentation - If any of the Insured’s misrepresentations made with respect to such Loan as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have, at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel, reduce or rescind coverage of such Loan under this Policy retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel, reduce or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums applicable to such Loan retroactively to such applicable date. In the case of rescission of coverage retroactively to the Loan Effective Date, the Aggregate Loss Limit and the Deductible Amount shall be adjusted as if such Loan had not been insured.

2.4	Premiums and Term of Coverage

a.
Within fifteen (15) days from the Policy Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the applicable first premium shall be a condition precedent to coverage being initially extended to the Loan. Coverage shall remain in effect for the period covered by the applicable first premium. Tender of the first premium for a Loan will constitute a representation for purposes of Section 2.2 by the Insured that any special conditions included by the Company in the related Approval of Coverage have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due.

b.
The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy such special condition (other than a special condition relating to completion of construction, as described in Section 4.3 or to rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments of principal, interest and impound or escrow amounts as called for by the Loan from the Borrower’s own funds. A payment will be considered to be “consecutive” only if it is made prior to the date the next scheduled installment becomes due. The “Borrower’s own funds” will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or the related Property transaction, unless expressly set forth in the Application.

2.5	Termination for Nonpayment of Premium

The Insured is obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.7 of this Policy. The entire premium for all Loans must be paid within the grace period for payment specified on the face of this Policy. Such premium shall be computed on the basis of the aggregate applicable principal balance of all Loans, and irrespective of whether a Loan is in Default or whether Good and Merchantable Title for a Loan has been acquired by the Insured. Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If the entire premium for all Loans is not paid within the grace period, the coverage of the Policy and the Company’s liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any existing or future Defaults on any of the Loans will not be covered under this Policy.

2.6	Payment of Premiums

At the request of the Company, the Insured shall provide the information and documentation upon which all premium calculations are based; if the Insured fails to provide the information and documentation requested by the Company, the Company shall calculate the applicable premium based on the information used for the most recent prior premium calculation, with the Company’s only refund obligation being to refund any excess premium, without interest thereon, upon the Insured providing such information (but only if provided within twelve (12) months after the premium due date) as may be necessary to compute the correct premium as of its due date and without the Insured being relieved of its obligation to pay any further premium if the premium so calculated was less than the correct premium due. Except as expressly provided in this Policy, there shall be no refund of premium under this Policy. If the Aggregate Losses paid by the Company under this Policy equal the Aggregate Loss Limit, then the total premium due under this Policy is due and shall remain due; provided, however, that the premium shall continue to be calculated and paid in the manner specified on the face of this Policy. The Company shall have a right of offset for any such unpaid premium against any payment of a Loss on any Loan.

The Insured acknowledges that the Company deposits premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment as applicable to a Loan, but only within sixty (60) days after receipt, in which case coverage will be canceled retroactively to the applicable Loan Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for subsequent premium payment which becomes due. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.7	Continuation or Cancellation by the Insured of Coverage of a Loan

Subject to payment of the applicable premiums with respect to the Loans insured under this Policy, coverage of a Loan shall continue until, and automatically cease upon, the first to occur of the following events:

a.	The Loan is paid in full; or

b.	The Loan no longer secures or no longer is represented by the Security; or

c.	The Company pays the Insured the Loss with respect to the Loan; or

d.	A Deductible Loss is charged to the Deductible Amount with respect to the Loan; or

e.	The Insured cancels the Policy pursuant to Section 2.8; or

f.	The Policy is cancelled pursuant to Section 2.9.

Except as a result of cancellation pursuant to Section 2.8, the Insured may not cancel coverage of a Loan.

In the event coverage does not continue and ceases for any of the foregoing reasons, the Company shall have no liability for any Default existing at the time coverage is discontinued or ceases, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage, and the Company shall have no liability for any Claims arising out of any future Default. Notwithstanding coverage of such existing Default, the provisions of Section 3.5 shall continue to apply and limit assignment of coverage of a Loan.

Except as provided in Section 2.8, there shall be no refund of premium on cancellation by the Insured of coverage of a Loan or if coverage of a Loan is not continued.

2.8
Cancellation of Policy by the Insured - The Insured may cancel this Policy upon thirty (30) days written notice thereof to the Company if the Company shall cease to be Qualified. The Company shall use diligent efforts to remain Qualified. There shall be no other right of cancellation of this Policy by the Insured. There shall be no refund of premium on cancellation of this Policy by the Insured.

2.9	Cancellation of Policy and Coverage of Loans Upon Termination of

Security - Except as otherwise specified below, in the event that

a.
the bonds, certificates or other security instruments designated or referred to in this Policy as the Security are redeemed, paid in full, cancelled or otherwise terminated, or the trust created in connection with the issuance of the Security is terminated for any reason (individually, a “Redemption”), or

b.	there are no longer any Loans that are security for, or represented by, the Security,

this Policy and the coverage of all Loans under this Policy shall automatically be terminated without further action being required by either the Insured or the Company, and the Company shall have no liability for any Default existing at the time of cancellation, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage.

The Insured shall notify the Company within thirty (30) days after the occurrence of either (a) or (b) above. The provisions of this Section 2.9 shall control, notwithstanding the right of the Insured to cancel coverage on some or all of the Loans and the exercise of such right by the Insured. No refund will be paid upon cancellation of this Policy and coverage of Loans under this Section 2.9.

2.10
Post Underwriting Review and Copies of Loan Files - The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data prepared or maintained by or in the possession or under the control of the Insured pertaining to or in connection with Loans insured under this Policy. The Company will have the right to conduct the review on the Insured’s premises during normal business hours. The Insured must cooperate fully with the review. In addition, either in connection with such review or separately, the Company will have the right upon thirty (30) days prior written notice to obtain from the Insured a copy of the Loan File for any Loan insured under this Policy.

3	Changes in Various Loan Terms and Servicing, Co-ordination and Duplication of Insurance Benefits

3.1
Loan Modifications - Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as such change is permitted by terms of the Loan without the approval of the Insured; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2
Open End Provisions - The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3
Assumption - If a Loan is assumed with the Insured’s approval, the Company’s liability for coverage under this Policy will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a “due-on-sale” clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4
Change of Servicing - If the servicing rights for a Loan are sold, assigned or transferred, coverage of the Loan hereunder will continue provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company, and subject, nevertheless, to all of the terms and conditions hereof and to all defenses which the Company may have had prior to any such sale, assignment or transfer. The Company shall be automatically deemed to have approved as a Servicer any person to whom the Company has issued a master policy, which has not been canceled, providing for residential mortgage guaranty insurance.

3.5
Loan Assignment - Unless advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company), or this Policy and coverage of all Loans under this Policy are assigned to an Insured as described in Section 1.20, if a Loan is sold, assigned, or transferred by the Insured, the coverage of such Loan under this Policy may not and will not be assigned to such purchaser, assignee, or transferee and coverage of such Loan under this Policy shall automatically terminate upon such purchase, assignment or transfer. If the Company does give such approval, the Company shall thereafter, for all purposes under this Policy, including for purposes of calculating premiums and the Aggregate Loss Limit, disregard such sale, assignment or transfer, and continue to treat the Insured as the only Person with any interest in such Loan and the Insured agrees that it and any such purchaser, assignee, or transferee shall make all such arrangements as between or among themselves as may be appropriate in light of this restriction on the transfer of such coverage.

3.6
Co-ordination and Duplication of Insurance Benefits - The coverage under this Policy shall be excess over any Primary Policy and any other insurance which may apply to the Property or to the Loan, regardless of the type of or the effective date of such other coverage.

4	Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1
Balloon Payment - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a “balloon payment”). This exclusion will not apply if the Insured, the owner of the Loan, or other Person acting on either’s behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured’s or owner’s underwriting standards. This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension or new loan.

4.2	Effective Date - Any Claim on a Loan resulting from a payment on the Loan being thirty (30) days or more past due as of the Loan Effective Date.

4.3
Incomplete Construction - Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the appraisal of the Property at origination of the Loan was based.

4.4
Fraud and Misrepresentation - Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured with respect to the Loan, and the fraud or misrepresentation (a) materially contributed to the Default resulting in such Claim; or (b) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.5
Failure to Meet Servicing Standards - Any Claim resulting from failure to service the Loan in accordance with the servicing standards of the Servicer as set forth in the Pooling and Servicing Agreement with respect to the Loan, which (a) was material to either the acceptance of the risk or the hazard assumed by the Company; (b) materially contributed to the Default resulting in such Claim; or (c) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.6
Non-Approved Servicer - Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing; provided that this exclusion shall only apply if the Company notifies the Insured if a Servicer is no longer approved and if within ninety (90) days thereafter the Insured does not complete or cause to complete a transfer of servicing to a new Servicer approved by the Company.

4.7
Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) - Any Claim where, at any time after the Loan Effective Date, Physical Damage to a Property (other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

a.
This exclusion shall not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

b.
This exclusion shall not apply if the Insured has restored the Property in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Loan Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

c.
For purposes of this Section 4.7, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

d.
Cost estimates relied upon by the Company in connection with this Section 4.7 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.8
Pre-Existing Environmental Conditions - Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Loan Effective Date, subject to the following provisions:

a.
This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

b.
This exclusion will apply only if such Environmental Condition (1) was a principal cause of the Default, and (2) has made the principal Residential structure on the Property uninhabitable. A structure will be considered “uninhabitable” if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

c.	This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe residential occupancy.

4.9
First Lien Status - Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first or equivalent lien on the Property.

4.10
Breach of the Insured’s Obligations or Failure to Comply with Terms - Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

a.	Materially contributed to the Default resulting in such Claim; or

b.
Except for a breach described in Section 2.3, increased the Loss; provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.11	Exclusion Under Primary Policy - Any Claim to the extent the related claim was excluded under any Primary Policy.

4.12
Primary Policy - With respect to any Claim, and subject to Section 5.1, the amount of the full percentage option claim payment which the insurer under any Primary Policy should have paid, but which was not paid, disregarding the reason or cause for the denial or failure of such insurer to pay under such Primary Policy, or whether the Insured fails to obtain a Primary Policy as required by Section 5.1.

4.13
Investor-Paid Coverage - With respect to any Loan, if necessary for the Company to be authorized by law to insure such loan, if the Borrower, directly or indirectly pays for such premium, including by an interest rate or other charges which are higher than the interest rate or other charges applicable to mortgage loans which are not similarly insured.

4.14	Non-Eligible Loans - Any Loan that did not meet the Eligibility Criteria in effect at the time the related Application was submitted to the Company.

5	Conditions Precedent to Payment of Claim

It is a condition precedent to the Company’s obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1
Maintenance of Primary Policy - The Insured is required to maintain a Primary Policy issued by a mortgage guaranty insurance company which is approved by the Company, and which provides coverage against loss resulting from a Borrower’s Default on any Loan that has a ratio of the principal balance of the Loan to the Value of the Property at the time of origination in excess of the percentage set forth on the face of this Policy. The Primary Policy shall, at a minimum, provide coverage on the amount of the Loan in excess of the percentage of the Value or other coverage percentage set forth on the face of this Policy and must remain in force until the outstanding principal balance of the Loan or other coverage percentage is reduced to the percentage of the Value or on such other basis set forth on the face of this Policy. Notwithstanding the foregoing, if a Primary Policy is required but there is no Primary Policy in force, the Company shall accept the Claim and compute the Loss as if such a Primary Policy were in force as provided in Section 6.2; provided, however, that the Company shall not be liable pursuant to this Policy for any portion of such Primary Policy claim.

It is the primary responsibility of the Insured to provide appropriate servicing and mitigation of delinquencies through its Primary Policy, if applicable. The Insured shall not take, or fail to take, any action which would impair its rights under a Primary Policy unless it shall first have given prompt written notice to the Company of any conflict between the Primary Policy and this Policy or any circumstance under which its rights under the Primary Policy might be impaired. The risk of collection of a claim payment under any Primary Policy and the risk of the insolvency of the issuer of any Primary Policy are risks of the Insured and are not covered under this Policy.

5.2	Notice of Default - The Insured must give the Company written notice:

a.	Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

b.	Within ten (10) days after:

1.	The date when the Borrower has become no more than four (4) months in Default on the Loan; or

2.	The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured’s or Borrower’s interest therein have been started;

whichever occurs first.

If the Insured fails to give the notice of Default to the Company within the time period specified in this Section 5.2, any additional interest accruing or advances incurred or accruing during the period of such failure shall not be includable in the Claim Amount.

5.3
Monthly Reports - Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company, and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.4
Company’s Option to Accelerate Filing of a Claim - At any time following a notification of Default on a Loan, and before the Insured has obtained Good and Merchantable Title to the Property, the Company, directly or through its assignee (as purchaser of the Loan), shall have the right to purchase the Loan from the Insured, free and clear of all liens, claims or encumbrances, for a purchase price equal to the Loss calculated under Section 6.3(a) of this Policy, (but without deduction for a Primary Policy payment which has not yet become payable) and under the following terms and conditions:

a.
Within twenty (20) days after notice to the Insured (or such longer period specified by the purchaser in its notice) that the Company or its assignee has elected to purchase the Loan pursuant hereto, the Insured shall tender and deliver or cause to be delivered to the Purchaser, to be held in escrow by the Purchaser against receipt of the purchase price as set forth herein above within ten (10) days after such tender and delivery of all of the following:

1.
one or more assignments (as shall be necessary or appropriate) to the purchaser, containing customary representations and warranties, duly and properly executed and in recordable form, of all of the Insured’s ownership right, title and interest in and to the Loan and related documents (including private mortgage insurance coverage) and, unless expressly specified as being not subject to assignment or transfer, seller/servicing agreements relating to the Loan;

2.	the note, bond or other instrument evidencing the Loan, properly endorsed in blank;

3.	an assignment, to the purchaser, of coverage with respect to such Loan under this Policy, subject to all of the terms and conditions contained herein; and

4.	any and all documents executed or delivered by or to the Borrower under, or any holder of, such Loan, including the following:

i)	originals (or, if publicly recorded, certified copies) of mortgages, deeds of trust or other security instruments or assignments thereof;

ii)	originals (or acceptable duplicates) of policies of title insurance or opinions of title and surveys;

iii)	originals (or acceptable duplicates) of certificates and/or policies evidencing private mortgage insurance and hazard insurance; and

iv)	copies of state and/or federal disclosure and/or consumer credit documents.

b.
Upon purchase of the Loan by the purchaser pursuant to the foregoing terms, all rights of the Insured under this Policy shall be transferred to the purchaser, and payment to an Insured of the amount specified herein shall be a full and final discharge of the Company’s obligations to such Insured with respect to such Loan. The Company shall have the right to assign its right to purchase a Loan pursuant to this Section 5.4 to any Person, subject to the terms and conditions hereof.

5.5
Voluntary Conveyance - The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.6
Appropriate Proceedings - The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

a.	Diligently pursue the Appropriate Proceedings once they have begun;

b.	Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

c.	Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings, except as the Company may waive such requirement in writing;

d.
Act and bid at the foreclosure sale in accordance with Section 5.12 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company’s compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

e.
When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen (15) days before the foreclosure sale.

5.7
Mitigation of Damages - The Insured must actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Insured to obtain a cure of the Default, collect amounts due under the Loan, inspect and appraise the Property and effectuate the early disposition of the Property. The Company must administer this Policy in good faith.

Without limiting the right of the Company to direct the Insured with respect to disposition of the Property, the Company may direct the Insured: to list the Property for sale at a price to be established; to select the agents or brokers with whom the Property is listed; without limiting the Insured’s obligation under this Policy to restore a Property, to expend funds and complete work on the Property for the purpose of making the Property ready for sale at the listed price, provided that such expenditures are includable in the Claim for Loss; to assist in obtaining access of the Company to the Property; and to otherwise assist in the prompt disposition of the Property, pursuant to an Approved Sale at the price established by the Company. If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of monies due under the Loan, including activities such as obtaining information from the Borrower, attempting to develop repayment schedules acceptable to the Insured, conducting Property inspections, and requesting appraisals of the Property. The Insured shall make available to the Company such information relating to the Insured’s collection efforts as the Company shall reasonably request.

5.8	Advances - The Insured or the Servicer must advance:

a.	Normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

b.	Reasonable and necessary Property protection and preservation expenses approved by the Company, which shall not include expenditures to remove an exclusion from coverage under Section 4;

c.	Reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney’s fees; and

d.	Expenses to prepare the Property for sale and to sell the Property, including the expenses described in Section 5.7, as approved in advance by the Company.

5.9	Claim Information and Other Requirements - The Insured must provide the Company with:

a.	All information reasonably requested by the Company;

b.	A completed form furnished by or acceptable to the Company for payment of a Claim;

c.
If the Property is not being acquired by the Company: (1) a copy of (i) an executed trustee’s or sheriff’s deed (which may be unrecorded) conveying Good and Merchantable Title to the Property to the Insured, or (ii) a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance; (2) a copy of the sale contract and closing statement or evidence of sale pursuant to foreclosure or the Primary Policy; and (3) such other information requested by the Company evidencing an Approved Sale of the Property;

d.	If the Property is being acquired by the Company:

1.	A recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

2.
If required by the Company, a title insurance policy acceptable to the Company or an attorney’s opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

3.	Possession of the Property, but only if the Company has required such Possession in writing; and

e.	If requested by the Company, access to the Property after completion of foreclosure, which may be requested before or after filing of the Claim.

5.10
Acquisition of Good and Merchantable Title Not Required - The Insured will not be required to acquire Good and Merchantable Title to a Property if (a) the Company requires an early Claim filing pursuant to Section 5.4; or (b) the Property is sold pursuant to an Approved Sale.

5.11
Procedures for the Company’s Approval of a Sale of the Property by the Insured - An offer to purchase a Property may not be accepted by the Insured unless (a) the offer meets the Company’s written delegated servicing guidelines and any additional requirements of the Pooling and Servicing Agreement, or (b) the Insured has received the Company’s prior approval to accept such offer.

5.12
Foreclosure Bidding Instructions Given by the Company - Any bid made at a foreclosure sale held as part of Appropriate Proceedings must either (a) meet the Company’s written delegated bidding guidelines and any additional requirements of the Pooling and Servicing Agreement, or (b) have been previously approved by the Company. The Insured is not required to acquire Good and Merchantable Title if it has bid in accordance with this Section 5.12, whether or not pursuant to approval from the Company.

6	Loss Payment Procedure

6.1	Filing of Claim

a.
If a Primary Policy is required pursuant to Section 5.1 hereof, unless the Company directs acceleration of the filing of a Claim under Section 5.4, the Insured must submit and settle its claim under the Primary Policy before a Claim may be filed under this Policy. If the Insured negotiates a claim settlement on a basis other than on conditions stated in the Primary Policy, the Insured must obtain the prior written consent of the Company to such settlement. A Claim must be filed with the Company on a form provided or approved by the Company within sixty (60) days after the later of the following and only after both of the following conditions have been satisfied: (1) the date the claim has been settled and paid under the Primary Policy; and (2) either (i) the date the Insured has conveyed title to the Property pursuant to an Approved Sale, or (ii) the date the Company notifies the Insured that it will acquire the Property in settlement of the Claim, whichever is applicable.

If a claim under the Primary Policy has not been settled within six (6) months after the Insured has satisfied all reasonable requirements for filing of such claim, the Claim under this Policy may, notwithstanding any provision of this Policy to the contrary, be filed and the Claim shall be calculated and paid on the basis of the claim payment amount which the Insured should have received under such Primary Policy, as provided in Section 6.2(vii).

b.
If a Primary Policy is not required pursuant to Section 5.1 hereof, unless the Company directs acceleration of the filing of a Claim under Section 5.4, a Claim must be filed with the Company on a form provided or approved by the Company within sixty (60) days after either of the following conditions, whichever is applicable, have been satisfied: (1) the Insured has conveyed title to the Property pursuant to an Approved Sale or (2) the date the Company notifies the Insured that it will acquire the Property in settlement of the Claim.

c.
If the Insured is not required to have Good and Merchantable Title to file a Claim as described in Section 5.10, then in lieu of the Approved Sale or acquisition notice by the Company in the preceding paragraphs (a) and (b), the Claim shall be filed within sixty (60) days after the applicable event in Section 5.10.

d.
If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the event occurs under this Section 6.1 which is the basis for filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2	Calculation of Claim Amount - Subject to the requirement for a Primary Policy, if any, and to the Aggregate Loss Limit then applicable, the Claim Amount will be an amount equal to the sum of:

a.	The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

b.
The amount of accrued and unpaid interest due on the Loan, computed at the contract rate stated in the Loan on the unpaid principal balance at the date of Default (without adjustment for the proceeds of Primary Policy coverage or an Approved Sale), through the date that the Loss is paid by the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

c.
The amount of advances incurred by the Insured under Section 5.8 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Servicer of the Loan or their other internal costs) provided that such advances, other than attorney’s fees, must have first become due and payable after the Default, and payment of such advances must be prorated through the date the Loss is paid by the Company; and

d.	Amounts required to be paid to the Insured pursuant to Sections 6.5, 7.2 and 7.5, if applicable, less:

(i)
The amount of all rents and other payments (excluding net proceeds of an Approved Sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

(ii)	The amount of cash remaining in any escrow account as of the last payment date;

(iii)	The amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(iv)
The amount paid under applicable fire and extended coverage policies which is in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan;

(v)	The amounts of any payments of Loss previously made by the Company;

(vi)	The net proceeds upon an Approved Sale of the Property other than from acquisition pursuant to a Primary Policy;

(vii)
The greater of the amount of any claim payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section 4.11 or 4.12 of this Policy not to have applied; and

(viii)	Any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3
Payment of Loss; Company’s Options - Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

a.
Property acquisition settlement option. If the Company has elected to acquire the Property prior to an Approved Sale, the Company shall pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 without reduction for net proceeds under Section 6.2(vi); or

b.	Approved sale option. If there has been an Approved Sale, the Company shall pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2.

When the Aggregate Loss paid by the Company under this Policy is an amount equal to the Aggregate Loss Limit, the liability of the Company to pay any additional Claims for Losses ceases until the Aggregate Loss is reduced below the Aggregate Loss Limit, at which time this Section 6.3 will again apply to any previously Perfected Claims.

6.4	Calculation of Settlement Period - The Settlement Period will be a thirty (30) day period after the Company’s receipt of a Claim, calculated as follows:

a.
No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim. The thirty (30) day period will be suspended until the Company receives such additional documents and information. The Company may request additional documents and information after such twenty (20) day period, and the Insured must use reasonable efforts to satisfy such request.

b.
The Company may notify the Insured at any time after completion of foreclosure and before closing of an Approved Sale (or, if applicable, before the Company acquires the Property) that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company. If access is not then available and if the thirty day period has commenced, such thirty (30) day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the thirty (30) day period will remain suspended as if the Insured’s notice of availability had not been given to the Company.

c.
If the Company has elected to acquire the Property in settlement of a Claim, the thirty (30) day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured to deliver a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, to deliver Possession of the Property.

d.
If the thirty (30) day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

6.5
Payment by the Company After the Settlement Period - If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6	Deductible Losses

a.
Notwithstanding any other provision of this Policy, the Company shall have no liability to pay any Loss until, and except to the extent that, the aggregate amount of the Deductible Loss shall exceed the Deductible Amount. The Insured shall remain solely responsible for all Deductible Loss up to the Deductible Amount.

b.
A Deductible Loss shall be calculated in the same manner as a Loss under Section 6.3(b) of this Policy in which there is an Approved Sale except that only interest accrued through the date of closing of the Approved Sale shall be includable in the Deductible Loss. A Deductible Loss shall only be charged to the Deductible Amount if a Claim for Loss would have been payable by the Company. The Insured shall comply with all of the requirements of this Policy which would be applicable if the Company were paying a Claim for Loss, including the requirements of Section 5.7 relating to the mitigation of the Company’s Loss. After an Approved Sale, the Insured shall file a notice of Deductible Loss with the Company at the same time and in the same manner as it would file a Claim for Loss and the Company shall process the notice and determine the amount of the Deductible Loss as it would a Claim for Loss, and the Deductible Loss shall be charged to the Deductible Amount. The Company shall advise the Insured of its calculation of the Deductible Loss within sixty (60) days after filing of the notice of Deductible Loss by the Insured.

7	Additional Conditions

7.1
Proceedings of Eminent Domain - In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2	Pursuit of Deficiencies

a.
The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured’s acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Insured pursues the deficiency judgment, without direction from the Company, the Company shall nonetheless be subrogated to such deficiency judgment rights to the extent permitted by Section 7.3.

b.
The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.8 or additional interest accrued on the Loan, to the extent not payable under a Primary Policy, due to (1) an additional redemptive period or a delay in acquisition of title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

i.	If the deficiency judgment is to be established for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, the full amount of:

a.)	such additional expenses advanced pursuant to Section 5.8 by the Insured; and

b.)
such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

ii.
All of the additional interest, expenses, attorney’s fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Good and Merchantable Title, including any additional redemptive period or such shorter time period as may be applicable under Section 5.10.

7.3
Subrogation - Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured’s rights of recovery against a Borrower and any other Person relating to the Loan or to the Property, to the extent such rights remain after settlement of the claim under an applicable Primary Policy. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.4
Policy for Exclusive Benefit of the Insured - An Approval of Coverage, this Policy and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and permitted assigns, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, such Approval of Coverage, this Policy or any coverage hereunder.

7.5
Effect of Borrower Insolvency or Bankruptcy on Principal Balance - If under applicable insolvency or bankruptcy law, a Loan’s principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period), whether payable directly or by an addition to the principal balance which is includable in the Claim Amount, and (c) reasonable and necessary expenses incurred by the Insured which are associated with the amount by which the principal balance of the Loan became unsecured.

7.6	Arbitration of Disputes, Suits and Actions Brought by the Insured

a.
Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of the Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association’s National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if he is, or during the previous two (2) years has been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

b.
No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company’s liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Good and Merchantable Title to the Property, an Approved Sale of the Property is completed, or other basis for filing a Claim arises, whichever is applicable to a Loan. The foregoing requirement for substantial compliance shall not be applicable to the extent that such substantial compliance is at issue in the suit or action. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Good and Merchantable Title or Approved Sale, as applicable to a Loan.

c.
If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.7
Release of Borrower; Defenses of Borrower - The Insured’s execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation with respect to such Loan to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower’s obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including”

a.
The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Loans where the date of the related Approval of Coverage was issued on or after the effective date of the amendment.

b.
No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

c.
No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

d.	As used in this Policy, the term “include” or “including” will mean “include or including, without limitation.”

7.9
No Agency - Neither the Insured, any Servicer, nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured), will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured or Servicer.

7.10
Successors and Assigns - This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns, it being recognized that assignment by the Insured of this Policy and its benefits is limited by Sections 1.20 and 3.5.

7.11
Applicable Law and Conformity to Law - All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured under this Policy is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12
Notice - All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13
Reports and Examinations - The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14
Electronic Media - The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

7.15
Reporting of Loan Balances, Prepayments and Assumptions - The Insured shall provide or cause to be provided to the Company no less often than annually information concerning the current unpaid principal balance of each Loan insured under this Policy, including information as to which Loans have prepaid in full or which have been assumed.

EXHIBIT 0

TERMS LETTER

Mortgage Guaranty Insurance Corporation
Steven M. Thompson Vice President Risk Management

May 15, 2006

Mr. Patrick Leo	Ronaldo R. Reyes
Greenwich Capital Markets, Inc.	Deutsche Bank National Trust Company as Trustee
600 Steamboat Road	For Soundview Home Loan Trust Series 2006-OPT4
Greenwich, Connecticut 06830	Asset-Backed Certificates, Series 2006-OPT4
1761 East St. Andrew Place
Santa, Ana, California 92705

RE:
Terms for MGIC Pool Coverage (“Coverage") on Approximately $942 Million in Principal Balance of Loans (the “Insurable Loans”) to be included in the Trust known as the Soundview Home Loan Trust Series 2006-OPT4 (the "Trust")

Dear Mr. Leo and Mr. Reyes:

Mortgage Guaranty Insurance Corporation ("MGIC") has reviewed the information provided by Greenwich Capital Markets, Inc. (“Greenwich”) concerning the Insurable Loans and is providing pricing and terms to issue lender-paid first lien Coverage under the Pool Policy (as defined below) on the loans contained within the portfolio. This proposal is subject to the following terms and conditions:

Portfolio Size. MGIC will insure all first-lien loans identified on the Final File (as defined below) totaling an approximate aggregate principal balance of nine hundred forty two million dollars ($942,000,000). The actual size of the final portfolio of Insurable Loans may be slightly different based on loan removals, additions and substitutions due to prepayments, delinquencies, and/or additional screening of loan eligibility.

2.
Loan Coverage. Lender-paid mortgage insurance will be issued on each mortgage loan that meets the applicable Eligibility Criteria (as set forth in Section 8) (an “Insured Loan”). Each Insured Loan will be assigned a Certificate Number and listed on the Approval of Coverage provided by MGIC to the Insured upon issuance of the Pool Policy.

3.
Premium. Upon issuance of the Pool Policy, Greenwich on behalf of the Trust shall pay (or cause to be paid) a nonrefundable single premium for the Coverage calculated at a premium rate of forty five (45) basis points, applied to the stated principal balance as the Coverage Effective Date of the Insurable Loans.

With respect to all Insured Loans, Greenwich represents and warrants that (a) the borrower will not be charged a separate or identified amount as payment or reimbursement for premiums for Coverage and that such premiums will be paid from funds of the Insured or persons other than the borrower, and (b) that the Coverage will either not be subject to the Homeowners Protection Act of 1998 or will be “lender paid mortgage insurance” thereunder. In addition, with respect to any Insured Loan secured by a property in New York State for which, at the effective date of Coverage or at any time while the Pool Policy is in effect for such Insured Loan, the ratio of the unpaid principal balance of such Insured Loan to the Value of the related property at origination is less than 75%, Greenwich represents and warrants that all premiums for Coverage will not be paid by the borrower, directly or indirectly, including, for example, by a higher interest rate or other charges. It is acknowledged that these representations and warranties are relied upon by MGIC in insuring such Insured Loans because they relate to the maintenance of Coverage of such Insured Loans under the Pool Policy.

4.
Deductible Amount and Aggregate Loss Limit. There will be a Deductible Amount to be calculated as 675 basis points (6.75%) of the aggregate stated principal balance of all of the mortgage loans held by the Trust following the end of the funding period (the “Total Initial Principal Balance”) established under the Pool Policy. The terms of the deductible will require the Trust to absorb the first 675 basis points of aggregate losses which would otherwise be payable by MGIC under the Pool Policy.

There will be an Aggregate Loss Limit calculated as 1010 basis points (10.10%) of the Total Initial Principal Balance established under the Pool Policy, such Aggregate Loss Limit to be inclusive of the Deductible Amount. As a result, MGIC’s Losses payable under the Pool Policy will be limited in the aggregate to 335 basis points of the Total Initial Principal Balance.

5.	Effective Date of Pool Policy and Coverage Under the Policy. The Pool Policy and coverage for all Insured Loans thereunder shall take effect as of May 1, 2006.

6.	Named Insured. Deutsche Bank National Trust Company (“Deutsche Bank”, the “Insured”), solely in its capacity as Trustee shall be the named insured under the Pool Policy.

7.
Cancellation of Policy and Coverage of Insured Loans Upon Termination of Trust. As provided for in Section 2.9 of the Pool Policy, in the event of a Redemption or termination of the Trust for any other reason, or if there are no longer any Insured Loans that are security for, or represented by, the Trust, the Pool Policy and the Coverage of all Insured Loans under the Pool Policy shall automatically be terminated effective upon such event, without further action being required by either the Insured or MGIC. Any Default on any Insured Loan existing at the time of such termination (other than Defaults for which a Claim had been filed prior to the date of such termination) and any future Default on an Insured Loan will not be covered under the Pool Policy, nor will any refund of premium be paid.

8.
Loan Eligibility Criteria. Under the Pool Policy, "Eligibility Criteria" may be established by MGIC upon notice to the Insured. This letter will serve as such notice for purposes of the Pool Policy and will apply to all Insured Loans. All Insured Loans must meet the following Eligibility Criteria as of the Pool Policy Effective Date or as of such other date as otherwise noted below:

a)
CLTVs (Combined LTVs). With respect to any Insured Loan, The CLTV (as defined below) may not exceed the Original LTV, except for loans for which the CLTV is specifically disclosed to exceed the Original LTV on the Final File. The CLTV may not exceed 100% in any case.

The combined loan-to-value ratio ("CLTV") is defined as the ratio, expressed as a percentage, of the sum, as of the date of Insured Loan closing, of (1) the loan amount of the Insured Loan and (2) the outstanding principal balance of any other loan or loans secured by the property which are either (a) subordinated to the lien of the Insured Loan or (b) a second lien loan, divided by the Value of the property.

b)
Compliance with Laws; Section 32 (HOEPA) loans. Each Insured Loan was originated in compliance with all applicable laws and regulations including, but not limited to, any “fair lending” state laws to which such Insured Loans is subject, and no Insured Loan can be a loan which would be required to comply with Section 226.32 of the federal truth-in-lending regulations (commonly referred to as a "HOEPA loan").

c)	Delinquencies. For an Insured Loan, the Borrower must have made from the Borrower’s Own Funds (a) the first regular periodic payment and (b) all subsequent regular periodic payments with a scheduled due date earlier than the first day of the month immediately preceding the Certificate Effective Date. For the avoidance of doubt, an Insured Loan satisfies the foregoing sentence as of May 1, 2006 if all scheduled periodic payments due on or before March 31, 2006 have been paid by the related borrower.

d)	Single Property. An Insured Loan must be secured by only one property.

e)	Loan Instrument Type. An Insured Loan must be positively amortizing or interest-only. Negatively amortizing loans are not eligible.

f)	Property Type and Units. An Insured Loan must be secured by only a 1-4 family residential property located in the United States. Eligible property types include single-family detached and attached (including condominiums, PUDs that meet Fannie Mae or Freddie Mac requirements, and cooperative housing).

g)	Properties with Physical Damage. No Insured Loan may be secured by a property which sustained Physical Damage at any time prior to the Approval of Coverage Issuance Date reflected on the face of the Approval of Coverage and for which the aggregate cost to repair all such Physical Damage to the property and restore such property to its condition at closing of such Insured Loan exceeds Five Thousand Dollars ($5,000.00) and for which such repair and restoration has not been completed as of the Approval of Coverage Issuance Date.

h)	Property Valuation. For an Insured Loan, the Value as represented on the Final File must have been obtained as the result of an appraisal as documented on the Universal Residential Appraisal Report or its equivalent and not as the result of an alternative valuation methodology such as an automated valuation model unless the use of such alternative evaluation methodology is disclosed in the Final File.

9.
Pool Policy. All Coverage issued hereunder shall be subject to the terms and conditions of Mortgage Trust Bulk Supplemental Policy [MGIC form #71-70289 (3/06)] with #71-70290 (5/06)] (the “Pool Policy”) attached as Exhibit A.

10.
Underwriting. MGIC has been advised that the Insured Loans were made and underwritten by the originators in accordance with the underwriting requirements of Option One (the “Underwriting Requirements”). Greenwich represents and warrants to MGIC that each Insured Loan meets (a) the Eligibility Criteria set forth in Section 8 and (b) in all material respects, the Underwriting Requirements. If the Underwriting Requirements are inconsistent with the Eligibility Criteria, the Insured Loans must comply with the Eligibility Criteria to the extent of any such inconsistency. Greenwich and the Insured acknowledge and agree that MGIC shall be entitled to rely upon the representation and warranty set forth in the preceding sentence.

11.
Final File. Greenwich will deliver to MGIC a final data file for the initial loan portfolio described in Section 1 (in a form mutually agreed to by the parties) (the "Initial File") of Insurable Loans that meet the Eligibility Criteria. The Initial File and the Subsequent File together shall be referred to as the “Final File”. The Final File will constitute an Application for Coverage under the Pool Policy and this letter and any other information provided to MGIC will be considered part of that Application.

12.
Servicing of Insured Loans under the Pool Policy. Greenwich and the Insured acknowledge that (1) under Section 3.4 of the Pool Policy if there is a change of Servicer, Coverage of an Insured Loan continues provided that (a) prior written notice of the new Servicer is given to MGIC and (b) the new Servicer is approved in writing by MGIC in advance of such change of Servicer, and that (2) under Section 4.6 of the Pool Policy a Claim occurring on an Insured Loan when the Servicer for such Insured Loan is not approved by MGIC is excluded from Coverage under the Pool Policy. MGIC shall notify the Insured if the new Servicer is approved within five (5) business days of receipt of such notice and such approval shall not be withheld if the new Servicer has a mortgage loan servicing rating of "RPS2-" or better from Fitch Ratings, "Above Average" or better from Standard & Poor's Rating Services, or “SQ2” or better from Moody’s Investor Services.

13.
Accuracy of Information and Representations and Warranties and Covenants. Greenwich acknowledges and agrees that (a) the mortgage loan information for each Insurable Loan included in the Application and provided to MGIC prior to issuance of Coverage is material to MGIC’s decision as to whether to issue such Coverage on such Insurable Loan, and (b) MGIC is relying on such information in issuing such Coverage on such Insurable Loan.

It is understood that information relating to the Insured Loans will be delivered to MGIC by electronic format, and that MGIC will not individually underwrite each Insured Loan to determine whether information included in the Application is true, correct and accurate and whether the Insured Loans meet the Eligibility Criteria. In extending this offer to insure, MGIC is relying on the truth and accuracy of the information in the Application and Greenwich’s representation as to compliance with the Eligibility Criteria relating to the Insured Loans. The submission of inaccurate information in the Application which, in MGIC's reasonable judgment, is material to the acceptance or pricing of the risk with respect to any Insured Loan or failure to comply with Eligibility Criteria for an Insured Loan, may result in rescission or cancellation of Coverage on the affected Insured Loan, with a refund of all premium paid with respect thereto. MGIC has no obligation to insure loans which do not meet the requirements of this letter.

For purposes of the Pool Policy, all of the representations and warranties and other covenants of Greenwich in this letter will be considered to be made on behalf of the Insured under the Pool Policy, and the representations and warranties of the Insured in Section 2.2 of the Pool Policy shall be deemed to have been made by Greenwich on behalf of the Insured. However, MGIC's rights and remedies for a breach thereof shall be limited to MGIC's rights and remedies under the Pool Policy and no other rights or remedies of MGIC shall be implied or created by this letter.

14.
Counterparts and Facsimile Signatures; Capitalized Terms. This letter agreement may be executed in separate counterparts, each of which shall be deemed an original but all of which together will constitute but one agreement, and will become effective when each party has executed one or more counterparts and delivered same to the other parties. This letter agreement may also be executed by facsimile signatures, which will be as effective as original signatures. All capitalized terms in this letter, unless defined herein, shall have the respective meanings as set forth in the Pool Policy or on the Approval of Coverage.

It is acknowledged that although Deutsche Bank has executed this letter prior to its becoming Trustee for the benefit of the holders of the Trust, its execution hereof only will become effective as of the date it becomes Trustee.

If the foregoing terms and conditions accurately reflect the agreement among MGIC, Greenwich and Deutsche Bank as Trustee, as the Insured, please acknowledge this letter as your request for insurance of the Insured Loans and your acceptance of its terms by signing it in the space provided below at your earliest convenience. Deutsche Bank is signing solely as the Trustee and only the Trustee; Deutsche Bank personally is not responsible or liable for any representations, warranties, covenants, or obligations herein except in its capacity as Trustee, the Insured. In order for this letter to be binding on MGIC, it must be signed and returned to me within 30 days subsequent to the date of this letter, and the Pool Policy must be issued no later than 60 days subsequent to the date of this letter.

Please call me if you have any questions.

Sincerely,

Steven M. Thompson
Vice President
Risk Management

Exhibit A: Mortgage Trust Bulk Supplemental Policy [MGIC form #71-70289 (3/06)] with #71-70290 (5/06)]

Terms for MGIC Pool Coverage on Loans to be included in the Trust known as Soundview Home Loan Trust Series 2006-OPT4

The foregoing terms, conditions and provisions are hereby accepted, acknowledged and agreed to by Greenwich Capital Markets, Inc. and by Deutsche Bank as Trustee for the Trust.

GREENWICH CAPITAL MARKETS, INC.

By:	Dated:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY AS TRUSTEE FOR SOUNDVIEW HOME LOAN TRUST SERIES 2006-OPT4

By:	Dated:
Name:
Title:

EXHIBIT P

FORM OF ANNUAL STATEMENT AS TO COMPLIANCE

___________________ Trust, Series 200_-___

_______________ Pass-Through Certificates

I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the “[Servicer]”), and further certify as follows:

1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of ____________, _____ (the “Agreement”), among ______________________, as depositor, the [Servicer], as [servicer] and ________________, as trustee.

2. I have reviewed the activities of the [Servicer] during the preceding year and the [Servicer’s] performance under the Agreement and to the best of my knowledge, based on such review, the [Servicer] has fulfilled all of its obligations under the Agreement throughout the year.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated: _________________

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

By:
Name:
Title:

I, _________________________, a (an) __________________ of the [Servicer], hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the [Servicer] and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.

By:
Name:
Title:

EXHIBIT Q

FORM OF INTEREST RATE SWAP AGREEMENT

Dated: May 26, 2006

Rate Swap Transaction

Re: WB Reference No. 1446459 / 1452946

Ladies and Gentlemen:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the rate Swap Transaction entered into on the Trade Date specified below (the “Transaction”) between Wachovia Bank, N.A. (“WB”), and Deutsche Bank National Trust Company, not in its individual capacity, but solely as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) for the supplemental interest trust (the “Supplemental Interest Trust” or the “Counterparty”) with respect to the Soundview Home Loan Trust 2006-OPT4 Asset-Backed Certificates, Series 2006-OPT4, under the pooling and servicing agreement dated as of May 26, 2006, among Financial Asset Securities Corp., as depositor (the “Depositor”), Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. Form of Agreement. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the “Master Agreement”), shall be deemed to have been executed by you and us on the date we entered into the Transaction. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

2.	Certain Terms. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Swap

Notional Amount:
With respect to any Calculation Period, lesser of (1) the Calculation Amount set forth for such period on Schedule I attached hereto, and (2) (a) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately preceding the Distribution Date which occurs on or abut the Floating Rate Payer Period End Date for such Distribution Date divided by (b) 250.

Trade Date:	May 22, 2006

Termination Date:	March 25, 2011, subject to adjustment in accordance with the Following Business Day Convention.

FIXED AMOUNTS

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Effective Date:	June 25, 2006

Fixed Rate:	5.455%

Fixed Rate Day Count
Fraction:	30/360

Fixed Rate Payer
Period End Dates:
The 25th day of each month, beginning on July 25, 2006 and ending on the Termination Date with No Adjustment, provided that for purposes of determining the Final Fixed Rate Payer Period End Date, the Termination Date will not be adjusted in accordance with the Following Business Day Convention.

Fixed Rate Payer
Payment Dates:	The 25th day of each month, beginning on July 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:	To be determined in accordance with the Following formula: 250 * Fixed Rate * Notional Amount * Fixed Rate Day Count Fraction.

FLOATING AMOUNTS

Floating Rate Payer:	WB

Floating Rate Payer
Effective Date:	June 26, 2006

Floating Rate for initial
Calculation Period:	To be determined

Floating Rate Day Count
Fraction:	Actual/360

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	Inapplicable

Floating Rate Payer
Period End Dates:	The 25th day of each month, beginning on July 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:	The 25th day of each month, beginning on July 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amount:	To be determined in accordance with the following formula:
250 * Floating Rate Option * Notional Amount * Floating Rate Day Count Fraction.

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days for Payments
By both parties:	New York

Calculation Agent:	WB

3. Additional Provisions:

1) Reliance. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

2) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Certificates issued under the Pooling and Servicing Agreement (the “Certificates”) and any notes backed by the Certificates (the “Notes”).

4.  Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to this Transaction.

   2) Termination Provisions. For purposes of the Master Agreement:

(a)	“Specified Entity” is not applicable to WB or the Counterparty for any purpose.

(b)	The “Breach of Agreement” provision of Section 5(a)(ii) will not apply to WB or the Counterparty.

(c)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to WB (with respect to credit support furnished pursuant to Paragraph 4(9) below) but will not apply to the Counterparty.

(d)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to WB or the Counterparty.

(e)	“Default under Specified Transaction” is not applicable to WB or the Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to WB or the Counterparty.

(f)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to WB or to the Counterparty.

(g)
The “Bankruptcy” provisions of Section 5(a)(vii) (2) will not apply to Counterparty; the words “trustee” and “custodian” in Section 5(a)(vii)(6) will not include the Trustee; and, with respect to Counterparty only, the words “specifically authorized ” are inserted before the word “action” in Section 5(a)(vii)(9).

(h)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to WB or the Counterparty.

(i)	The “Automatic Early Termination” provision of Section 6(a) will not apply to WB or to the Counterparty.

(j)	Payments on Early Termination. For the purpose of Section 6(e):

(i) Market Quotation will apply.

(ii) The Second Method will apply.

(k)	“Termination Currency” means United States Dollars.

           3) Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e), WB and the Counterparty make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f);

(ii)
the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii)
the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f), WB and the Counterparty make the following representations.

(i)           The following representation will apply to WB:

(x) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a national banking association organized or formed under the laws of the United States, and (z) it is a resident of the United States for federal income tax purposes.

(ii)	The following representation will apply to the Counterparty:

The beneficial owner of the payments made to it under this Agreement is either (i) a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an "Exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a "non-U.S. branch of a foreign person" as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the "Regulations") for United States federal income tax purposes, and it is a "foreign person" as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.

           4) Documents to be delivered. For the purpose of Section 4(a):

(a) Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
WB and Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.	Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required	Yes

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
WB
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.

		Upon the execution and delivery of this Agreement	Yes
Counterparty
(i) a copy of the executed Pooling and Servicing Agreement, and (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this letter agreement on behalf of the Counterparty.

		Upon the execution and delivery of this Agreement	Yes
WB	A copy of the most recent publicly available regulatory call report.	Promptly after request by the other party	Yes
WB and Counterparty	Legal Opinion as to enforceability of this Agreement.	Upon the execution and delivery of this Agreement.	Yes
Counterparty
Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		Upon the execution and delivery of this Agreement.	Yes

           5)  Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a):

Address for notices or communications to WB:

Wachovia Bank, NA
301 South College Street
DC-8
Charlotte, NC 28202-0600
Attn: Bruce M. Young
Senior Vice President, Risk Management
Tele: 704-383-8778
Fax: 704-383-0575

(For all purposes)

Address for notices or communications to the Counterparty:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Attn: Mei Tglia
Tele: 714-247-6248
Fax: 714-247-6478

(b)           Process Agent. For the purpose of Section 13(c):

WB appoints as its Process Agent:  Not Applicable

The Counterparty appoints as its Process Agent: Not Applicable

(c)
Offices. The provisions of Section 10(a) will not apply to this Agreement; neither WB nor the Counterparty have any Offices other than as set forth in the Notices Section and WB agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c):

WB is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is WB.

(f)           Credit Support Document. Not applicable for either WB (except with respect to credit support furnished pursuant to Paragraph 9) or the Counterparty.

(g)	Credit Support Provider.

WB:	Not Applicable (except with respect to credit support furnished pursuant to Paragraph 4(9)
Counterparty:	Not Applicable

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5,6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j)
Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(k)
Waiver of Jury Trial. To the extent permitted by applicable law, each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l)
Non-Recourse. Notwithstanding any provision herein or in the Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from the Swap Account and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

(m)
Limitation on Institution of Bankruptcy Proceedings. WB shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates and any Notes. This provision shall survive the expiration of this Agreement provided that nothing herein shall preclude, or be deemed to estop, WB from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Counterparty by a party other than WB or any of WB’s Affiliates or in any involuntary case or proceeding after it has commenced.

(n)	Remedy of Failure to Pay or Deliver. The ISDA Form Master Agreement is hereby amended by replacing the word “third” in the third line of Section 5(a)(i) by the word “second”.

(o)
“Affiliate” will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

(p)
Supplemental Interest Trust Trustee’s Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Supplemental Interest Trust Trustee (i) this Confirmation is executed and delivered by Deutsche Bank National Trust Company (“Deutsche Bank”), not in its individual capacity but solely as Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Counterparty, and (iii) under no circumstances will Deutsche Bank, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(q)	Supplemental Interest Trust Trustee’s Representation. Deutsche Bank, as Supplemental Interest Trust Trustee, represents and warrants that:

It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Supplemental Interest Trust Trustee on behalf of the Counterparty.

6)
Additional Representations. Section 3 is hereby amended, by substituting for the words “Section 3(f)” in the introductory sentence thereof the words “Sections 3(f) and 3(i)” and by adding, at the end thereof, the following Sections 3(g) and 3(h):

“(g)	Relationship Between Parties.

(1)
Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)               Evaluation and Understanding.

(i)
Each Party is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

(ii)
Each Party understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3)	Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(h)
Exclusion from Commodities Exchange Act. (A) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

7)
Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement (but without limiting the provisions of Section 2(c) and Section 6, except as provided in the next sentence) and without limiting any set off rights contained in any Credit Support Annex that may be entered into pursuant to Paragraph 4(9)(ii)(A)(1), each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) shall not apply for purposes of this Transaction.

8)	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to the Counterparty as the sole Affected Party (unless otherwise provided below):

(i)	Downgrade. WB fails to comply with the ratings downgrade provisions as set forth in Paragraph 4(9). WB shall be the sole Affected Party.

(ii)	Termination of Trust Fund. The Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement. The Early Termination Date shall be the Distribution Date upon which final payment is made in respect of the Certificates; provided, further, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, both WB and Counterparty shall have the right to designate an Early Termination Date in respect of this Additional Termination Event

(iii)
Inability to Pay Class A Certificates. The Trustee is unable to pay the Class A Certificates any related Monthly Interest Distributable Amount or any amount in respect of principal required to be paid pursuant to the terms of the Pooling and Servicing Agreement.

(iv)
Amendment without Consent. The Pooling and Servicing Agreement is amended in a manner which could have a material adverse effect on WB without the prior written consent of WB, where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld).

(v)
Provision of Information Required by Regulation AB. The occurrence of a Swap Disclosure Event (as defined in Paragraph 4(11)(i)and WB has not within five Business Days after such Swap Disclosure Event (without giving effect to any grace period otherwise provided herein or otherwise) complied with any of the provisions set forth in Paragraph 4(11)(ii) WB shall be the sole Affected Party.

Unrescindable notice is given by the Servicer that it will purchase all Mortgage Loans in accordance with Section 10.01 of the Pooling and Servicing Agreement. With respect to this Additional Termination Event, Counterparty shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, either party may designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that such Early Termination Date shall not be prior to the final Distribution Date. If such an Additional Termination Event occurs, then, for purposes of determining the related payment under Section 6(e) of the ISDA Form Master Agreement, for all Calculation Periods beginning after the related Early Termination Date, the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following: With respect to each Calculation Period, the Calculation Amount for such Calculation Period as set forth in the Schedule of Calculation Amounts attached hereto multiplied by a factor. The factor will be set in connection with such Early Termination Date to be equal to the quotient of (i) the Notional Amount immediately prior to the Early Termination Date divided by (ii) the Calculation Amount for such Calculation Period set forth in the Schedule of Calculation Amounts attached hereto.

           9) Ratings Downgrade. For purposes of each Transaction:

(i) Certain Definitions.

(A)          “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the Trustee shall have received prior written confirmation from each of the applicable Rating Agencies, and shall have provided notice thereof to WB, that the proposed action or inaction would not cause a downgrade or withdrawal of their then-current ratings of the Certificates.

(B)           “Qualifying Ratings” means, with respect to the debt of any assignee or guarantor under Paragraph 4(9)(ii) below,

(x) a short-term unsecured and unsubordinated debt rating of “P-1” (not on watch for downgrade), and a long-term unsecured and unsubordinated debt of ”A1” (not on watch for downgrade) (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of “Aa3” (not on watch for downgrade) by Moody’s, and

(y) a short-term unsecured and unsubordinated debt rating of “A-1” by S&P, and

(z) a short-term unsecured and unsubordinated debt rating of “F-1” by Fitch.

(C)           A “Collateralization Event” shall occur with respect to WB (or any applicable credit support provider) if:

(x) its short-term unsecured and unsubordinated debt rating is reduced to “P-1” (and is on watch for downgrade) or below, and its long-term unsecured and unsubordinated debt is reduced to ”A1” (and is on watch for downgrade) or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “Aa3” (and is on watch for downgrade) or below) by Moody’s, or

(y) its short-term unsecured and unsubordinated debt rating is reduced below “A-1” by S&P; or

(z) its short-term unsecured and unsubordinated debt rating is reduced below “F-1” by Fitch.

(D)           A “Ratings Event” shall occur with respect to WB (or any applicable credit support provider) if:

(x) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “P-2” or below by Moody’s and its long-term unsecured and unsubordinated debt is reduced to “A3” or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “A2” or below) by Moody’s, or

(y) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, or

(z) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by Fitch.

(E)	“Permitted Transfer” means a transfer, in whole but not in part, of all of WB’s rights and obligations under this Agreement and which meets all of the following requirements:

(v) the transferee is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B that, at the time of the transfer, maintains the Qualifying Ratings;

(w)  the Rating Agency Condition is satisfied with respect to such transfer;

(x) neither an Event of Default with respect to the transferee nor a Termination Event would exist immediately after that transfer;

(y) the transferee executes and delivers a written agreement reasonably satisfactory to Counterparty under the Pooling and Servicing Agreement in which the transferee, among other things, legally and effectively accepts all the rights and assumes all the obligations of WB under this Agreement; and

(z) as of the date of such transfer neither the Transferee nor Counterparty will be required to withhold or deduct on account of any Tax from any payments under this Agreement in excess of what would have been required to be withheld or deducted in the absence of such transfer.

For purposes of (C) and (D) above, such events include those occurring in connection with a merger, consolidation or other similar transaction by WB or any applicable credit support provider, but they shall be deemed not to occur if, within 30 days (or, in the case of a Ratings Event, 10 Business Days) thereafter, each of the applicable Rating Agencies has reconfirmed the ratings of the Certificates and any Notes, as applicable, which were in effect immediately prior thereto. For the avoidance of doubt, a downgrade of the rating on the Certificates or the Notes could occur in the event that WB does not post sufficient collateral.

(ii) Actions to be Taken Upon Occurrence of Event. Subject, in each case set forth in (A) and (B) below, to satisfaction of the Rating Agency Condition:

(A) Collateralization Event. If a Collateralization Event occurs with respect to WB (or any applicable credit support provider), then WB shall, at its own cost and expense, within thirty (30) days of such Collateralization Ratings Event:

(1) post collateral under agreements and other instruments approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates and any Notes;

(2) make a Permitted Transfer without the prior written consent of Counterparty;

(3) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor WB’s obligations under this Agreement.

(B) Ratings Event. If a Ratings Event occurs with respect to WB (or any applicable credit support provider), then WB shall, at its own cost and expense, within ten (10) Business Days of such Ratings Event:

(1)  make a Permitted Transfer without the prior written consent of Counterparty or;

(2) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor WB’s obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld.

10)
WB Payments to be made to Supplemental Interest Trust Trustee. WB will, unless otherwise directed by the Supplemental Interest Trust Trustee, make all payments hereunder to the Supplemental Interest Trust Trustee. Payment made to the Supplemental Interest Trust Trustee at the account specified herein or to another account specified in writing by the Supplemental Interest Trust Trustee shall satisfy the payment obligations of WB hereunder to the extent of such payment.

         11) Compliance with Regulation AB.
(i)  It shall be a swap disclosure event (“Swap Disclosure Event”) if, at any time after the date hereof, the Depositor or the Sponsor notifies WB that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by WB and any of its affiliates to the Counterparty (collectively, the “Aggregate Significance Percentage”) is 10% or more.

(ii)  Upon the occurrence of a Swap Disclosure Event, WB, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, or Supplemental Interest Trust Trustee, shall take one of the following actions:
(a) provide to the Sponsor and the Depositor: (i) if the Aggregate Significance Percentage is 10% or more, but less than 20%, the information required under Item 1115(b)(1) of Regulation AB or (ii) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or
(b) assign its rights and delegate its obligations under the Transaction to a counterparty with Qualifying Ratings (or which satisfies the Rating Agency Condition),.

(iii)  For so long as the Aggregate Significance Percentage is 10% or more, Party A shall provide any updates to the information provided pursuant to clause (ii) above to the Sponsor and the Depositor within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of WB’s fiscal quarter for any quarterly update, and in no even more than 90 days after the end of each of WB’s fiscal year for any annual update).

(iv)  All information provided pursuant to clauses (ii) and (iii) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed Pursuant to the Exchange Act.

(v) Third Party Beneficiary. Each of the Sponsor and Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Sponsor’s and the Depositor’s rights explicitly specified herein.

12)
FDIC Requirements. WB represents that it is a bank subject to the requirements of 12 U.S.C. § 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefore are satisfied in full).

13)
Permitted Transfer upon Tax Events. Notwithstanding Section 7 of this Agreement, at any time at which a Tax Event or Tax Event Upon Merger exists with respect to WB, WB may, with prior written consent of Counterparty (such consent not to be unreasonably withheld) transfer, in whole but not in part, all of its rights and obligations under this Agreement in a transfer which meets all of the requirements for a Permitted Transfer.

                 14) Gross Up. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the printed
ISDA Form Master Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.

5. Account Details and Settlement Information:

Payments to WB:

Wachovia Bank, N.A.
CIB Group, ABA 053000219
Ref: Derivative Desk (Trade No:1446459/1452946)
Account#: 04659360006116

Settlement and/or Rate Resets:
1-800-249-3865
1-704-383-8429

Payments to Counterparty:

Deutsche Bank National Trust Company Americas
ABA 021-001-033
A/C: 01419663
A/C: NYLTD Funds Control-Stars West
Ref: Soundview 2006-OPT4

6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivatives Documentation at 704-383-9139. Once we receive this we will send you two original confirmations for execution.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SP:__

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE FOR THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE SOUNDVIEW HOME LOAN TRUST 2006-OPT4 ASSET-BACKED CERTIFICATES, SERIES 2006-OPT4

By:
Name:
Title:

SCHEDULE I

(With respect to each Fixed Rate Payer Period End Date, all such dates are with No
Adjustment, and with respect to each Floating Rate Payer Period End Date, all such dates are subject to adjustment in accordance with the Following Business Day
Convention)

Accrual Start Date	Accrual End Date	Calculation Amount
06/25/2006	07/25/2006	$3,930,013.27
07/25/2006	08/25/2006	$3,883,988.21
08/25/2006	09/25/2006	$3,825,936.50
09/25/2006	10/25/2006	$3,748,327.58
10/25/2006	11/25/2006	$3,663,304.81
11/25/2006	12/25/2006	$3,571,106.34
12/25/2006	01/25/2007	$3,471,972.71
01/25/2007	02/25/2007	$3,366,233.65
02/25/2007	03/25/2007	$3,254,501.48
03/25/2007	04/25/2007	$3,138,748.36
04/25/2007	05/25/2007	$3,025,890.98
05/25/2007	06/25/2007	$2,917,182.73
06/25/2007	07/25/2007	$2,810,592.89
07/25/2007	08/25/2007	$2,707,764.72
08/25/2007	09/25/2007	$2,606,054.74
09/25/2007	10/25/2007	$2,490,472.83
10/25/2007	11/25/2007	$2,381,982.40
11/25/2007	12/25/2007	$2,279,698.25
12/25/2007	01/25/2008	$2,184,427.01
01/25/2008	02/25/2008	$2,101,641.39
02/25/2008	03/25/2008	$2,009,317.50
03/25/2008	04/25/2008	$1,855,804.65
04/25/2008	05/25/2008	$1,704,433.61
05/25/2008	06/25/2008	$1,569,490.67
06/25/2008	07/25/2008	$1,455,212.83
07/25/2008	08/25/2008	$1,388,487.07
08/25/2008	09/25/2008	$1,332,691.05
09/25/2008	10/25/2008	$1,279,327.92
10/25/2008	11/25/2008	$1,228,249.86
11/25/2008	12/25/2008	$1,179,351.56
12/25/2008	01/25/2009	$1,132,533.52
Accrual Start Date	Accrual End Date	Calculation Amount
01/25/2009	02/25/2009	$1,087,703.33
02/25/2009	03/25/2009	$1,044,773.04
03/25/2009	04/25/2009	$1,003,658.20
04/25/2009	05/25/2009	$964,282.00
05/25/2009	06/25/2009	$926,565.77
06/25/2009	07/25/2009	$890,434.25
07/25/2009	08/25/2009	$855,817.44
08/25/2009	09/25/2009	$822,648.70
09/25/2009	10/25/2009	$790,864.31
10/25/2009	11/25/2009	$760,403.54
11/25/2009	12/25/2009	$731,208.41
12/25/2009	01/25/2010	$703,223.41
01/25/2010	02/25/2010	$676,395.60
02/25/2010	03/25/2010	$650,674.49
03/25/2010	04/25/2010	$626,011.83
04/25/2010	05/25/2010	$602,361.56
05/25/2010	06/25/2010	$579,679.71
06/25/2010	07/25/2010	$557,924.25
07/25/2010	08/25/2010	$537,054.70
08/25/2010	09/25/2010	$517,032.04
09/25/2010	10/25/2010	$497,817.74
10/25/2010	11/25/2010	$479,375.28
11/25/2010	12/25/2010	$461,675.83
12/25/2010	01/25/2011	$444,688.14
01/25/2011	02/25/2011	$428,381.52
02/25/2011	03/25/2011	$412,724.91

EXHIBIT R

FORM OF SWAP ADMINISTRATION AGREEMENT

SWAP ADMINISTRATION AGREEMENT

This Swap Administration Agreement, dated as of May 26, 2006 (this “Agreement”), among Deutsche Bank National Trust Company (“Deutsche Bank”), as swap administrator (in such capacity, the “Swap Administrator”) and as trustee and supplemental interest trust trustee under the Pooling and Servicing Agreement, as hereinafter defined (in such capacity, the “Trustee” and “Supplemental Interest Trust Trustee”), and Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates.

WHEREAS, the Trustee, on behalf of the holders of the Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4, is counterparty to an Interest Rate Swap Agreement (the “Swap Agreement”), a copy of which is attached hereto as Exhibit A, between the Trustee and Wachovia Bank, N.A. (“WB”); and

WHEREAS, it is desirable to irrevocably appoint the Swap Administrator, and the Swap Administrator desires to accept such appointment, to receive and distribute funds payable by WB under the Swap Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of May 1, 2006 (the “Pooling and Servicing Agreement”), among Financial Asset Securities Corp., as Depositor, Option One Mortgage Corporation, as servicer, and Deutsche Bank National Trust Company as trustee relating to the Soundview Home Loan Trust 2006-OPT4, Asset-Backed Certificates, Series 2006-OPT4 (the “Certificates”), or in the related Indenture as the case may be, as in effect on the date hereof.

2.       Swap Administrator.

(a)  The Swap Administrator is hereby irrevocably appointed to receive all funds paid to the Supplemental Interest Trust Trustee by WB, or its successors in interest (the “Swap Provider”) under the Swap Agreement (including any Swap Termination Payment) and the Swap Administrator hereby accepts such appointment and hereby agrees to receive such amounts and to distribute on each Distribution Date such amounts in the following order of priority:

(i)  first, to the Trustee for deposit into the Swap Account, an amount equal to the sum of the following amounts remaining outstanding after distribution of the Net Monthly Excess Cashflow: (A) Unpaid Interest Shortfall Amounts, (B) Net WAC Rate Carryover Amounts; (C) an amount necessary to maintain or restore the Overcollateralization Target Amount; and (D) any Allocated Realized Loss Amounts;

(ii)  second, to Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, any amounts remaining after payment of (i) above, provided, however, upon the issuance of notes by an issuer (the “Trust”), secured by all or a portion of the Class C Certificates and the Class P Certificates (the “NIM Notes”), Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, hereby instructs the Swap Administrator to make any payments under this clause 2(a)(ii):

(A)  to the Indenture Trustee for the Trust, for deposit into the Note Account (each as defined in the related Indenture), for distribution in accordance with the terms of the Pooling and Servicing Agreement until satisfaction and discharge of the Indenture; and

(B)  after satisfaction and discharge of the Pooling and Servicing Agreement, to the Holders of the Class C Certificates, pro rata based on the outstanding Notional Amount of each such Certificate.

(b)  The Swap Administrator agrees to hold any amounts received from the Supplemental Interest Trust Trustee in trust upon the terms and conditions and for the exclusive use and benefit of the Trustee and the Indenture Trustee, as applicable (in turn for the benefit of the Certificateholders, the Noteholders and the NIMS Insurer, if any) as set forth herein. The rights, duties and liabilities of the Swap Administrator in respect of this Agreement shall be as follows:

(i) The Swap Administrator shall have the full power and authority to do all things not inconsistent with the provisions of this Agreement that may be deemed advisable in order to enforce the provisions hereof. The Swap Administrator shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Swap Administrator shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Swap Administrator, shall be likely to involve expense or liability to the Swap Administrator, unless the Swap Administrator shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.

(ii) The Swap Administrator shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or the NIMS Insurer, if any, or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Swap Administrator or exercising any right or power conferred upon the Swap Administrator under this Agreement.

(iii) The Swap Administrator may perform any duties hereunder either directly or by or through agents or attorneys of the Swap Administrator. The Swap Administrator shall not be liable for the acts or omissions of its agents or attorneys so long as the Swap Administrator chose such Persons with due care.

3.  Swap Account. The Swap Administrator shall segregate and hold all funds received from the Supplemental Interest Trust Trustee (including any Swap Termination Payment) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Swap Administrator one or more segregated accounts (such account or accounts, the “Swap”) as described in the Pooling and Servicing Agreement.

4.      Replacement Swap Agreements.

The Trustee shall, at the direction of the NIMS Insurer, if any, or, with the consent of the NIMS Insurer, if any, at the direction of Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, enforce all of its rights and exercise any remedies under the Swap Agreement. In the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, shall find a replacement counterparty to enter into a replacement swap agreement.

Any Swap Termination Payment received by the Swap Administrator shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Provider.

Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Swap Administrator of the Swap Termination Payment paid by the terminated Swap Provider, the Swap Administrator shall deposit such Swap Termination Payment into a separate, non-interest bearing account, established by the Swap Administrator and the Swap Administrator shall, on each Distribution Date, withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Trust by the original Swap Provider (computed in accordance with Exhibit A) and distribute such amount in accordance with Section 2(a) of this Agreement. On the Distribution Date immediately after the termination date of the original Swap Agreement, the Swap Administrator shall withdraw any funds remaining in such account and distribute such amount in accordance with Section 2(a)(ii) of this Agreement.

5.  Representations and Warranties of Deutsche Bank. Deutsche Bank represents and warrants as follows:

(a)  Deutsche Bank is duly organized and validly existing as a national trust company under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Swap Administrator hereunder.

(b)  The execution, delivery and performance of this Agreement by Deutsche Bank as Trustee have been duly authorized in the Pooling and Servicing Agreement.

(c)  This Agreement has been duly executed and delivered by Deutsche Bank as Swap Administrator, the Trustee and the Supplemental Interest Trust Trustee and is enforceable against Deutsche Bank in such capacities in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

6.       Replacement of Swap Administrator.

Any corporation, bank, trust company or association into which the Swap Administrator may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Swap Administrator shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Swap Administrator, shall be the successor of the Swap Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.

No resignation or removal of the Swap Administrator and no appointment of a successor Swap Administrator shall become effective until the appointment by Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, of a successor swap administrator acceptable to the NIMS Insurer, if any. Any successor swap administrator shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor swap administrator all such rights and powers conferred by this Agreement.

The Swap Administrator may resign at any time by giving written notice thereof to the other parties hereto with a copy to the NIMS Insurer, if any. If a successor swap administrator shall not have accepted the appointment hereunder within 30 days after the giving by the resigning Swap Administrator of such notice of resignation, the resigning Swap Administrator may petition any court of competent jurisdiction for the appointment of a successor swap administrator acceptable to the NIMS Insurer, if any.

In the event of a resignation or removal of the Swap Administrator, Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, shall promptly appoint a successor Swap Administrator acceptable to the NIMS Insurer, if any. If no such appointment has been made within 10 days of the resignation or removal, the NIMS Insurer, if any, may appoint a successor Swap Administrator.

7.	Trustee Obligations.

Whenever the Supplemental Interest Trust Trustee, as a party to the Swap Agreement, has the option or is requested in such capacity, whether such request is by the counterparty to such agreement, to take any action or to give any consent, approval or waiver that it is on behalf of the Trust entitled to take or give in such capacity, including, without limitation, in connection with an amendment of such agreement or the occurrence of a default or termination event thereunder, the Supplemental Interest Trust Trustee shall promptly notify the parties hereto and the NIMS Insurer, if any, of such request in such detail as is available to it and, shall, on behalf of the parties hereto and the NIMS Insurer, if any, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, or the NIMS Insurer, if any, shall direct in writing; provided that if no such direction is received prior to the date that is established for taking such action or giving such consent, approval or waiver (notice of which date shall be given by the Supplemental Interest Trust Trustee to the parties hereto and the NIMS Insurer, if any), the Supplemental Interest Trust Trustee may abstain from taking such action or giving such consent, approval or waiver.

The Trustee shall forward to the parties hereto and the NIMS Insurer, if any, on the Payment Date following its receipt thereof copies of any and all notices, statements, reports and/or other material communications and information (collectively, the “Swap Reports”) that it receives in connection with the Swap Agreement or from the counterparty thereto.

8.	Miscellaneous.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)  Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Swap Administrator irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Swap Administrator waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

(c)  This Agreement may be amended, supplemented or modified in writing by the parties hereto, but only with the consent of the NIMS Insurer, if any.

(d)  This Agreement may not be assigned or transferred without the prior written consent of the NIMS Insurer, if any; provided, however, the parties hereto acknowledge and agree to the assignment of the rights of Greenwich Capital Markets, Inc., as majority holder of the Class C Certificates, as provided under this Agreement pursuant to the Sale Agreement, the Trust Agreement and the Indenture.

(e)  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(f)  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(h)  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

(i)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

9.  Third-Party Beneficiary. Each of the Note Insurer, the Backup Note Insurer and the Indenture Trustee, if any, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

10.  Swap Administrator and Trustee Rights. The Swap Administrator shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement, and the Indenture Trustee under the Indenture, in each case as if specifically set forth herein with respect to the Swap Administrator.

The Trustee shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement as if specifically set forth herein with respect to the Swap Administrator.

11.  Limited Recourse. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement. Notwithstanding any other provisions of this Agreement, the obligations of the Trustee under this Agreement are non-recourse to the Trustee, its assets and its property, and shall be payable solely from the assets of the Trust Fund, and following realization of such assets, any claims of any party hereto shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, Trustee, agent or affiliate of the Trustee or any person owning, directly or indirectly, any legal or beneficial interest in the Trustee, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amount payable under this Agreement. The parties hereto shall not enforce the liability and obligations of the Trustee to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Trustee, subject to the following sentence, or the Exculpated Parties. The agreements in this paragraph shall survive termination of this Agreement and the performance of all obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY as Swap Administrator

By:
Name: Title:
By:
Name: Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement

By:
Name: Title:
By:
Name:
Title:

GREENWICH CAPITAL MARKETS, INC., as majority holder of the Class C Certificates

By:
Name:
Title:

EXHIBIT A

SWAP AGREEMENT

SEE EXHIBIT Q TO THE POOLING AND SERVICING AGREEMENT

ANNEX I

The amounts paid under clause 2(a)(ii) of the Swap Administration Agreement shall be calculated as follows:

Floating Amount:

Floating Rate Payer:	Deutsche Bank National Trust Company

Cap Rate:	15.00%

Floating Amount
To be determined in accordance with the following formula:

The product of: (i) 250; (ii) the Cap Rate, (iii) the Notional Amount; and (iv) the Floating Rate Day Count Fraction;

provided, however, the Swap Administrator will only be obligated to pay the Floating Amount up to the amount remaining after payments are made under clause 2(a)(i) of the Swap Administration Agreement.

The Floating Amount shall be paid to the Indenture Trustee for payment in accordance with Section 2.09(e) of the Indenture.

Floating Rate Day Count Fraction:	Actual/360.

Notional Amount:	The amount set forth for such period in the Amortization Schedule A.

SCHEDULE A TO ANNEX I

SEE ANNEX 3 TO THE PROSPECTUS SUPPLEMENT

EXHIBIT S

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator (may be the Trustee, or may be the Master Servicer)
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:         X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Trustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	To the extent applicable	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	[X]	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	If applicable
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X	X

EXHIBIT T

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 4.07(a)(iv). If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.02 statement” are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Trustee based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.02 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.02 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.02 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.02 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.02 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.02 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.02 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.02 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.02 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.02 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.02 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.02 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.02 statement. Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.02 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report; Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.02 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Depositor Form 10-D report: Depositor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Trustee
Issuing entity
Master Servicer
Originator
Custodian
Seller Depositor Trustee Trustee Depositor Master Servicer Originator Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	N/A
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
[TBD] [TBD] Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Servicer or Trustee, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, Trustee, Swap Provider, Cap Provicer, Custodian
Depositor/Servicer/Trustee
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.02 statement
N/A
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting material modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Master Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Master Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
[TBD] [TBD] Depositor
		Seller Depositor Trustee Issuing entity Master Servicer Originator Custodian	Seller Depositor Trustee Issuing entity Master Servicer Originator Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee

Issuing entity
Master Servicer
Originator
Custodian

Credit Enhancer/Support Provider, if any
Significant Obligor, if any

Seller
Depositor
Trustee (only with respect to affiliations and relationships with the sponsor, depositor or issuing entity)
Issuing Entity
Master Servicer
Originator
Custodian (only with respect to affiliations and relationships with the sponsor, depositor or issuing entity)

Depositor
Depositor

		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 -Servicer Compliance Statement	Master Servicer

SCHEDULE I

PREPAYMENT CHARGE SCHEDULE

Available Upon Request

SCHEDULE II

Distribution Date	Base Calculation Amount ($)	Distribution Date	Base Calculation Amount ($)
June 25, 2006	0.00	October 25, 2008	1,279,327.92
July 25, 2006	3,930,013.27	November 25, 2008	1,228,249.86
August 25, 2006	3,883,988.21	December 25, 2008	1,179,351.56
September 25, 2006	3,825,936.50	January 25, 2009	1,132,533.52
October 25, 2006	3,748,327.58	February 25, 2009	1,087,703.33
November 25, 2006	3,663,304.81	March 25, 2009	1,044,773.04
December 25, 2006	3,571,106.34	April 25, 2009	1,003,658.20
January 25, 2007	3,471,972.71	May 25, 2009	964,282.00
February 25, 2007	3,366,233.65	June 25, 2009	926,565.77
March 25, 2007	3,254,501.48	July 25, 2009	890,434.25
April 25, 2007	3,138,748.36	August 25, 2009	855,817.44
May 25, 2007	3,025,890.98	September 25, 2009	822,648.70
June 25, 2007	2,917,182.73	October 25, 2009	790,864.31
July 25, 2007	2,810,592.89	November 25, 2009	760,403.54
August 25, 2007	2,707,764.72	December 25, 2009	731,208.41
September 25, 2007	2,606,054.74	January 25, 2010	703,223.41
October 25, 2007	2,490,472.83	February 25, 2010	676,395.60
November 25, 2007	2,381,982.40	March 25, 2010	650,674.49
December 25, 2007	2,279,698.25	April 25, 2010	626,011.83
January 25, 2008	2,184,427.01	May 25, 2010	602,361.56
February 25, 2008	2,101,641.39	June 25, 2010	579,679.71
March 25, 2008	2,009,317.50	July 25, 2010	557,924.25
April 25, 2008	1,855,804.65	August 25, 2010	537,054.70
May 25, 2008	1,704,433.61
June 25, 2008	1,569,490.67
July 25, 2008	1,455,212.83
August 25, 2008	1,388,487.07
September 25, 2008	1,332,691.05